Exhibit 10.9

BUILDING LOAN AGREEMENT
Dated as of January 24, 2023

Between

CHAPEL DRIVE EAST, LLC,
as Borrower

and

OCEANVIEW LIFE AND ANNUITY COMPANY,
as Lender

TABLE OF CONTENTS

SCHEDULES

Schedule I – Rent Roll
Schedule II – Intentionally Omitted
Schedule III – Organizational Chart
Schedule IV - Construction Schedule
Schedule 2.8 - Notional Schedule for Rate Cap
Schedule 2.10 - Project Budget

EXHIBITS

Exhibit A – Form of Tenant Direction Notice
Exhibit 1.1(a) - Form of Dual Obligee and Modification Rider
Exhibit 2.17(h) Borrowing Certificate
Exhibit 2.17(i)(i) General Contractor’s Agreement
Exhibit 2.17(i)(iii) Certificate of Architect/Other Design Professionals
Exhibit 2.17(f)(ix) Architect’s Certificate
Exhibit 2.17(w) Anticipated Cost Report
Exhibit 2.18(j)(iii) Performance Letter
Exhibit 2.19(e) Punch List Item Certificate

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT, dated as of January 24th, 2023 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation (together with its successors and assigns, “Lender”), having an address at c/o Oceanview Asset Management, 142 West 57th Street, 3rd Floor, New York, New York 10019, and CHAPEL DRIVE EAST, LLC, a Delaware limited liability company (“Borrower”), having its principal place of business at c/o Charles Street Partners, 1430 Larimer Street, Suite 302, Denver, Colorado 80202.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as defined herein) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as defined herein).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent, the following terms shall have the respective meanings indicated:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise is acceptable to Lender.

“Account Collateral” shall mean all of Borrower’s right, title and interest in and to (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in investments in the Accounts; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean the Cash Management Account, the Lockbox Account, the Reserve Accounts and any other account (including any book-entry sub-account) established (or to be established) by this Agreement or the other Loan Documents or into which Reserve Funds are deposited.

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“ACRES Affiliates” shall mean, so long as ACRES Commercial Realty Corp., a Delaware corporation (the “REIT”) is publicly traded on a nationally recognized stock exchange, any Person that is wholly owned (whether directly or indirectly) by the REIT and (a) Controlled by the REIT or (b) under common Control with the REIT.

“ACRES Change of Control Conditions” shall mean that (a) Borrower has provided Lender written notice of the occurrence of a Removal Event (as such term is defined in Section 5.2 of the Joint Venture’s operating agreement), which notice shall contain reasonably sufficient detail to enable Lender to determine that ACRES and/or any ACRES Affiliate has been duly appointed as the replacement managing member of the Joint Venture (in such capacity, the “ACRES Managing Member”), provided that if an ACRES Affiliate becomes the ACRES Managing Member and customary background and “know your customer” searches were not delivered with respect to such ACRES Affiliate in connection with the closing of the Loan, then such change in Control shall be conditioned upon the delivery of customary searches reasonably requested by Lender in writing (including, but not limited to, credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such ACRES Affiliate), (b) the ACRES Managing Member shall thereafter (i) have Control of the Borrower and (ii) control the day-to-day management and operations of the Property, (c) (i) if Completion has not yet occurred, ACRES engages a replacement construction manager pursuant to a construction management agreement, each of which must be acceptable to Lender in its sole, but reasonable discretion and delivers such documentation relating to the construction manager and the construction management agreement as may be reasonably required by Lender or (ii) if Completion has occurred, the Property shall be managed by a Qualified Manager, (d) such Transfer does not result in ACRES, together with other ACRES Affiliates and the REIT, owning in the aggregate less than a fifty-one percent (51%) indirect interest in Borrower and (e) Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with the related Transfer.

“Act” shall have the meaning set forth in Section 5.1 hereof.

“Additional Advance” shall have the meaning set forth in Section 2.1.2 hereof.

“Advance Request” shall have the meaning set forth in Section 2.17(h) hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, SPE Party, or any Guarantor.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alternate Benchmark Rate” shall mean the sum of (a) the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2.2(b) hereof and (b) the Spread. Notwithstanding the foregoing, in no event shall the Alternate Benchmark Rate be less than the sum of (i) the Spread and (ii) the Benchmark Floor.

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“Alternate Benchmark Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon any Benchmark other than Term SOFR or the Federal Funds Rate.

“Alteration Threshold” shall mean an amount equal to two percent (2%) of the Outstanding Principal Balance.

“Alterations Security” shall have the meaning set forth in Section 4.1.20 hereof.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower for the applicable Fiscal Year.

“Anticipated Cost Report” shall mean each anticipated cost report submitted to Lender in connection with an Additional Advance pursuant to Section 2.17(w) hereof.

“Appraisal” means a written statement setting forth an opinion of the market value of the Property that (a) has been independently and impartially prepared by a member of the American Institute of Real Estate Appraisers directly engaged by Lender, (b) meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (FIRREA), and (c) has been reviewed as to form and content and approved by Lender in its sole discretion.

“Approved Accounting Method” shall mean GAAP, cash basis accounting, federal tax basis accounting, or such other method of accounting as may be reasonably acceptable to Lender, in each case consistently applied.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.11 hereof.

“Approved Extraordinary Expense” shall mean an operating expense of the Property not set forth on the Approved Annual Budget but approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed). To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request to Lender for an Approved Extraordinary Expense that is less than $100,000.00 and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to such operating expense.

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided that (i) the foregoing shall only be deemed Approved ID Providers to the extent acceptable to Lender and (ii) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender.

“Approved Operating Expense” shall mean an operating expense of the Property set forth on the Approved Annual Budget.

“Approved Replacement Guarantor” shall mean a Qualified Transferee (i) whose identity and experience in owning and operating properties comparable to the Property is

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acceptable to Lender in accordance with the Prudent Lender Standard, and (ii) who either Controls Borrower, or owns a direct or indirect interest in Borrower, and (iii) who satisfies the requirements of the Guaranty as to liquidity and Net Worth. Notwithstanding anything to the contrary contained herein, Lender hereby acknowledges and agrees that the REIT shall be deemed to be an Approved Replacement Guarantor provided that at the time the REIT is initially provided as an Approved Replacement Guarantor, (a) the REIT is not under investigation by the Securities and Exchange Commission and (b) (i) Net Worth of the REIT is no less than fifty percent (50%) of what exists as of September 30, 2022 and (ii) the Unencumbered Liquid Assets (as defined in the Guaranty) of the REIT is no less than $10,000,000.00.

“Architect’s Certificate” shall have the meaning as set forth in Section 2.17(e) hereof.

“Architect’s Contract” shall mean that certain contract for architectural services, dated as of May 26, 2022, between Borrower and Borrower’s Architect.

“Assignment of Management Agreement” shall mean an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or such other assignment of management agreement and subordination of management fees reasonably acceptable to Lender), among Lender, Borrower and Manager and delivered in satisfaction of Borrower’s obligations pursuant to Section 4.1.21 hereof, as the same may thereafter be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, as any of the same may be amended from time to time.

“Bankruptcy Recourse Event” shall mean the occurrence of any one or more of the following: (i) Borrower (and/or SPE Party, if any) files a voluntary petition under the Bankruptcy Code or any other Creditors’ Rights Law; (ii) any Restricted Party files, or joins in the filing of, an involuntary petition against Borrower (and/or SPE Party, if any) under the Bankruptcy Code or any other Creditors’ Rights Law, or colludes or cooperates with any creditors to cause, or facilitates or coordinates, such filing, or solicits or causes to be solicited petitioning creditors for such involuntary petition against Borrower (and/or SPE Party, if any) from any Person; (iii) Borrower (and/or SPE Party, if any) files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Creditors’ Rights Law; (iv) any Restricted Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property (and/or SPE Party, if any); (v) Borrower (and/or SPE Party, if any) makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vi) any Restricted Party contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law involving Borrower (and/or SPE Party, if any); or

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(vii) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors’ Rights Law and Guarantor or any of its Affiliates receives a direct or indirect equity interest in Borrower or the Property or other financial benefit of any kind as a result of a “new value” plan or equity contribution.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate for a tenor of one month; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2.2(b). Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Benchmark be less than the Benchmark Floor.

“Benchmark Conversion” shall mean the conversion by Lender of the Loan from a SOFR Loan to a Loan with an Interest Rate using the Benchmark Replacement, in accordance with Section 2.2.2(b) hereof.

“Benchmark Floor” shall mean two percent (2.0%).

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate that has been selected by Lender as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, such rate, or the underlying rate components thereof, is displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion. If the Benchmark Replacement as determined above would be less than the Benchmark Floor, the Benchmark Replacement will be deemed to be the Benchmark Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated bilateral credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

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(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are not, or as a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean (a) unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark in accordance with Section 2.2.2(b), the period (if any) during which, for any reason Lender determines (which determination shall be conclusive and binding absent manifest error) that, other than as a result of a Benchmark Transition Event, reasonable and adequate means do not exist for ascertaining such Benchmark for any Interest Period or (b) the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2.2(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2.2(b).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower’s Architect” shall mean Humphreys & Partners Architects/Florida, L.L.C., a Florida limited liability company.

“Borrower’s Operating Account” shall mean the operating account and any other similar bank accounts established by, or on behalf of, Borrower with respect to the operation, leasing and/or management of the Property, as such account or accounts may, except during the continuance of an Event of Default, be replaced from time to time by Borrower upon at least ten (10) Business Days’ prior written notice to Lender, Lockbox Bank (if applicable) and (if applicable) Cash Management Bank.

“Borrower Party” and “Borrower Parties” shall mean each of Borrower, SPE Party, Sponsor, Guarantor and any Affiliated Manager.

“Breakage Costs” shall have the meaning set forth in Section 2.2.2(h) hereof.

“Budget Line” shall have the meaning as set forth in Section 2.10 hereof.

“Building Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement in the principal amount of up to the Building Loan Amount.

“Building Loan Amount” shall mean an amount of up to $48,000,000.00.

“Building Loan Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Building Loan Contingency (Hard Costs)” shall mean the amount allocated as contingency reserve in the Project Budget for “Hard Costs” of construction.

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“Building Loan Contingency (Soft Costs)” shall mean the amount allocated as contingency reserve in the Project Budget for “Soft Costs” of construction.

“Building Loan Costs” shall mean those Total Project Related Costs that are to be funded from proceeds of the Building Loan, subject to availability and satisfaction of all applicable conditions to Additional Advances hereunder.

“Building Loan Documents” shall mean, collectively, this Agreement, the Building Loan Note, the Building Loan Mortgage, the Building Loan Assignment of Leases, the Environmental Indemnity, the Guaranty, any Interest Rate Cap Agreement to the extent that the same relates to the Building Loan, the Collateral Assignment of Interest Rate Cap Agreement, as applicable, as well as all other documents now or hereafter executed and/or delivered by Borrower or a Guarantor with respect to the Building Loan (including, if and when applicable, the Assignment of Management Agreement, the Cash Management Agreement and the Lockbox Agreement).

“Building Loan Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, executed and delivered by Borrower to Lender as security for the Building Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Building Loan Note” shall mean that certain Building Loan Promissory Note, dated of even date herewith, in the maximum principal amount of up to the Building Loan Amount, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented, split or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York or in the State in which the Property is located are not open for business.

“Buyout Threshold” shall mean a ratio of not less than eighty percent (80%), consisting of the quotient derived by dividing (a) the applicable value of all executed subcontracts and materials purchase contracts entered into by General Contractor with respect to the Improvements, all in form and substance acceptable to Lender by (b) the contract value of the General Contractor’s Agreement.

“Buyout Threshold Condition” shall mean that the Buyout Threshold has been satisfied, as evidenced by the delivery of the General Contractor’s buyout log (the “Buyout Log”) and reasonably verified by Lender and its Construction Consultant.

“C-PACE Loan” shall mean that certain loan in the approximate amount of $15,509,965.92 made by Florida Pace Funding Agency on the date hereof to Borrower, which loan will finance certain capital improvements to enhance the energy efficiency of the Property, and which will be secured by a lien on the Property.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

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“Carry Guaranty” shall mean that certain Carry Guaranty Agreement, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall mean a cash management agreement in form and substance acceptable to Lender in its sole discretion, which shall be dated on or about the date of Completion by and among Borrower, Lender and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean the Eligible Institution which maintains the cash management account under the Cash Management Agreement.

“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions hereof (including, without limitation, those contained in Section 2.7 hereof) and of the other Loan Documents related to, in each case, the Lockbox Agreement, the Cash Management Agreement and other related matters.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4 hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4 hereof.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director’s duties under the LLC Agreement, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change Order Log” shall mean a change order log from the General Contractor which details all executed changes orders (since the delivery of the most recent Change Order Log) and any pending change orders.

“Closing Date” shall mean the date of this Agreement.

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“Closing Statement” shall mean the final iteration of that certain closing statement, as prepared by Lender and executed by Borrower, in connection with the initial closing of the Loan and the release of the Building Loan Documents from escrow.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Complete” (and the lower-case version thereof) shall mean, with respect to all of the work constituting the Total Project Related Costs pursuant to the Project Budget, that (i) such work is substantially completed in accordance with the Lender-approved Plans and Specifications and all Legal Requirements, subject only to the completion of Punch List Items, as evidenced to the reasonable satisfaction of Lender and certified by the Construction Consultant, (ii) if required by Legal Requirements, a temporary certificate of occupancy (or similar) has been obtained, (iii) the Property is open for business, (iv) subject to any contest rights contained herein, the Property is free of all mechanics’, materialmen’s, and other similar liens (or such liens have otherwise been bonded over to Lender’s satisfaction), (v) Lender has received copies of all warranties from suppliers covering materials, equipment and appliances included within the applicable component of the work, and (vi) Lender has received final, unconditional lien waivers from the General Contractor and all Trade Contractors who have performed work through the date of substantial completion, which shall exclude any Punch List Items and retainage held back by Borrower prior to the issuance of the final certificate of occupancy, “as-built” drawings, and the Final Survey. The terms “Completed” and “Completion” (and lower-case versions thereof) shall have the same meaning when used in the Loan Documents.

“Completion Date” shall mean December 31, 2024, as the same may be extended for a Force Majeure Event, subject to Lender’s verification that a Force Majeure Event has occurred in the exercise of its commercially reasonable discretion.

“Completion Guaranty” shall mean that certain Completion Guaranty Agreement, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Reference Time”, “Interest Period”, “Payment Date”, and “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions, the rounding of amounts, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the

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applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides from time to time may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Constituent Members” shall have the meaning set forth in Section 5.2 hereof.

“Construction Consultant” shall mean Partner Engineering & Science, Inc. or such other Person as Lender may designate and engage as a replacement to inspect the Improvements and the Property as construction progresses and consult with and to provide advice to and to render reports to Lender, which Person may be, at Lender’s option upon notice to Borrower, either an officer or employee of Lender or consulting architects, engineers or inspectors appointed by Lender.

“Construction Schedule” shall mean the schedule, broken down by trade, of the estimated dates of commencement and completion of the Improvements certified by Borrower to Lender dated as of the date of the related Advance Request. The Construction Schedule as of the date hereof is attached hereto as Schedule IV.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, beneficial interests, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean the counterparty under any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, which counterparty shall satisfy the Minimum Counterparty Rating and otherwise be acceptable to Lender.

“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.

“Creditors’ Rights Laws” shall mean any existing or future law (whether statute or case law) of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to debts or debtors, including, without limitation, the Bankruptcy Code.

“Crowdfunding” shall mean any offer or sale of equity or debt securities of Borrower, Sponsor or Guarantor or any Affiliate of any of them, involving or relating to direct or indirect interests, or any combination of direct or indirect interests, in any of the foregoing Persons, that is conducted or proposed to be conducted via the internet or through the use of other general solicitation or advertising of the investment opportunity to prospective investors by the issuer of such securities or an online or other funding portal in a transaction or series of transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, including but not limited to pursuant to the exemptions provided by Section 4(a)(6) thereof or Rule 506(c) promulgated thereunder, any other similar state securities law, or any similar transaction.

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“Debt” shall mean the Outstanding Principal Balance set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, without limitation, the Minimum Interest Payment Amount, Exit Fee and Breakage Costs, if applicable) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if any) and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean, as of any date of calculation, the ratio of (i) the Underwritable Cash Flow for the trailing 12-month period from the date of calculation, to (ii) Debt Service for such period, such Debt Service to be calculated (a) based upon the Monthly Debt Service Payment Amount, (b) assuming that the Loan is in place for the entirety of said period and (c) assuming a 360 month amortization of the Loan, regardless of whether any Interest Only Period was in effect.

“Debt Service Coverage Ratio (Extension)” shall mean, as of any date of calculation, the ratio of (i) the Underwritable Cash Flow for the trailing 12-month period from the date of calculation, to (ii) Debt Service for such period, such Debt Service to be calculated assuming (a) an Interest Rate equal to the sum of the Strike Rate plus the Spread, (b) that the Loan is in place for the entirety of said period and (c) a 360-month amortization of the Loan, regardless of whether any Interest Only Period was in effect.

“Debt Service Coverage Ratio (First Extension)” shall mean, as of any date of calculation, the ratio of (i) the Underwritable Cash Flow (First Extension) to (ii) Debt Service for the subsequent twelve (12) month period, such Debt Service to be calculated assuming (a) an Interest Rate equal to the sum of the Strike Rate plus the Spread and (b) that the Loan is in place for the entirety of said period.

“Debt Yield” shall mean, as of any date of calculation, the percentage obtained by dividing: (i) Underwritable Cash Flow for the trailing 12-month period by (ii) the Outstanding Principal Balance.

“Debt Yield (Extension)” shall mean, as of any date of calculation, the percentage obtained by dividing: (i) (x) in connection with the First Extension option, the Underwritable Cash Flow (First Extension) and (y) in connection with the second and third Extension Options, the Underwritable Cash Flow for the trailing 12-month period, by (ii) the Outstanding Principal Balance.

“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS

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REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time frame. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the Maximum Legal Rate and (ii) five percent (5%) above the Interest Rate.

“Deposit Period” shall have the meaning set forth in Section 2.7.2(d) hereof.

“Disbursement Conditions for Capital Expenditures or Replacements” shall mean each of the following: (i) Borrower shall have submitted a request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower has requested such payment be made, which request specifies the Capital Expenditures or Replacement, as applicable, to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing, (iii) Lender shall have received (a) an Officer’s Certificate from Borrower stating that the items to be funded by the requested disbursement are for Capital Expenditures or Replacements, as applicable, and a description thereof, and that such Capital Expenditures or Replacements to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, identifying each Person that supplied materials or labor in connection with the Capital Expenditures or Replacements and stating that each such Person has been paid in full or will be paid in full with such disbursement, and stating that the Capital Expenditures or Replacements to be funded have not been the subject of a previous disbursement, (b) evidence reasonably satisfactory to Lender that such costs have been incurred, (c) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Capital Expenditures or Replacements, and (d) invoices, lien waivers or other evidence of payment satisfactory to Lender (unless direct payment is requested, upon which conditional lien waivers may be delivered, followed by lien waivers upon payment), and (iv) such other evidence as Lender shall reasonably request to demonstrate that the Replacements to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement.

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“Disbursement Schedule” shall mean the schedule of the amounts of Additional Advances anticipated to be requisitioned by Borrower each month during the term of the Loan, dated as of the date hereof.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Dual Obligee and Modification Rider” shall mean a dual obligee and modification rider in the form attached hereto as Exhibit 1.1(a) attached hereto.

“Economic Occupancy” shall mean, (a) with respect to any commercial Tenant, that such Tenant (i) is bound by a valid written Lease for the demised premises and has accepted the space demised to it pursuant to the related Lease, and acknowledged that Borrower has completed all fit-out, work and other conditions required under such Lease, (ii) has taken occupancy of its space, and is using substantially all of such space for the purposes contemplated by such Lease, and (iii) has made the first full unabated monthly payment of base rent under such Lease, provided, however, that a commercial Tenant shall not be deemed to be in “Economic Occupancy” to the extent that any of the following conditions exist with respect to such Tenant or its Lease: (A) a Tenant that is the subject of a proceeding under any Creditors’ Rights Law and has not affirmed its Lease in the applicable proceeding under the Bankruptcy Code pursuant to a final, non-appealable order of a court of competent jurisdiction; (B) the Tenant is in default under its Lease in the payment of rent for a period of more than thirty (30) days or with respect to any other material default for a period beyond any applicable notice and cure periods; (C) a Tenant that has expressed its intention (directly, constructively or otherwise) to not renew, terminate, cancel and/or reject its applicable Lease, (D) a Tenant whose tenancy at the Property is month-to-month, or (E) a Lease which expires within 90 days or less of the applicable date of calculation hereunder and (b) with respect to any residential Tenant, that such Tenant (i) is bound by a valid written Lease for the demised premises, and (ii) has made the first full unabated monthly payment of base rent under such Lease (or the payment of a security deposit in the amount of the first month’s rent under such Lease), provided, however, that a residential Tenant shall not be deemed to be in “Economic Occupancy” to the extent that the Tenant is in default under its Lease in the payment of rent for a period of more than thirty (30) days, provided further, that Lender shall agree to consider residential Tenants to be in “Economic Occupancy” for purposes of this definition that are in default under its Lease in the payment of a rent for a period of not more than forty-five (45) days so long as the portion of Tenants in monetary default for in excess of thirty (30) days does not exceed ten percent (10%) of the aggregate potential rent from the then-current Rent Roll.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least

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$50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (i) a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s), (ii) an institution that satisfies the then current requirements of “Eligible Institution” of the Rating Agency, (iii) Signature Bank, or (iv) Wells Fargo Bank, National Association.

“Embargoed Person” shall have the meaning set forth in Section 3.1.11 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable regulations issued pursuant thereto in temporary or final form.

“ERISA Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents related to, in each case, ERISA and other related matters (including, without limitation, those contained in Sections 3.1.18, 4.1.27 and 10.6.3 hereof)

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.7.2 hereof.

“Excess Cash Flow Account” shall have the meaning set forth in Section 7.7 hereof.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 7.7 hereof.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Entity” shall mean, so long as the REIT is publicly traded on a nationally recognized stock exchange, each of (a) the REIT, (b) ACRES Capital, LLC, a Delaware limited liability company, and (c) ACRES Capital Corp., a Delaware corporation.

“Exculpated Parties” shall have the meaning set forth in Section 10.7 hereof.

“Exit Fee” shall mean an amount equal to one percent (1.0%) of the full amount of the Loan.

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“Extension Fee” shall mean an amount equal to one-half of one percent (0.50%) of the full amount of the Loan.

“Extension Option” shall have the meaning set forth in Section 2.9 hereof.

“Extension Period” shall have the meaning set forth in Section 2.9 hereof.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by Lender from three federal funds brokers of recognized standing selected by Lender. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Funds Interest Rate” means the sum of (i) the Federal Funds Rate, (ii) one percent (1.0%) and (iii) the Spread.

“Federal Funds Interest Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Federal Funds Interest Rate.

“15% Capital Requirement” shall have the meaning as set forth in Section 4.1.39 hereof.

“Final Survey” shall mean a final survey, certified (by a land surveyor registered as such in the State) to Lender, and its successors and assigns, and the Title Company, which survey shall comply with Lender’s survey requirements and shall otherwise be acceptable to Lender and the Title Company and show the as‑built location of the completed Improvements (all of which shall be within lot lines of the Land and in compliance with all set‑back requirements) and all easements appurtenant thereto.

“First Interest Period” shall mean (i) if the Closing Date is the first (1st) day of a calendar month through the fourteenth (14th) day of a calendar month, the period from the Closing Date through and including the fourteenth (14th) day of such calendar month, or (ii) if the Closing Date is any other day of a calendar month, the period from the Closing Date through and including the fourteenth (14th) day of the calendar month following the calendar month during which the Closing Date occurs.

“Final Completion” shall mean that, in addition to the Completion of the Improvements, all Punch List Items shall have been completed substantially in accordance with the Plans and Specifications, all Legal Requirements and this Agreement, and that a permanent certificate of occupancy shall have been issued (if subject to any conditions, such conditions being acceptable to Lender) for the Improvements and evidence that all other governmental approvals have been issued and all other Legal Requirements have been satisfied so as to allow the Improvements to be used and operated in accordance with the Loan Documents.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

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“Fitch” shall mean Fitch Ratings, Inc.

“Force Majeure Event” shall mean any event or condition beyond the control of Borrower, including, without limitation, strikes, labor disputes, pandemics, acts of God, the elements, governmental restrictions (including those which prohibit contractors from physically being present at the Property to perform work required pursuant to their trade contracts), regulations or controls, war, enemy action, civil commotion, fire, casualty, accidents, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or materials, which causes delay; provided, however, that any lack of funds shall not be deemed to be a condition beyond the control of Borrower and provided, further, that any extension therefor shall not exceed ninety (90) days.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.2(f) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“General Contractor” shall mean Ruscilli Construction Co. LLC, an Ohio limited liability company.

“General Contractor’s Agreement” shall mean that certain AIA Document A133 - 2019, dated August 4, 2022 between Borrower and General Contractor, which General Contractor’s Agreement shall be a guaranteed maximum price contract which provides for the construction of the Improvements on the Land in accordance with the Plans and Specifications.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean (a) Jason Pollack, an individual with a principal place of residence at 4408 West 34th Avenue, Denver, Colorado 80212, (b) Frank Dellaglio, an individual with a principal place of residence at 11 Stoney Brook Road, Sherborn, Massachusetts 01770, and (c) ACRES Realty Funding, Inc., a Delaware corporation (“ACRES”), jointly and severally, either individually or collectively as the context indicates, together with their respective successors and permitted assigns.

“Guaranty” shall mean, individually or collectively, as the context may require, the Recourse Guaranty, the Carry Guaranty and the Completion Guaranty.

“Hard Costs” shall mean those Total Project Related Costs which are for labor, materials, equipment and fixtures.

“High Volatility Commercial Real Estate Loan” or “HVCRE” shall, together with any correlative thereof applicable at any time, have the meaning given to such term under the Basel Accord and/or any other Risk-Based Capital Guidelines, respectively, as applicable, at any time and as the context may suggest, permit, or require.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

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“Hedge Losses” shall mean all actual losses incurred by Lender or its affiliates in connection with the hedge positions taken by Lender or its affiliates with respect to the Interest Rate. Borrower acknowledges that such hedging transactions may include the sale of U.S. Obligations or other securities and/or the execution of certain derivative transactions, which hedging transactions would have to be “unwound” if all or any portion of the Loan is paid down.

“Improvements” shall mean a five (5) story building (to be built in accordance with the approved Plans and Specifications) consisting of a 605 bed, 153-unit luxury mid-rise student housing facility with 302 parking spaces, shared amenities, and an addition 1,400 square feet of street level retail/commercial space.

“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Person” shall mean each of Lender, any successor to or assign or Lender, any Affiliate of any Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

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“Indemnifying Person” shall mean each of Borrower, SPE Party and Guarantor.

“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1 hereof.

“Insurance Proceeds” shall mean all proceeds paid by any insurance company pursuant to the Policies and/or pursuant to any other insurance policy or policies covering the Property (or any portion thereof) and/or Borrower.

“Intangible Assets” shall mean those assets of a Person (whether having determinate or indeterminate lives) that lack physical substance (other than accounts receivable) and that are considered under GAAP to be intangibles but, in any event, shall include, without limitation, goodwill, deferred financing costs, organizational costs and patent, copyright, franchise, trademark, customer contracts and relationships, covenants not to compete, technology and process costs and related amounts and capitalized research and development costs included on a balance sheet of such Person.

“Interest Only Period” shall mean the twenty-four (24) Interest Periods commencing immediately following the First Interest Period and, if the first Extension Option is exercised in accordance with the terms of this Agreement, the twelve (12) Interest Periods during the first Extension Period.

“Interest Period” shall mean each of (a) the First Interest Period and (b) thereafter, for any Payment Date including the Maturity Date, the period beginning on (and including) the fifteenth (15th) day of the calendar month immediately preceding such Payment Date, and ending on (and including) the fourteenth (14th) day of the calendar month in which the applicable Payment Date occurs. Each Interest Period, except for the First Interest Period, shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean (a) at such times that the Loan is a SOFR Loan, the SOFR Rate, (b) at such times that the Loan is a Federal Funds Interest Rate Loan, the Federal Funds Interest Rate, and (c) at such times that the Loan is an Alternate Benchmark Rate Loan, the Alternate Benchmark Rate. Notwithstanding anything else herein to the contrary, in no event shall the Interest Rate be less than eight percent (8.00%).

“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance satisfactory to Lender between Borrower and Counterparty or any Replacement Interest Rate Cap Agreement, in each case which also satisfies the requirements set forth in Section 2.8.

“Interest Shortfall” shall have the meaning set forth in Section 2.4.1 hereof.

“Investor” shall mean any purchaser, transferee, assignee, servicer, participant or investor in the Loan or any participations of the Loan and/or Securities, or any of their respective successors and assigns.

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“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joint Venture” shall have the meaning set forth in Section 9.3 hereof.

“Labor and Materials Charge” shall have the meaning set forth in Section 4.1.22(b) hereof.

“Land” shall have the meaning set forth in the granting clause of the Mortgage.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (i) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (ii) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. As used herein, the term “leases” shall not include Permitted Equipment Leases.

“Lease Taxes” shall mean all sales and occupancy taxes collected by or on behalf of Borrower that are required to be paid to a state or local taxing authority (or similar taxing authority) that are assessed on Rents collected by Borrower.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Guarantor, the Debt, the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities, the Worker Adjustment and Retraining Notification Act (“WARN Act”), the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof. For the avoidance of doubt, to the extent any Legal Requirements conflict, the more restrictive Legal Requirement will control.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

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“Liabilities” shall have the meaning set forth in Section 10.3.2 hereof.

“Licenses” shall have the meaning set forth in Section 3.1.27 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, any lien associated with a PACE Loan, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Lien Law” shall mean Chapter 713 of the Florida Statutes.

“Line Items” shall have the meaning as set forth in Section 2.10 hereof.

“Loan Amount” shall mean the Building Loan Amount.

“Loan” shall mean the Building Loan.

“Loan Documents” shall mean the Building Loan Documents.

“Loan Bifurcation” shall have the meaning set forth in Section 10.1.2(e) hereof.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the Outstanding Principal Balance and the denominator is equal to the “as is” value of the Property after Completion of the Property as reasonably determined by Lender based on an updated Appraisal.

“Lockbox Account” shall mean an account with an Eligible Institution established pursuant to the Lockbox Agreement in the name of Borrower for the sole and exclusive benefit of Lender.

“Lockbox Agreement” shall mean a deposit account control agreement in form and substance acceptable to Lender in its sole discretion, which shall be dated on or about the date of Completion by and among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lockbox Bank” shall mean the Eligible Institution which maintains the Lockbox Account under the Lockbox Agreement.

“Losses” shall have the meaning set forth in Section 10.6.1.

“Major Contract” shall mean (i) any management (other than the Management Agreement), brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $50,000.00 or which extend beyond one year (unless cancelable by Borrower on thirty (30) days or less notice without payment of a termination fee or

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other monetary penalty)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

“Major Lease” shall mean any Lease which (i) either individually or, together with all other Leases to the same Tenant or its Affiliates, demises five (5) or more dwelling units at the Property, (ii) has a term of two (2) years or longer, or (iii) is not a Lease for a residential unit.

“Major Trade Contract” shall mean any Trade Contract with a Major Trade Contractor in which the aggregate contract price is equal to or greater than $1,000,000.00, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders, or which relates to major project components such as steel, concrete, mechanical systems, exterior wall systems, carpentry, dry wall and other similar items as designated by Lender.

“Major Trade Contractor” shall mean the contractor or vendor under a Major Trade Contract.

“Management Agreement” shall mean the management agreement to be entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, which management agreement shall be reasonably acceptable to Lender, or, if the context requires, the Replacement Management Agreement. For the avoidance of doubt, the draft management agreement with Asset Living provided to Lender prior to the closing of the Loan shall be deemed reasonably acceptable.

“Manager” shall mean Asset Campus USA, LLC, a Texas limited liability company (“Asset Living”), or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Marijuana Business” shall mean a Marijuana Dispensary; a cash security or other business servicing Marijuana Dispensaries; or any other business involved in the growing, manufacturing, production, administration, distribution (including without limitation, any retail or wholesale sales or delivery), use or consumption of any cannabis, marijuana or cannabinoid product, compound or produce.

“Marijuana Dispensary” shall mean a medical or recreational marijuana dispensary.

“Material Action” means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

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“Material Adverse Change” shall mean any event, development, or circumstance after the date hereof that causes a material adverse change (as reasonably determined by Lender) in (i) the financial condition of Borrower, Guarantor or the Property, (ii) market conditions, generally, in the Tallahassee real estate market, (iii) the construction and development and/or operations of the Property, (iv) the validity or enforceability of any of the Loan Documents or (v) the rights and remedies of Lender under any of the Loan Documents, provided, however, any event, development, or circumstance due (A) to macro-economic circumstances generally applicable to real estate projects (and not particular to the Property or the immediate region in which the Property is located), or (B) disruptions in the capital markets, shall not be deemed to constitute a “Material Adverse Change”.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, any SPE Party, any Guarantor or the Property, (ii) the ability of Borrower or any Guarantor to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Property, provided, however, any event, development, or circumstance due (A) to macro-economic circumstances generally applicable to real estate projects (and not particular to the Property or the immediate region in which the Property is located), or (B) disruptions in the capital markets, shall not be deemed to constitute a “Material Adverse Effect”.

“Material Alteration” shall have the meaning set forth in Section 4.1.20 hereof.

“Maturity Date” shall mean the Scheduled Maturity Date, as such date may be extended pursuant to and in accordance with Section 2.9 hereof, or such other date on which the final payment of the principal amount of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Counterparty Rating” shall mean (a) a long term credit rating from S&P of at least “A-”, and (b) a long term credit rating from Moody’s of at least “A3”.

“Minimum Interest Interest Rate” shall mean, in each instance, as applicable, the Interest Rate calculated as of the date of any Minimum Interest Principal Paydown.

“Minimum Interest Payment Amount” shall mean an amount equal to the greater of (a) $4,275,000.00, as the same is reduced by the total amount of interest that has been paid to Lender by Borrower from the Closing Date up to, and including, the date of any Minimum Interest Principal Paydown and (b) the interest that would have accrued at the applicable Minimum Interest

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Interest Rate calculated on the amount of the applicable Minimum Interest Principal Paydown for a period commencing on the date of such Minimum Interest Principal Paydown and ending on the last day of the twelfth (12th) full Interest Period.

“Minimum Interest Principal Paydown” shall mean repayment or prepayment of the Debt or any portion of the Debt (in whole or in part, and whether by virtue of a voluntary prepayment hereunder, acceleration, or otherwise), but excluding the principal component of any regularly scheduled Monthly Debt Service Payment Amount, if any.

“Monthly Debt Service Payment Amount” shall mean, for any Payment Date, (i) if such Payment Date is for an Interest Period that commenced during the Interest Only Period, interest on the Outstanding Principal Balance at the Interest Rate for the number of days during the Interest Period within which such Payment Date occurs, which shall be applied to accrued and unpaid interest, and (ii) if such Payment Date is for an Interest Period that commenced after the end of the Interest Only Period, an amount equal to (a) interest on the Outstanding Principal Balance at the Interest Rate for the number of days during the Interest Period within which such Payment Date occurs, plus (b) a payment in the monthly amount determined by Lender to be required to fully amortize the Loan over an amortization schedule of thirty (30) years commencing on the first Payment Date after the end of the Interest Only Period calculated using an interest rate equal to the Strike Rate plus the Spread.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean the Building Loan Mortgage.

“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Insurance Proceeds, or (ii) the net amount of the Award payable as a result of a Condemnation at the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4 hereof.

“Net Worth” shall, as to any Person, be determined by Lender in its reasonable discretion, at any time and from time to time, and shall (i) be based on market valuations, (ii) not include any Intangible Assets, and (iii) not include any equity attributable to the Property.

“Note” shall mean the Building Loan Note.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Operating Expense Monthly Disbursement” shall mean the aggregate amount of Approved Operating Expenses and Approved Extraordinary Expenses in accordance with the Approved Annual Budget then in effect for the applicable monthly period, subject to Section 4.1.11(a)(ii).

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“Operating Expenses” shall mean the total of all expenditures of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) (i) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, payroll and related taxes, security, janitorial, landscaping, computer processing charges, management fees equal to the greater of (a) three percent (3%) of Operating Income for the trailing twelve (12) month period, or (b) actual management fees payable under the Management Agreement, operational equipment or other lease payments as approved by Lender, but specifically excluding (1) depreciation, (2) Debt Service, (3) non-recurring or extraordinary expenses, (4) deposits into the Reserve Accounts, and (5) any separate or duplicate amounts for C-PACE assessments (other than those included in property taxes and assessments) or other payments made with respect to the C-PACE loan; and (ii) normalized capital expenditures based on the assessed needs of the Property, in an amount equal to the greater of (A) $150 per bed per annum plus $0.20 per square foot of commercial/retail space per annum or (B) such other amount as may be determined by a subsequent property condition report.

“Operating Income” shall mean all income of Borrower, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, but not limited to base rents, additional rents (including, without limitation, common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries and percentage rent, but specifically excluding any lease termination payment by a Tenant), if any, and other miscellaneous income, (including, without limitation, economic stimulus, incentive or other similar payments received by or paid to or for the account or benefit of Borrower and/or attributable to the Property from any Governmental Authority or quasi-Governmental Authority, whether in the form of aide, money, relief or another compensation scheme, including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic), but excluding sales, use and occupancy or other taxes on receipts required to be remitted by Borrower to any Governmental Authority (including, for the avoidance of doubt, Lease Taxes), sales of furniture, fixtures and equipment, interest income from any source, insurance proceeds (other than business interruption or other loss of income insurance applied pursuant to this Agreement), Awards, security deposits, utility and other similar deposits, the proceeds of any borrowing, and any disbursements from the Reserve Accounts. Operating Income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

“Organizational Chart” shall mean the organizational chart attached hereto as Schedule III setting forth the direct and, if applicable, indirect ownership of Borrower (as the same may be amended from time to time as required by this Agreement).

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Design Professionals” shall mean all architects (other than Borrower’s Architect) and engineers engaged by Borrower and/or Borrower’s agent to work on the Improvements.

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“Other Design Professionals Agreement(s)” shall mean any agreements between Borrower and each Other Design Professional for the design of the Project or otherwise relating to the Improvements.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“PACE Loan” shall mean any Property-Assessed Clean Energy loan or any similar financing.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended and renewed from time to time, and all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter thereof, including Executive Order 13224 effective September 24, 2001.

“Payment Date” shall mean March 9, 2023, and the ninth (9th) day of each succeeding calendar month during the term of the Loan (or, if such day is not a Business Day, the immediately preceding Business Day).

“Payment and Performance Bonds” shall mean unconditional dual‑obligee payment and performance bonds relating to the General Contractor, issued by a surety company or companies authorized to do business in the State, and in form and content reasonably acceptable to Lender, in each case in an amount not less than the full contract price; together with a Dual Obligee and Modification Rider.

“Permitted Budget Re-allocations” shall mean any revision of the Project Budget (a) to move Building Loan Contingency (Hard Costs) to other Hard Costs Budget Lines, so long as the Building Loan Contingency (Hard Costs) remaining after such re-allocation is not less than five percent (5%) of the aggregate remaining Hard Costs Budget Line as reasonably determined by Lender, (b) to move Building Loan Contingency (Soft Costs) to other Soft Costs Budget Lines, so long as the Building Loan Contingency (Soft Costs) remaining after such re-allocation is not less than five percent (5%) of the aggregate remaining Soft Costs Budget Line as reasonably determined by Lender, or (c) any re-allocations of a Budget Line made by the General Contractor pursuant to the General Contractor’s Agreement to which Borrower does not have the right to approve pursuant to the General Contractor’s Agreement.

“Permitted Encumbrances” shall mean collectively (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or payable or which are being contested in accordance with Section 4.1.2(b) (other than liens securing a PACE Loan), (iv) the Liens and security interest securing the C-PACE Loan, (v) liens related to Permitted Equipment Leases and (vi) such other Liens as Lender may hereafter approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions

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in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Transfer” shall have the meaning set forth in Section 9.3 hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

“Plans and Specifications” shall mean all plans and specifications, shop drawings, architectural and engineering reports and designs, together with all architectural and engineering agreements, construction contracts and other material agreements entered into by Borrower or prepared by Borrower’s Architect and the Other Design Professionals, in connection with the Total Project Related Costs in accordance with the Project Budget.

“Policies” shall have the meaning specified in Section 6.1 hereof.

“Prepaid Rent” shall have the meaning set forth in Section 7.5 hereof.

“Prepaid Rent Reserve Account” shall have the meaning set forth in Section 7.5 hereof.

“Prepaid Rent Reserve Funds” shall have the meaning set forth in Section 7.5 hereof.

“Prepaid Rent Schedule” shall have the meaning set forth in Section 4.1.3(h) hereof.

“Prescribed Laws” shall mean, individually and collectively, (i) the Patriot Act, (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (iii) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (iv) all other Legal Requirements relating to money laundering or terrorism, in each case as the same may be amended from time to time, together with any regulations issued pursuant thereto and any successor statutes (whether in lieu of, or on comparable topics to, the foregoing) or orders thereto.

“Prohibited Entity/Ownership Structure” shall mean any direct or indirect ownership of either the Property or Borrower by (a) a statutory trust organized under 12 Del.C. § 3801 et seq., or any successor statue thereto, or under any similar other state of federal law, (b) any one or more

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Persons as tenants in common or any similar ownership structure, or (c) any one or more Persons as a result of any Crowdfunding.

“Prohibited Lease Use” shall mean operation of any of the following: (i) a car wash; (ii) a dry-cleaning business, except for a dry-cleaning business at which no on-site cleaning operations of any sort are undertaken (i.e., a so-called drop-off station); (iii) a gasoline station or automobile service or repair or maintenance facility; (iv) any business other than the foregoing that, in the ordinary course of operation, would be likely to result in the release of Hazardous Substances; (v) a cabaret, dance hall or similar venue; (vi) any adult entertainment or adult products establishment, including, without limitation, for the sale or display of obscene or pornographic material, or the conduct of obscene, nude or semi nude live performances, or similar purposes; or (vii) any use, business, operation or establishment which is not then in compliance with all Legal Requirements (including, as of the date of this Agreement, marijuana dispensaries and comparable or related businesses not permitted under federal law); or (viii) any use, business, operation or establishment which would cause, or result in, a default under, or otherwise conflict with, any REA or Lease then in effect, including any exclusive use rights granted under any Lease.

“Project” shall mean the development and construction of the Improvements at the Property in accordance with the Plans and Specifications and all Legal Requirements.

“Project Budget” shall have the meaning set forth in Section 2.10 hereof.

“Property” shall mean each parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in granting clause of the Mortgage and referred to therein as the “Property”.

“Property Document” shall mean, individually or collectively (as the context may require), the following: (i) any REA, and (ii) any Permitted Equipment Leases.

“Property Document Event” shall mean any event which would, directly or indirectly, cause a default, termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a Material Adverse Effect to occur under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property or any Borrower Party.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is acceptable to Lender in its discretion, and (ii) after a Securitization, (A) would be acceptable to a prudent lender of securitized commercial mortgage loans, and (B) if required by the Servicing Agreement that governs such Securitization, is the subject of a Rating Agency Confirmation.

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“Punch List Items” shall mean, collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation, which do not hinder or impede the use, operation, or maintenance of the Property or the ability to obtain a permanent certificate of occupancy with respect thereto.

“Qualified Manager” shall mean either (i) Manager or (ii) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, as determined in accordance with the Prudent Lender Standard.

“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (i) evidence that the proposed transferee (and the Person(s) that Control such transferee) (a) has never been indicted or convicted of, or plead guilty or no contest to a felony, (b) has never been indicted or convicted of, or plead guilty or no contest to, violation of the Patriot Act, and is not an Embargoed Person, (c) will not cause any of the representations set forth in Section 3.1.11 hereof not to be true, correct and complete, (d) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) action under the Bankruptcy Code or any other Creditors’ Rights Law (except for any matter acceptable to Lender in accordance with the Prudent Lender Standard), and (e) has no material outstanding judgments against such proposed transferee; (ii) if the proposed transferee will obtain Control of or obtain a direct or indirect interest of twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) or more in Borrower as a result of such proposed transfer, a credit check against such proposed transferee that is reasonably acceptable to Lender; and (iii) evidence that the proposed transferee (and the Person(s) that Control such transferee) has adequate relevant experience in the ownership and operation of properties comparable in size, use, quality and value to the Property. Furthermore, prior to including the entire Loan in one or more Securitizations, it shall be an additional requirement of a Qualified Transferee that Lender shall have also received evidence satisfactory to Lender that (1) the proposed transferee (and the Person(s) that Control such transferee) has not defaulted under its debt obligations in connection with other commercial real estate assets owned or Controlled by such Persons, and (2) there shall be no material litigation or regulatory action pending or threatened in writing against such proposed transferee (and the Person(s) that Control such transferee).

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar, or any other NRSRO, which has been approved by Lender or that has been retained to issue a rating with respect to a Securitization that includes all or any portion of the Loan.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, (i) if a Securitization has occurred and either (a) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to such event or otherwise elects (orally or in writing) not to consider such event or (b) Lender (or Servicer) is not required to and has elected not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to such event, in each case, pursuant to and in compliance with the Securitization’s pooling

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and servicing agreement (or similar agreement), then, notwithstanding anything contained in this Agreement to the contrary, Lender’s written approval of such event shall be required in lieu of a Rating Agency Confirmation, in the case of clause (i)(a) above, from such Rating Agency or Rating Agencies (only) or, in the case of clause (i)(b) above, from each of the Rating Agencies or (ii) if a Securitization has not occurred, then, notwithstanding anything contained in this Agreement to the contrary, the term “Rating Agency Confirmation” shall be deemed instead to require Lender’s written approval of such event. In the event that either of clause (i) or (ii) of the foregoing proviso applies, Lender’s approval shall be based on Lender’s good faith determination of applicable Rating Agency standards and criteria, unless Lender has an independent approval right in respect of such event pursuant to the other terms of this Agreement or the other Loan Documents, in which case the discretion afforded to Lender in connection with such independent approval right shall apply.

“REA” shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Property as more particularly described in the Title Insurance Policy (if any), any amendment, restatement, replacement or other modification thereof, any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof and any amendment, restatement, replacement or other modification thereof.

“Recourse Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) with respect to any determination of Term SOFR applicable to an Interest Period, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Period or (2) if such Benchmark is not Term SOFR, the time determined by Lender in accordance with the Conforming Changes.

“Registrar” shall have the meaning set forth in Section 10.5 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent Loss Proceeds” shall have the meaning set forth in Section 6.1 hereof.

“Rent Roll” shall have the meaning set forth in Section 3.1.25(a) hereof.

“Rents” shall have the meaning set forth in the Mortgage.

“Replacement Interest Rate Cap Agreement” shall mean an Interest Rate Cap Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements

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set forth in Section 2.8 hereof) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially the same in form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, as determined in accordance with the Prudent Lender Standard, provided however, with respect to either subclause (i) or (ii), that without Lender’s prior consent, in its discretion, the management fee for such Qualified Manager shall not exceed the fee provided for in the Management Agreement in effect on the Closing Date, and provided, further, with respect to subclause (ii), Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s sole cost and expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 7.4.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.4.1 hereof.

“Reporting Failure” shall have the meaning set forth in Section 4.1.11 hereof.

“Required Equity” shall mean the greater of (a) $31,117,395.32 and (b) the amount by which the estimated Total Project‑Related Costs, as reasonably determined by Lender and the Construction Consultant, exceeds the Building Loan Amount. The Required Equity shall be expended by Borrower and invested in the Property for approved costs set forth on the Project Budget prior to the making of any Additional Advance hereunder.

“Required Financial Items” shall have the meaning set forth in Section 4.1.11 hereof.

“Reserve Accounts” shall mean, collectively, the Tax and Insurance Escrow Account, the Replacement Reserve Account, the Prepaid Rent Reserve Account, the Shortfall Reserve Account, the Excess Cash Flow Account and any other reserve fund account established pursuant to the Loan Documents.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Replacement Reserve Funds, the Prepaid Rent Reserve Funds, the Shortfall Reserve Funds, the Excess Cash Flow Funds and amounts deposited into any other Reserve Account established pursuant to the Loan Documents.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.

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“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Threshold” shall mean an amount equal to the lesser of $1,000,000 and five percent (5%) of the Outstanding Principal Balance.

“Restricted Party” shall mean, individually and collectively (i) Borrower, SPE Party, Guarantor and any Affiliated Manager and (ii) other than any Excluded Entity, any party that (a) is in Control of any Person identified in clause (i) above, and/or (b) as of the time of such determination, owns a twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) interest or more of any Person identified in clause (i) above.

“Retainage” shall mean, for each construction contract and subcontract, the greater of (a) ten percent (10%) of all costs funded to the contractor or subcontractor under the contract or subcontract until such time as the labor or materials provided under such contract or subcontract is fifty percent (50%) complete as certified by the Construction Consultant at which time the retainage shall be reduced to five percent (5%) of all costs funded to the contractor or subcontractor under the contract or subcontract, and (b) the actual retainage required under such contract or subcontract.

“Risk-Based Capital Guidelines” shall mean (a) the risk-based capital guidelines in effect in the United States regardless of the date enacted, adopted or issued, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations, and, without limiting the foregoing, including all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to the Basel Accord.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, mortgage, grant of a trust deed or security deed, lien, security interest, pledge, grant of option or other disposal of a legal or beneficial interest, or creation or issuance of new membership interest or any division of membership interest, merger, consolidation, recapitalization or reorganization, whether direct or indirect, including if Borrower enters into, or the Property is subjected to, any PACE Loan.

“Scheduled Maturity Date” shall mean February 9, 2025.

“Secondary Market Transactions” shall have the meaning set forth in Section 10.1.1 hereof.

“Securities” shall have the meaning set forth in Section 10.1.1 hereof.

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“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 10.1.1 hereof.

“Servicer” shall have the meaning set forth in Section 10.8 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 10.8 hereof.

“Servicing Fee” shall have the meaning set forth in Section 4.1.28 hereof.

“Shortfall” shall have the meaning as set forth in Section 2.14 hereof.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon Term SOFR.

“SOFR Rate” means the sum of (a) Term SOFR and (b) the Spread.

“Soft Costs” shall mean those Total Project Related Costs which are not Hard Costs, including but not limited to, architect’s, engineer’s and general contractor’s fees, interest on the Building Loan, recording taxes and title charges in respect of the Building Loan Mortgage, Taxes and Other Charges, Insurance Premiums.

“SPE Party” shall mean: (i) if Borrower is a limited partnership, any Special Purpose Entity that is a general partner of Borrower, and (ii) if Borrower is a limited liability company other than an Acceptable LLC, the Special Purpose Entity that is the managing member of Borrower, and, in each case, that satisfies the requirements of Section 5.1(b) hereof. Notwithstanding the foregoing, to the extent Borrower is and remains an Acceptable LLC, there shall be deemed to be no “SPE Party” hereunder.

“SPE Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents, in each case, relating to single purpose, bankruptcy remote entities (including, without limitation, those contained in Article V hereof).

“Special Purpose Entity” shall mean a Person, other than a natural person, whose structure and organizational and governing documents are in form and substance that comply with the provisions of Article V hereof and otherwise meet the Prudent Lender Standard.

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“Sponsor” shall mean Guarantor.

“Spread” shall mean six percent (6.00%).

“Stabilization” shall mean (a) Completion has occurred, (b) the Property has an occupancy rate of not less than ninety percent (90%), (c) the Debt Service Coverage Ratio is not less than 1.20:1.00 for two (2) consecutive calendar quarters and (d) the Debt Yield is not less than nine and two tenths of one percent (9.20%) for two (2) consecutive calendar quarters.

“State” shall mean the State or Commonwealth in which the Land or any part thereof is located.

“Stored Materials” shall have the meaning as set forth in Section 2.12 hereof.

“Strike Rate” shall mean four and twenty-five hundredths of one percent (4.25%).

“Subguard Insurance” shall have the meaning as set forth in Section 2.17(i) hereof.

“Substitution” shall have the meaning set forth in Section 9.6 hereof.

“Survey” shall mean the survey of the Property certified to and accepted by Lender in connection with the closing of the Loan.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.3 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.3 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments (including, without limitation, any regular assessments made for repayment of the C-PACE Loan, but not the balloon principal amount of such C-PACE Loan), water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“TC Cap” shall have the meaning set forth in Section 6.1(h) hereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.

“Tenant Direction Notice” shall mean a notice, substantially in the form of Exhibit A attached hereto, directing the recipient to pay all Rent and other sums due under the Lease to which such Person is a party into the Lockbox Account.

“Term SOFR” shall mean, the Term SOFR Reference Rate for a tenor of one month as of the Reference Time, as such rate is published by the Term SOFR Administrator and rounded up to the nearest 1/100th of one percent (1.0%); provided, however, that if as of 5:00 p.m. (New York City time) as of any Reference Time the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with

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respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Time. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Benchmark Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its sole discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Title Company” shall mean the title insurance company which has issued the Title Insurance Policy.

“Title Insurance Policy” shall mean an ALTA loan policy of title insurance acceptable to Lender (or, if the Property is in a State which does not permit the issuance of an ALTA policy, such title policy shall be in a form permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage.

“Total Debt” shall mean the Debt.

“Total Project‑Related Costs” shall mean all direct and indirect costs and expenses of constructing and developing the Improvements (including Hard Costs and, Soft Costs and operating the same through the Maturity Date of the Loan.

“Trade Contract” shall mean any agreement (other than the Architect’s Contract and the General Contractor’s Agreement entered into by the Borrower or by the General Contractor, in which the Trade Contractor thereunder agrees to provide labor and/or materials in connection with the construction of the Improvements.

“Trade Contractor” shall mean the contractor or vendor under any Trade Contract.

“Trades List” shall have the meaning set forth in Section 2.17 hereof.

“Transfer” shall have the meaning set forth in Section 9.1 hereof.

“Transfer Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents related to, in each case, any Sale or Pledge of any direct or indirect interest in any Restricted Party and/or the Property and other related matters (including, without limitation, those contained in Article IX hereof).

“Trigger Debt Yield” shall mean (a) during the first Extension Period, eight percent (8.0%) and (b) during the second and third Extension Periods, eight and one-half of one percent (8.5%).

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“Trigger DSCR” shall mean (a) during the first Extension Period a ratio of 1.05 to 1.0 and (b) during the second and third Extension Periods, 1.10 to 1.0.

“Trigger Period” shall mean any period (i) commencing upon an Event of Default, and expiring upon a payment in full of the Loan or Lender’s waiver or acceptance of a cure of such Event of Default in its sole and absolute discretion; or (ii) commencing after the commencement of the first Extension Period, (X) the Lender’s determination that the Debt Service Coverage Ratio for the prior calendar quarter was less than the Trigger DSCR, and expiring at such time as the Debt Service Coverage Ratio for each of the prior two (2) calendar quarters was equal to or greater than the Trigger DSCR; or (Y) the Lender’s determination that the Debt Yield for the prior calendar quarter each of the prior two (2) calendar quarters was less than the Trigger Debt Yield and expiring at such time as the Debt Yield for each of the prior two (2) calendar quarters was equal to or greater than the Trigger Debt Yield.

Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire (A) in the event that a Trigger Period has commenced, but not expired, for any other reason, or (B) after the date that is one (1) year prior to the Scheduled Maturity Date.

“Trigger Period Notice Date” shall have the meaning set forth in Section 2.7.2 hereof.

“Trigger Period True Up Deposit” shall have the meaning set forth in Section 2.7.2 hereof.

“TRIPRA” shall have the meaning set forth in Section 6.1(h) hereof.

“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in accordance with the Prudent Lender Standard, and shall be final and binding absent manifest error.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underwritable Cash Flow” shall mean, for any period, an amount equal to the excess (if any) of Operating Income for such period over Operating Expenses for such period, subject to adjustments (i) for (a) items of a non-recurring nature, (b) a credit loss/vacancy allowance equal to the greatest of five percent (5%) of Operating Income, actual vacancy and market vacancy, (c) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums) and (d) above-market Rents; and (ii) to exclude rental income attributable to any Tenant not in Economic Occupancy; and (iii) to exclude items that are not properly included as Operating Income or Operating Expenses. Lender’s calculation of Underwritable Cash Flow and related determinations by Lender shall be final absent manifest error. If Underwritable Cash Flow is being determined based on Operating Income and/or

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Operating Expenses for a period of less than twelve (12) months, or utilized with respect to a period of less than twelve (12) months, the computation shall be done based on a full twelve (12) month period and adjusted pro rata, in order to incorporate non-recurring seasonal items if applicable.

“Underwritable Cash Flow (First Extension)” shall mean an amount equal to the excess (if any) of (a) Operating Income to be calculated for purposes of this definition on an annualized basis based on Tenants in Economic Occupancy pursuant to the then-current Rent Roll at the time of the calculation over (b) Operating Expenses to be calculated for purposes of this definition based on the current Annual Budget, subject to adjustments (i) for (A) items of a non-recurring nature, (B) a credit loss/vacancy allowance equal to the greatest of five percent (5%) of Operating Income, actual vacancy and market vacancy, (C) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums), (D) above-market Rents, and (E) based on the current operating history of the Property at the time of the related calculation; and (ii) to exclude rental income attributable to any Tenant not in Economic Occupancy; and (iii) to exclude items that are not properly included as Operating Income or Operating Expenses. Lender’s calculation of Underwritable Cash Flow (First Extension) and related determinations by Lender shall be final absent manifest error. For purposes of this definition only, if a Tenant does not qualify as being in “Economic Occupancy” solely due to a failure to satisfy the condition set forth in clause (b)(ii) of the definition of “Economic Occupancy”, such Tenant shall be deemed to be in Economic Occupancy subject to an additional ten percent (10%) adjustment to the Operating Income for such Tenant for a credit loss/vacancy allowance. For the avoidance of doubt, this ten percent (10%) adjustment will be in addition to the credit loss/vacancy allowance set forth in clause (B) above.

“Updated Information” shall have the meaning set forth in Section 10.1.2(a) hereof.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. As to any matters requiring mathematical computations, Lender’s calculation shall be deemed conclusive absent manifest error.

Section 1.3 Notification Regarding Benchmark Conversion. Section 2.2.2(b) of this Agreement provides a mechanism for determining an alternative rate of interest in the event Term

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SOFR, or another Benchmark, is no longer available or in certain other circumstances. Lender does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, implementation, calculation, submission or any other matter related to Term SOFR or other rates in the definition of Benchmark Replacement, or any Benchmark Replacement Adjustment.

II. GENERAL TERMS.

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 The Loan. Lender agrees to fund additional advances of the Loan requested by Borrower from time to time (each, an “Additional Advance”), up to the Building Loan Amount, subject to satisfaction of the terms and conditions set forth in Sections 2.17 through 2.20 below. Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) pay or reimburse itself for Building Loan Costs actually incurred in connection with the construction of the Improvements if and to the extent that such Building Loan Costs are reflected in the Project Budget, subject to reallocation pursuant to Sections 2.11 and 2.14 (or other reallocations approved by Lender in the exercise of its commercially reasonable discretion).

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the Outstanding Principal Balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.

2.2.2 Interest Calculation.

(a) Interest on the Outstanding Principal Balance shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (iii) the Outstanding Principal Balance. The accrual period for calculating interest due on each Payment Date shall be the Interest Period in which such Payment Date falls. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. The following additional provisions shall apply and, subject to Section 2.2.3 hereof, the Interest Rate shall be determined in accordance with this Section 2.2.2. Subject to a replacement of Term

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SOFR pursuant to Section 2.2.2(b) or a replacement of the Interest Rate with the Federal Funds Interest Rate during any Benchmark Unavailability Period pursuant to Section 2.2.2(f) below, the Interest Rate with respect to the Loan shall be the SOFR Rate with respect to the applicable Interest Period for a SOFR Loan. Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the Loan shall be converted from and after the applicable Benchmark Replacement Date to an Alternate Benchmark Rate Loan accruing interest at the Alternate Benchmark Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (x) a SOFR Loan to an Alternate Benchmark Rate Loan or a Federal Funds Interest Rate Loan or (y) an Alternate Benchmark Rate Loan accruing interest at a rate based upon the then-current Benchmark to a Federal Funds Interest Rate Loan or an Alternate Benchmark Rate Loan accruing interest at a rate based upon the applicable Benchmark Replacement for the then-current Benchmark.

(c) Conforming Changes. In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower.

(d) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the necessity and amount of any spread adjustment and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to Section 2.2.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower.

(e) Intentionally Omitted.

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(f) Benchmark Unavailability Period. During any Benchmark Unavailability Period, the Interest Rate with respect to the Loan shall be the Federal Funds Interest Rate and the Loan shall be a Federal Funds Interest Rate Loan.

(g) All payments made by Borrower hereunder shall, provided that Lender complies with the requirements of Section 2.2.2(i) below, be made free and clear of, and without reduction for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America imposed by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein or imposed by the jurisdiction of Lender’s applicable lending office where Lender is resident or engaged in business or any political subdivision or taking authority thereof or therein (such non-excluded taxes being referred to collectively as “Foreign Taxes”). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. All amounts payable under this Section 2.2.2(f) shall constitute additional interest hereunder and shall be secured by the Mortgage and the other Loan Documents. The provisions of this Section 2.2.2(f) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage. Any reference under this Section 2.2.2(f) to “Lender” shall be deemed to include any participant, and any assignees.

(h) If any Change in Law:

(i) shall hereafter impose, modify or hold applicable any reserve, capital adequacy, tax, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Interest Rate hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

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(iii) shall hereafter impose on Lender any other condition, and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a SOFR Loan or an Alternate Benchmark Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan or an Alternate Benchmark Rate Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of a SOFR Loan or an Alternate Benchmark Rate Loan which does not include interest through the last day of an Interest Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan or an Alternate Benchmark Rate Loan hereunder and (C) any Benchmark Conversion, including, without limitation, any loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a SOFR Loan, a Federal Funds Interest Rate Loan or an Alternate Benchmark Rate Loan hereunder or, if no such funds were actually obtained from such lenders, an amount equal to the interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a SOFR Loan, a Federal Funds Interest Rate Loan or an Alternate Benchmark Rate Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(j) If Lender is a U.S. Person (other than the lender originally named herein), Lender shall deliver to Borrower, upon request, a Form W-9 (unless it establishes to the reasonable satisfaction of Borrower that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax). If Lender is not a U.S. Person, Lender shall deliver to Borrower, upon request, either (A) an applicable Form W-8BEN or W-8BEN-E establishing an exemption from U.S. federal withholding tax or (B) a Form W-8ECI. If Lender is not a U.S. Person, Lender further undertakes to deliver to Borrower additional Forms W-8, 1001, 4224 (or any successor forms) or other manner of

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certification, as the case may be, (x) on or before the date that any such form expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and (z) such extensions or renewals thereof as may reasonably be requested by Borrower, certifying that Lender is entitled to receive payments hereunder without deduction or withholding of any Foreign Taxes. However, in the event that any Change in Law has occurred prior to the date on which any delivery pursuant to the preceding sentence would otherwise be required which renders such form inapplicable, or which would prevent Lender from duly completing and delivering any such form, or if such Change in Law results in Lender being unable to deliver a Form W-9 (or other satisfactory evidence that it is not subject to U.S. federal backup withholding tax), Lender shall not be obligated to deliver such forms but shall, promptly following such Change in Law, but in any event prior to the time the next payment hereunder is due following such Change in Law, advise Borrower in writing whether it is capable of receiving payments without any deduction or withholding of Foreign Taxes. In the event of such Change in Law, Borrower shall have the obligation to make Lender whole and to “gross-up” under Section 2.2.2(e) hereof, despite the failure by Lender to deliver such forms. Any reference under this Section 2.2.2(i) to “Lender” shall be deemed to include any participant, co-lender and any assignees.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and shall (to the extent not already paid and/or due and payable hereunder) be due and payable on each Payment Date. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any Event of Default and that the Default Rate is a reasonable estimate of those damages and does not constitute a penalty.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

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2.3.1 Payments Before the Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the First Interest Period. On each Payment Date thereafter, up to and including the Maturity Date, Borrower shall make a payment to Lender of an amount equal to the Monthly Debt Service Payment Amount for the Interest Period within which such Payment Date occurs, which payments shall be applied first to accrued and unpaid interest and the balance to principal. No Interest Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days’ prior written notice to Borrower, to change the Payment Date to a different calendar day of each month which is not earlier than the first (1st) of the calendar month and is not more than ten (10) days later than the originally scheduled Payment Date of each calendar month; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period correspondingly.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents. If Borrower shall not pay to Lender the full Outstanding Principal Balance on the Maturity Date, then (in addition to all other rights and remedies of Lender) from and after the Maturity Date the Loan shall bear interest at the Default Rate.

2.3.3 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense (other than the defense of prior payment) or any other deduction whatsoever.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, provided, however that no such late payment charge shall be due with respect to the principal amount of the Loan due on the Maturity Date. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4 Prepayments.

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2.4.1 Voluntary Prepayments. Except as otherwise provided in this Section 2.4, Borrower shall not have the right to prepay the Loan (either in whole or in part). Borrower may elect, at its option and upon thirty (30) days prior written notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), which election shall be irrevocable, to prepay the Debt in whole (but not in part) on any Payment Date so long as the Exit Fee and the Minimum Interest Payment Amount, in each case to the extent applicable, is paid in accordance with this Section 2.4; provided, however, if for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall also pay Lender (i) all interest which would have accrued on the amount of the Loan had the Loan actually been repaid on the Payment Date next occurring following the date of such prepayment (such amount, the “Interest Shortfall”) and (ii) the Breakage Costs. As a condition to any voluntary prepayment, the notice of prepayment may not be given to Lender more than ninety (90) days prior to the Payment Date upon which prepayment is to be made and Borrower hereby agrees that, in the event Borrower delivers a notice and fails to prepay the Loan in accordance with such notice and the terms of this Section 2.4, Borrower shall pay Lender all reasonable out‑of‑pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such failure.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration in accordance with the applicable terms and conditions hereof, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall and such payment shall be accompanied by the applicable portion of the Exit Fee, and any Breakage Costs. Furthermore, Borrower shall make any payments required pursuant to Section 6.5 hereof as and to the extent required thereunder. Other than, in each case, following an Event of Default, no prepayment premium or penalty (which shall not be deemed to include the Exit Fee, which shall be owed as provided for in this Agreement, if applicable) shall be due in connection with any prepayment made pursuant to this Section 2.4.2 or in connection with any payment pursuant to Section 6.4. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.

2.4.3 Prepayments After Default. If concurrently with or during the existence of an Event of Default, payment of all or any part of the principal of the Loan is tendered (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements) by Borrower, a purchaser at foreclosure, or any other Person, or otherwise recovered by Lender (including through application of any Reserve Funds or any other cash collateral for the Loan pursuant to the Loan Documents), (i) such tender or recovery shall be deemed to be a voluntary prepayment in an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 herein and (ii) Borrower, such purchaser at foreclosure or other Person shall pay the Minimum Interest Payment Amount, the Exit Fee and the Breakage Costs, in addition to the Outstanding Principal Balance, all accrued and unpaid interest and other amounts payable under the Loan Documents (including the Interest Shortfall), all out-of-pocket costs and expenses incurred by Lender in connection with such prepayment and if such prepayment occurs prior to the final sale of the Loan in a Secondary Market Transaction, Hedge Losses. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any prepayment of the Debt shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion.

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2.4.4 Minimum Interest. In all events and under all circumstances and notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2.2.4, in connection with each and every Minimum Interest Principal Paydown, Borrower shall be obligated to pay to Lender the applicable Minimum Interest Payment Amount. In furtherance of the foregoing, Borrower expressly acknowledges and agrees that (x) Lender shall have no obligation to accept any prepayment or repayment of the Loan unless and until Borrower shall have complied with this Section 2.4.4 and Borrower has deposited with Lender all Interest Shortfall and Breakage Costs, as applicable in accordance with Section 2.4.1, (y) Lender shall have no obligation to release or, if requested by Borrower, assign the Note and Mortgage upon payment of the Debt unless and until Lender shall have received each and every Minimum Interest Payment Amount due under this Section 2.4.4, together with all Interest Shortfall and Breakage Costs, as applicable in accordance with Section 2.4.1, and (z) each and every prepayment of the Debt is subject to the terms of this Loan Agreement and nothing in this Section 2.4.4 gives Borrower any right to prepay any portion of the Debt. In the event that any Minimum Interest Payment Amount is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the Minimum Interest Payment Amount. Lender’s computation of the Minimum Interest Payment Amount shall be conclusive and binding on Borrower for all purposes, absent manifest error, and Lender’s calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Benchmark or otherwise as a condition to receiving the Minimum Interest Payment Amount. Borrower expressly acknowledges and agrees that the Minimum Interest Payment Amount shall constitute (i) additional consideration for the Loan and (ii) a portion of the Debt, and shall, upon payment, be the sole and exclusive property of Lender. Notwithstanding the foregoing or anything else herein to the contrary, payment of the Minimum Interest Payment shall be waived in connection with (i) prior to Completion, prepayment in full of the Loan in connection with a bona fide “arms-length” sale of the Property to a third party, which shall be no sooner than fifteen (15) days prior to the receipt by the Borrower of all temporary certificates of occupancy for the Project and the Property required under applicable Legal Requirements and (ii) after the Project is Complete, prepayment in full of the Loan.

Section 2.5 Payment of Exit Fee.

2.5.1 Borrower shall be obligated to pay the Exit Fee to Lender as follows: (i) upon any (and each) partial prepayment of the Loan in accordance with the terms hereof (other than as to payments of principal in connection with each Monthly Debt Service Payment, which in each event shall be deferred until payment in full of the Debt or the acceleration thereof in accordance with the terms of the Loan Documents), in addition to all other amounts payable to Lender under Section 2.4 hereof, Borrower shall pay to Lender, on account of the Exit Fee, an amount equal to one percent (1%) of the amount so prepaid; (ii) upon any (and each) application of any condemnation awards or Net Proceeds to the Debt in accordance with the terms of this Agreement and the Mortgage, one percent (1%) of the amount thereof shall be retained by Lender on account of the Exit Fee and the balance thereof shall be applied to the Debt; and (iii) upon repayment in full of the Debt or the acceleration thereof in accordance with the terms of any of the Loan Documents, Borrower shall pay to Lender the entire Exit Fee which would be due on such date, less any amounts on account thereof previously paid to Lender under the foregoing clauses (i) and (ii) of this Section 2.5.1. Notwithstanding the foregoing, payment of the Exit Fee shall be waived (or, if elected by Borrower, credited against the closing costs in connection with the refinancing

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of the Loan) in the event Borrower refinances the Loan with a new permanent loan from Oceanview Life and Annuity Company (or its Affiliates) (which may be provided by Oceanview Life and Annuity Company (or its Affiliates) in their sole discretion).

2.5.2 In furtherance of the foregoing, Borrower expressly acknowledges and agrees that (i) Lender shall have no obligation to accept any prepayment of the Loan unless and until Borrower shall have complied with this Section 2.5, and (ii) Lender shall have no obligation to release or assign any Loan Document upon payment of the Debt unless and until Lender shall have received the Exit Fee then due and payable.

2.5.3 Borrower expressly acknowledges and agrees that the Exit Fee shall constitute (i) additional consideration for the Loan and (ii) a portion of the Debt.

Section 2.6 Release of Property. Except as set forth in this Section 2.6, no repayment, prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage.

Section 2.7 Cash Management.

2.7.1 Lockbox Account.

(a) Simultaneously with the occurrence of Completion of the Project, Borrower shall enter into a Lockbox Agreement with a Lockbox Bank selected by Borrower and acceptable to Lender. Thereafter, Borrower shall maintain the Lockbox Account for the term of the Loan, which Lockbox Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Lockbox Agreement). Pursuant to the terms of the Lockbox Agreement, the Lockbox Bank shall, at the direction of Lender (which may not be given until the first commencement of a Trigger Period hereunder), establish the Lockbox Account, which Lockbox Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Lockbox Agreement); once established, Borrower shall maintain the Lockbox Account for the term of the Loan. The Lockbox Account shall have a title evidencing the foregoing in a manner acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof. All costs and expenses for establishing and maintaining the Lockbox Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt. Borrower shall not alter or modify either the Lockbox Account or the Lockbox Agreement, in each case without the prior written consent of Lender. The Lockbox Agreement shall provide (and Borrower shall provide) Lender online access to bank and other financial statements relating to the

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Lockbox Account (including, without limitation, a listing of the receipts being collected therein). In connection with any change of the Servicer for the Loan, Lender shall have the right to cause the Lockbox Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Lockbox Account or the appointment of a new Servicer, as applicable. Lender shall provide Borrower with prompt written notice of any such renaming of the Lockbox Account. Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Lockbox Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Lockbox Bank.

(b) Upon (i) Lockbox Bank ceasing to be an institution acceptable to Lender, (ii) any resignation by Lockbox Bank or termination of the Lockbox Agreement by Lockbox Bank or Lender and/or (iii) the occurrence and continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender’s request, (1) appoint a new Lockbox Bank (which such Lockbox Bank shall (I) be an institution acceptable to Lender, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender, and (III) during the continuance of an Event of Default, be selected by Lender), (2) cause such Lockbox Bank to open a new Lockbox Account and enter into a new Lockbox Agreement with Lender on substantially the same terms and conditions as the previous Lockbox Agreement and (3) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Lockbox Agreement and Lockbox Account. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 2.7 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but may only be exercisable by the Lender during the continuance of an Event of Default. Upon the completion of items (1) - (3) above, Borrower and Lender shall cooperate to terminate the previous Lockbox Account and Lockbox Agreement.

(c) On or prior to the date of Completion, Borrower shall deliver to Lender a partially-completed Tenant Direction Notice to each commercial Tenant set forth on the Rent Roll, together with authorization for Lender or its agent to complete and deliver such Tenant Direction Notices upon the occurrence of the first Trigger Period. Borrower represents, warrants and covenants that, from and after the first occurrence of a Trigger Period and thereafter for so long as the Debt remains outstanding, Borrower shall (i) deliver and cooperate with Lender to cause delivery to each commercial Tenant a Tenant Direction Notice, and (ii) within three (3) Business Days of receipt, deposit or cause to be deposited into the Lockbox Account (1) all revenue derived from the Property (including without limitation all Operating Income) and received by Borrower or Manager, as the case may be, and (2) all funds otherwise payable to Borrower by Manager pursuant to the Management Agreement (or otherwise in connection with the Property), (iii) not maintain any other accounts by Borrower or any other Person into which revenues from the ownership and operation of the Property are directly deposited and (iv) provide additional or newly executed Tenant Direction Notices as directed by Lender and further cooperate

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to direct each commercial Tenant to pay rent directly to the Lockbox Account. Until deposited into the Lockbox Account, any Rents and other revenues from the Property held by or on behalf of Borrower shall be deemed to be held in trust by Borrower for the benefit of Lender and shall not be commingled with any other funds or property of Borrower. If following receipt of a Tenant Direction Notice, the recipient fails to remit payments as directed thereby for sixty (60) days, Borrower shall use all commercially reasonable efforts to cause such recipient to comply with the terms thereof. If the recipient fails to remit payments as directed thereby for ninety (90) days after receipt of such Tenant Direction Notice, then in addition to continuing such efforts, Borrower shall give notice thereof to Lender. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section (including, without limitation, any Tenant Direction Notice) in each case without Lender’s prior written consent.

(d) Upon request of Borrower, following payment in full of the Loan, Lender shall (i) give written notice to the Lockbox Bank releasing all of Lender’s right, title and interest in, to and under the Lockbox Account, and (ii) provide to Borrower a letter authorizing all Tenants to pay all future rents as may thereafter be directed by Borrower.

2.7.2 Cash Management Account.

(a) Simultaneously with the occurrence of Completion of the Project, Borrower shall enter into a Cash Management Agreement with a Cash Management Bank. Borrower acknowledges and agrees that the Cash Management Agreement shall provide, among other things, that upon the commencement of the first Trigger Period (if any) hereunder, a cash collateral account shall be established at the Cash Management Bank (such account, the “Cash Management Account”) in accordance with the terms of the Cash Management Agreement. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest. Borrower hereby agrees that the Cash Management Agreement shall constitute an account control agreement with Cash Management Bank for the purposes of the UCC, and authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Cash Management Account if reasonably necessary. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account, and neither Borrower or any other Person claiming on behalf of or through Borrower shall have any right or authority, whether express or implied, to make use of, or withdraw any funds, investments or other properties from, the Cash Management Account, or to give any instructions with respect to the Cash Management Account. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower from time to time in accordance with the Cash Management Agreement. The Cash Management Account shall be assigned the federal tax identification number of the Borrower. Borrower shall provide Lender or Cash Management Bank, at any time upon request of Lender, with a Form W-8 or W-9 to evidence that Borrower is not subject to any back-up withholding under the IRS Code. If Borrower has not completed the process of opening the Cash Management Account with the Cash Management Bank prior to the first Payment Date during a Trigger Period, then

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(without limiting Lender’s rights to exercise its remedies under this Agreement by reason of any breach by Borrower) until establishment of the Cash Management Account (i) references to the Cash Management Account shall mean a Reserve Account established and held by Lender, and (ii) references to the Cash Management Bank shall mean Lender and/or its Servicer and/or the bank at which such Reserve Account is established.

(b) Lender shall not require the Lockbox Bank to transfer funds from the Lockbox Account to the Cash Management Account other than during a Trigger Period; during a Trigger Period, Lender may require transfers from the Lockbox Account to the Cash Management Account on a daily basis. At any time that a Trigger Period is not continuing, the funds from the Lockbox Account shall be deposited into the Borrower’s Operating Account. While a Trigger Period is continuing, Lockbox Bank shall be directed to transfer funds available in the Lockbox Account (in accordance with the terms of the Lockbox Agreement) to the Cash Management Account at the frequency (not less than weekly) specified in the Lockbox Agreement. Furthermore, in its sole discretion, Borrower may, from time to time deposit amounts into the Cash Management Account from sources of Borrower other than those received by the Lockbox Bank; provided, that if Borrower deposits such amounts, the amounts deposited shall be subject to all of the terms hereof as if not separately deposited by Borrower, and may not be withdrawn or applied other than as provided for in this Section 2.7.2(b). Lender shall give disposition instructions from time to time directing Cash Management Bank that funds, if any, on deposit in the Cash Management Account shall on each Payment Date be disbursed by the Cash Management Bank or Servicer in the following amounts and order of priority:

(i) First, to the payments to the Tax and Insurance Escrow Account in an amount sufficient to pay the monthly deposit required to be made for Taxes and Insurance Premiums in accordance with the terms and conditions of Section 7.3;

(ii) Next, to Lender in the amount of the Monthly Debt Service Payment Amount, for application in accordance with the terms and conditions of Section 2.3.1 hereof;

(iii) Next, to the Replacement Reserve Account in the amount of the Replacement Reserve Monthly Deposit, for application in accordance with the terms and conditions of Section 7.4 hereof;

(iv) Next, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender;

(v) Next, an amount equal to the Operating Expense Monthly Disbursement shall be disbursed to Borrower’s Operating Account; and

(vi) Last, any amounts remaining in the Cash Management Account after application in accordance with the foregoing (such remaining amounts, “Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account and applied in accordance with Section 7.7(b) hereof.

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Notwithstanding anything to the contrary in this Agreement or the Loan Documents, Borrower hereby agrees and acknowledges that Lender may direct Cash Management Bank that all funds held in the Cash Management Account during the continuance of any Event of Default are to be administered and applied by Lender or Servicer as permitted by Section 7.1(c) and Section 8.2 of this Agreement, or otherwise in accordance with applicable law (other than, with respect to amounts collected for the payment of Lease Taxes, which shall be disbursed by Lender or Servicer directly to the Governmental Authority to whom they are owed).

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) If at any time Lender or Servicer notifies Borrower (the date such notice is given, the “Trigger Period Notice Date”) that, notwithstanding that no notice thereof had previously been delivered, a Trigger Period commenced on a date prior to the Trigger Period Notice Date (such date, the “Trigger Period Commencement Date”), Borrower shall, within two (2) Business Days of the Trigger Period Notice Date, deposit cash into the Lockbox Account in an amount equal to the difference between (1) all Operating Income during the Deposit Period less (2) the sum of (A) all Monthly Debt Service Payment Amounts actually made during the Deposit Period, (B) all deposits actually made into the Reserve Accounts during the Deposit Period and (C) all Operating Expenses actually expended by Borrower during the Deposit Period, such amount (the “Trigger Period True Up Deposit”) to be reasonably calculated by Lender in its discretion, which shall be shall be final and binding absent manifest error. As used herein, “Deposit Period” shall mean the period of time commencing on the Trigger Period Commencement Date and ending on the Trigger Period Notice Date.

2.7.3 Payments Received In the Cash Management Account. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts due for the Reserve Funds and any other reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by the Cash Management Bank, so long as Lender’s access to such funds is not obstructed or interfered with in any way by the activities of any Restricted Party or their Affiliates, or the Cash Management Bank, or by any action or proceeding affecting any of them or the Property.

Section 2.8 Interest Rate Cap Agreement.

2.8.1 Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement that (i) shall be in a form and substance acceptable to Lender, (ii) shall at all times be with a Counterparty, (iii) shall be for a period equal to the term of the Loan, (iv) shall, for each applicable period set forth on Schedule 2.8 attached hereto, have a notional amount equal to or greater than the notional amount corresponding to such period and set forth on

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Schedule 2.8 attached hereto, and (v) shall at all times have a strike rate equal to the Strike Rate. Borrower shall direct such Counterparty to deposit directly into the Cash Management Account (or, if the Cash Management Account is not then activated, into such other Account as Lender may designate) any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt is outstanding, provided that the Debt shall be deemed to be outstanding if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof. Additionally, Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest in and to the Interest Rate Cap Agreement (and any replacements thereof), including, without limitation, its right to receive any and all payments under the Interest Rate Cap Agreement (and any replacements thereof), and Borrower shall, and shall cause Counterparty to, deliver to Lender a fully executed Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account (or, if the Cash Management Account is not then activated, into such other Account as Lender may designate)).

2.8.2 Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Cash Management Account (or, if the Cash Management Account is not then activated, into such other Account as Lender may designate). Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

2.8.3 In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency below the Minimum Counterparty Rating or in the event of a Benchmark Conversion, Borrower shall either (x) replace the Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice of such Benchmark Conversion or downgrade, withdrawal or qualification with a Replacement Interest Rate Cap Agreement or (y) if provided for in such Interest Rate Cap Agreement, cause the Counterparty to deliver collateral to secure Borrower’s exposure under the Interest Rate Cap Agreement in such amount and pursuant to such terms as are acceptable to the Rating Agencies; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Counterparty pursuant to the foregoing, the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement.

(a) If the Replacement Interest Rate Cap Agreement is required as a result of a Benchmark Conversion, such Replacement Interest Rate Cap Agreement must:

(i) provide to Lender and Borrower a hedge against rising interest rates that is no less beneficial to Borrower and Lender than the Interest Rate Cap Agreement required pursuant to Section 2.8.1 above. Failure to satisfy the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.” In the event that a Counterparty is required pursuant to the terms of an Interest Rate Cap Agreement to (i) deliver collateral as specified in the applicable Interest Rate Cap Agreement, or (ii) find a replacement Counterparty, Borrower covenants and agrees that Borrower shall seek Lender’s approval with respect

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thereto and shall not approve or consent to the foregoing unless and until Borrower receives Lender’s prior written approval and shall approve or consent to the foregoing upon receipt of Lender’s prior written approval. Borrower’s failure to comply with the requirements of this Section 2.8.3 shall constitute, at Lender’s option, an immediate Event of Default.

(ii) refer to the Benchmark Replacement instead of Term SOFR (or any other Benchmark that has been replaced by the Benchmark Replacement) and (B) have a strike rate equal to the Strike Rate increased by the difference between the Benchmark Replacement and Term SOFR if the Benchmark Replacement is higher than Term SOFR or decreased by the difference between the Benchmark Replacement and Term SOFR if the Benchmark Replacement is lower than Term SOFR, in each case, on the date that the Interest Rate is first calculated at the Benchmark Replacement.

(b) Such Replacement Interest Rate Cap Agreement shall thereafter be subject to the terms and conditions of the Loan Documents regarding Interest Rate Cap Agreements and, concurrently with the replacement of the Interest Rate Cap Agreement based on Term SOFR or any other then-applicable Benchmark, Borrower shall be entitled to terminate, sell, or liquidate such Interest Rate Cap Agreement based on Term SOFR or such other Benchmark. Borrower shall be entitled to effectuate the foregoing by amending the Interest Rate Cap Agreement based on Term SOFR or any other then-applicable Benchmark to comply with the foregoing requirements. Notwithstanding the foregoing, in the event that the relevant Benchmark Replacement is not publicly recognized by ISDA as an alternative to Term SOFR and/or ISDA has not approved an amendment to hedge agreements generally providing such Benchmark Replacement as a standard alternative to Term SOFR, Borrower shall purchase such other hedging product as reasonably determined by Lender or, in the event such product is not commercially available, Borrower and Lender shall cooperate to find a mutually agreeable alternative to an Interest Rate Cap Agreement that would afford Lender substantially equivalent protection from increases in the Interest Rate.

2.8.4 In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement as required herein or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

2.8.5 Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(a) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

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(b) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(c) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(d) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.8.6 Borrower shall deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement acceptable to Lender in connection with each Replacement Interest Rate Cap Agreement.

Section 2.9 Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Scheduled Maturity Date for three (3) successive terms (each, an “Extension Option”) of twelve (12) months each (each, an “Extension Period”) to (i) February 9, 2026, if the first Extension Option is exercised, (ii) February 9, 2027, if the second Extension Option is exercised, and (iii) February 9, 2028, if the third Extension Option is exercised upon satisfaction (in each case as reasonably determined by Lender) of the following terms and conditions, each of which shall be satisfied prior to the commencement of the applicable Extension Period unless otherwise specified:

(a) no Default or Event of Default shall have occurred and be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(b) Borrower shall notify Lender of its irrevocable election to exercise an Extension Option not earlier than sixty (60) days and no later than thirty (30) days prior to the applicable then current Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) Business Days before the applicable then current Maturity Date provided that Borrower pays to Lender all actual out of pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs;

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(c) Borrower shall have paid to Lender the Extension Fee no later than the date the related Extension Period is commenced;

(d) the Reserve Accounts shall contain the amounts required under this Agreement as of the date of commencement of the Extension Period, and Borrower shall deposit such additional reserve funds with Lender as Lender may require;

(e) each Guarantor shall execute and deliver a reaffirmation, in form and substance satisfactory to Lender, of such Guarantor’s obligations under each of the Loan Documents executed and delivered by such Guarantor;

(f) Borrower shall deliver to Lender such other certificates, documents or instruments as Lender may reasonably require, including, without limitation, an Officer’s Certificate stating that all representations and warranties of Borrower set forth in Article III hereof remain true and correct in all material respects, subject to any changes in facts or circumstances permitted to have occurred, or not prohibited from having occurred, pursuant to the terms of the Loan Documents (in which case such change of facts and circumstances shall be set forth in such Officer’s Certificate with reference to the applicable representations and warranties) or setting forth any exceptions to such representations and warranties, which exceptions shall be satisfactory to Lender;

(g) if required by Lender, Lender shall have received, at Borrower’s expense, a title continuation or endorsement to Lender’s Title Insurance Policy, evidencing that there are no liens against the Property other than Permitted Encumbrances;

(h) Borrower shall deliver to Lender updated rent rolls, occupancy reports, financial statements of Borrower and Guarantor, and such other information as Lender may reasonably require;

(i) The Loan to Value Ratio shall be no greater than sixty-five percent (65%);

(j) intentionally omitted;

(k) in connection with the first Extension Option, the Debt Service Coverage Ratio (First Extension) shall not be less than 1.10 to 1.00 and the Debt Yield (Extension) shall be not less than nine percent (9.0%) at the time such Extension Option is exercised and on the date that such Extension Period is commenced; provided however, that if the foregoing condition is not satisfied at the time such Extension Option is exercised and on the date that such Extension Period is commenced, Borrower may either (i) prepay a portion of the Outstanding Principal Balance as may be necessary such that a Debt Service Coverage Ratio (First Extension) of 1.10 to 1.00 and a Debt Yield (Extension) of nine percent (9.0%) is satisfied, provided that any such prepayment shall be treated as a voluntary prepayment under Section 2.4.1 hereof (and the applicable amounts due in connection with such prepayment shall be payable by Borrower) (the “First Extension Prepayment Amount”) or (ii) deposit cash in an amount equal to the greater of (A) the First Extension Prepayment Amount, (B) the amount by which the Underwritable Cash Flow (First Extension) would need to increase in order to achieve a Debt Service Coverage Ratio (First Extension) of 1.10 to 1.00, and (C) the amount by which the Underwritable

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Cash Flow (First Extension) would need to increase in order to achieve a Debt Yield (Extension) of nine percent (9.0%) into the Shortfall Reserve Account;

(l) in connection with the second Extension Option, the Debt Service Coverage Ratio (Extension) shall not be less than 1.20 to 1.00 and the Debt Yield (Extension) shall not be less than nine and one-half of one percent (9.5%) at the time such Extension Option is exercised and on the date that such Extension Period is commenced; provided, however, that if the foregoing condition is not satisfied, Borrower may prepay a portion of the Outstanding Principal Balance as may be necessary so that such condition is satisfied, provided that any such prepayment shall be treated as a voluntary prepayment under Section 2.4.1 hereof (and the applicable amounts due in connection with such prepayment shall be payable by Borrower);

(m) in connection with the third Extension Option, the Debt Service Coverage Ratio (Extension) shall not be less than 1.25 to 1.00 and the Debt Yield (Extension) shall not be less than ten percent (10.0%) at the time such Extension Option is exercised and on the date that such Extension Period is commenced; provided, however, that if the foregoing condition is not satisfied, Borrower may prepay a portion of the Outstanding Principal Balance as may be necessary so that such condition is satisfied, provided that any such prepayment shall be treated as a voluntary prepayment under Section 2.4.1 hereof (and the applicable amounts due in connection with such prepayment shall be payable by Borrower);

(n) Lender shall have received such other documentation and information (and Borrower shall have satisfied such additional requirements) as may be reasonably requested by Lender in connection with such Extension Option;

(o) no Material Adverse Change shall have occurred;

(p) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, pursuant to the applicable terms and conditions of Section 2.8 hereof, an extension of the Interest Rate Cap Agreement or a Replacement Interest Rate Cap Agreement, which extension or Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the Interest Period within which the related Extension Period commences and shall have a maturity date not earlier than the last day of the Interest Period within which the related Extension Period expires; and

(q) Completion shall have occurred, provided that for purposes of this Section 2.9(q) only, Completion shall not require the delivery of the “as built” drawings and the Final Survey.

Section 2.10 Preliminary Project Report and Budget. The project budget which details the direct and indirect costs estimated to be incurred by Borrower until the Property achieves stabilized occupancy which has been approved by Lender and the Construction Consultant on, or prior to, the date hereof, is attached hereto as Schedule 2.10 (the “Project Budget”). Each category of direct and indirect cost (the “Line Items” or “Budget Line”) are delineated in the Project Budget with those that are approved as Building Loan Costs to be disbursed out of Building Loan proceeds

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subject to availability and satisfaction of all applicable conditions to Additional Advances hereunder, being so indicated.

Section 2.11 Budget Reallocations.

(a) Other than Permitted Budget Re-allocations, subject to the prior approval of Lender, which shall not be unreasonably withheld, conditioned or delayed, the Borrower may revise the Project Budget from time to time to move Building Loan Contingency (Hard Costs) to other Hard Costs Budget Lines, and/or to move Building Loan Contingency (Soft Costs) to other Soft Costs Budget Lines. Any Permitted Budget Re-allocations shall not require the prior approval of Lender, but Borrower shall provide prompt written notice of same to Lender.

(b) If there is a savings in a particular Budget Line, and if such savings is substantiated by evidence reasonably satisfactory to Lender, the Borrower shall have the right, upon prior approval of Lender, which approval shall not be unreasonably withheld or delayed, to reallocate such savings to another Budget Line with respect to which additional costs have been or may be incurred; provided, however, that the Borrower shall in no event or under any circumstances have the right (i) to reallocate any portion of the Interest Reserve Budget Line prior to Completion of the Improvements, or (ii) reallocate any savings in a Hard Costs Budget Line to other than another Hard Costs Budget Line, without in each instance obtaining the prior approval of Lender, which approval may be withheld in the sole and absolute discretion of Lender, or to cause a reallocation to occur that in the opinion of the Lender, its counsel or the Title Company will be in contravention of the Lien Law, or that in the opinion of the Lender, its counsel or the Title Company will adversely affect or impair in any manner whatsoever the Lien or the priority of Lien of the Mortgage.

(c) If Borrower becomes aware of any change in Total Project Related Costs which will increase a Line Item of Total Project Related Costs reflected on the Project Budget, Borrower shall immediately notify Lender in writing and promptly submit to Lender for its approval a revised Project Budget. Any reallocation of any Line Item in the Project Budget in connection with cost overruns shall be subject to Lender’s approval in Lender’s reasonable discretion except as set forth in Section 2.11(a) and (b) above and Section 2.14. Lender shall have no obligation to make any further Additional Advances unless and until the revised Project Budget so submitted by Borrower is approved by Lender, and Lender reserves the right to approve or disapprove any revised Project Budget in its sole and absolute discretion (except with respect to reallocations in accordance with Section 2.11(a)and (b) above and Section 2.14).

Section 2.12 Stored Materials and Deposits. Lender shall not be required to disburse any funds for any materials, machinery or other personal property not yet incorporated into the Improvements (the “Stored Materials”), unless the following conditions are satisfied:

(a) Borrower shall deliver to Lender bills of sale or other evidence reasonably satisfactory to Lender of the cost of, and, subject to the payment therefor, Borrower’s title in and to such Stored Materials;

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(b) The Stored Materials are identified to the Property and Borrower, are segregated so as to adequately give notice to all third parties of Borrower’s title in and to such materials, and are components in substantially final form ready for incorporation into the Improvements;

(c) The Stored Materials are stored at the Property or at such other third‑party owned and operated site as Lender shall reasonably approve, and are protected against theft and damage in a manner satisfactory to Lender, including, if requested by Lender, storage in a bonded warehouse in the county in which the Property is located;

(d) The Stored Materials will be paid for in full with the funds to be disbursed, and all lien rights or claims of the supplier will be released upon full payment;

(e) Lender has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials;

(f) The Stored Materials are insured for an amount equal to their replacement costs in accordance with Section 6.1 of this Agreement;

(g) The aggregate cost of Stored Materials stored at the Property is approved by the Construction Consultant and, if required by Lender, the Construction Consultant shall certify that it has inspected such Stored Materials and they are in good condition and suitable for use in connection with the Project; and

(h) At any one time, in the aggregate: (i) the cost of Stored Materials (excluding the pre-cast garage) not stored at the Property is not more than $2,000,0000 and (ii) the aggregate cost of Stored Materials (excluding the pre-cast garage) stored off and on the Property at any one time shall not exceed $2,000,000.00.

(i) Notwithstanding the foregoing, the Lender shall have no obligation to make Additional Advances with respect to Stored Materials which are located in a country other than the United States.

(j) In addition to Additional Advances for Stored Materials, Lender shall approve Additional Advances for the payment of a deposit with respect to any materials to be included in the Project for which a deposit is required; provided that Borrower shall have otherwise satisfied all conditions to the applicable Additional Advance, the requested deposit is not in excess of fifty percent (50%) of the cost of such materials, and Lender shall be satisfied that the aggregate amount of outstanding deposits for materials that have not yet been delivered to the Project shall not at any one time exceed $1,000,000.

Section 2.13 Amount of Advances.

(a) In no event shall any Additional Advance exceed the full amount of Building Loan Costs theretofore paid or to be paid with the proceeds of such Additional Advance plus any Building Loan Costs incurred by Borrower through the date of the Advance Request for such Additional Advance minus (i) with respect to any such Building Loan Costs that are Hard Costs of construction, the applicable Retainage for each contract and

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subcontract and (ii) the aggregate amount of any Additional Advances previously made by Lender. It is further understood that the Retainage described above is intended to provide a contingency fund protecting Lender against failure of Borrower or Guarantor to fulfill any Obligations under the Building Loan Documents, and that Lender may charge amounts against such Retainage in the event that the Lender are required or elect to expend funds to cure any Default or Event of Default.

(b) The Retainage shall be advanced on a contract‑by‑contract basis prior to Completion of the Improvements but after final completion of all construction work provided for under such Trade Contract, subject to approval thereof by the Construction Consultant and receipt by Lender of final, unconditional lien waiver(s) for said contract.

(c) No Additional Advance of the Building Loan by the Lender shall be deemed to be an approval or acceptance by the Lender of any work performed thereon or the materials furnished with respect thereto.

Section 2.14 Loan Balancing. At any time and from time to time during the term of the Loan, Lender shall have the right (but not the obligation) to notify Borrower that, in Lender’s sole but reasonable judgment, (a) the cost of all Total Project‑Related Costs that remain unpaid at the time in question exceeds the undisbursed proceeds of the Loan plus any sums deposited with Lender pursuant to this Section 2.14 and not previously disbursed or (b) the cost of completing any Line Item in the Project Budget exceeds the remaining undisbursed portion of the Building Loan allocated to such Line Item in the Project Budget plus any sums deposited with Lender pursuant to this Section 2.14 to pay for such deficiency and not previously disbursed (the amount of any such deficiency under clauses (a) or (b) being herein referred to as the “Shortfall”). If Lender at any time shall so notify Borrower, Borrower shall, at its option, either individually or in combination (i) within ten (10) days of Lender’s notification as aforesaid, deposit with Lender an amount equal to such Shortfall, which Lender may from time to time apply, or allow Borrower to apply, to such costs; (ii) pay for such costs, as incurred, in the amount of such Shortfall so that the amount of the Building Loan which remains to be disbursed shall be sufficient to pay all of the remaining Total Project‑Related Costs, and Borrower shall furnish Lender with such evidence thereof as Lender shall require; (iii) with respect to any Shortfall arising pursuant to clause (b) above, to the extent permitted under Section 2.11(a), allocate the Building Loan Contingency (Hard Costs) or Building Loan Contingency (Soft Costs), to the extent applicable, to the Shortfall and (iv) with respect to any Shortfall arising pursuant to clause (b) above, to the extent permitted under Section 2.11(b), reallocate cost savings from the Project Budget in respect of the Building Loan (or other reallocations which are approved by Lender, in its reasonable discretion) in accordance with the terms of this Agreement. Borrower hereby agrees that Lender shall have a lien on and security interest in any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid costs as approved by Lender. Lender shall have no obligation to make any further advances of proceeds of the Loan until the sums required to be deposited pursuant to clause (i) above have been exhausted, Borrower has actually paid such Total Project‑Related Costs pursuant to clause (ii) above and, in any such case, the Building Loan is back “in balance”. Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Lender reasonably determines that the amount thereof is more than the excess, if any, of the remaining Total Project‑Related Costs over the undisbursed balance of the Loan, provided, however, that should

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an Event of Default exist, Lender shall, at Lender’s election, apply such amounts either to the remaining Total Project‑Related Costs or to the immediate reduction of outstanding principal and/or interest under the Note.

Section 2.15 Quality of Work. No Additional Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured, as confirmed by the report of the Construction Consultant, but Lender may disburse all or part of any Additional Advance before the sum shall become due if Lender believes it advisable to do so, and all such Additional Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

Section 2.16 Required Equity. All Required Equity shall be contributed (i.e., expended by Borrower and invested in the Property for costs set forth on the approved Project Budget before any Additional Advances of the Building Loan shall be made).

Section 2.17 Initial Additional Advance. Lender shall not be obligated to make the first Additional Advance of the Building Loan (the “Initial Additional Advance”) until all of the conditions precedent set forth in this Section 2.17 have been satisfied:

(a) Payment by Borrower of all fees and expenses required by this Agreement or the other Loan Documents, to the extent due and payable, including, without limitation, Lender’s reasonable attorneys’ fees and expenses, a draw fee equal to the then current draw fee of Servicer, all origination fees, and brokerage commissions, and all other out-of-pocket fees, costs and expenses (including the out-of-pocket fees and costs of the Construction Consultant).

(b) No Additional Advance, including the Initial Additional Advance, shall be requested or advanced for an amount less than $100,000.00 other than the last requested Additional Advance.

(c) Except as expressly permitted herein, such Additional Advance shall be requested no later than the Completion Date (and Lender shall have no obligation to make any further Additional Advances in the event that all applicable conditions precedent to the making of such Additional Advance are not satisfied as of the Completion Date).

(d) No Material Adverse Change shall have occurred.

(e) If the Interest Rate Cap Agreement then in effect does not have a notional amount at least equal to the sum of (A) the principal balance of the Loan, plus (B) the requested Additional Advance, then on or prior to the date on which an Additional Advance is made, Borrower shall have either amended the Interest Rate Cap Agreement(s) then-in effect or obtained a new Interest Rate Cap Agreement (and assigned the same to Lender pursuant to such documents as Lender may reasonably require, and delivers to Lender such opinions of counsel with respect thereto as Lender may reasonably require), such that the notional amount of the Interest Rate Cap Agreements then in effect with respect to the Loan provide for a notional amount at least equal to the above required sum, and otherwise comply with the requirements of this Agreement.

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(f) Borrower shall furnish Lender with evidence in form and content satisfactory to Lender that Borrower has contributed the Required Equity and Borrower shall otherwise be in compliance with Section 2.14.

(g) The Loan Documents shall be in full force and effect.

(h) At least ten (10) Business Days (but not more than sixty (60) days) prior to the date on which Borrower requests that the Initial Additional Advance be made, Borrower shall have delivered to Lender a written request on Lender’s form of request indicating the requested amount of the Initial Additional Advance, together with all other information and items required to evidence the satisfaction of the conditions precedent to such advance set forth in this Section 2.17 and as may otherwise be requested by Lender (an “Advance Request”). Without limiting the foregoing, each Advance Request shall be accompanied by: (i) a completed Application and Certificate for Payment (AIA Document G702) that is executed by the General Contractor and Architect; (ii) a Borrowing Certificate in the form set forth on Exhibit 2.17(h); (iii) at the request of Lender, current requisitions for payment from Trade Contractors and/or any of their subcontractors allocable to the Project; (iv) such other information and documents as may be reasonably requested or required by Lender or the Construction Consultant with respect to the Hard Costs covered by such Advance Request; (v) to the extent such Advance Request includes a request to pay for, or reimburse the costs of, any Stored Materials, such Advance Request shall include a description of such Stored Materials and where such Stored Materials are proposed to be stored, including, without limitation, reasonable detail as to the security measures in place at any off-site location storing such Stored Materials; (vi) an updated Construction Schedule substantially in the form attached hereto as Schedule IV; (vii) the Change Order Log; and (viii) invoices, statements or such other information and documentation as Lender shall reasonably request or require with respect to any Soft Costs covered by such Advance Request, together with a general ledger or other acceptable format which details, for each Advance Request relating to Soft Costs, the invoice, the invoice number, invoice amount, purpose of such Soft Costs, and the Line Item in the Project Budget to which such Soft Costs relate. All such requests and requisitions for payment shall have been approved by the Lender and, with respect to Hard Costs, recommended for payment by the Construction Consultant. Borrower shall submit an Advance Request in accordance with the provisions of this Agreement.

(i) Construction Documents.

(i) General Contractor. Borrower shall deliver to Lender a fully executed copy of the General Contractor’s Agreement, in the form that has been approved by Lender. General Contractor shall have executed and delivered to Lender an original certificate, consenting to the assignment of the General Contractor’s Agreement, substantially in the form of Exhibit 2.17(i)(i).

(ii) Trade Contracts/Major Trade Contracts. Borrower shall have delivered to Lender, and Lender shall have approved, a list, certified by Borrower, of Trade Contractors who have been or, to the extent identified by Borrower, will be supplying labor or materials for the Property (the “Trades List”). In addition,

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Borrower shall deliver to Lender and the Construction Consultant correct and complete copies of: (A) all executed Trade Contracts, each such Trade Contract may be entered into without the prior consent of the Lender and the Construction Consultant; and (B) all executed Major Trade Contracts, each such Major Trade Contract shall be approved by Lender and the Construction Consultant in their reasonable discretion.

(iii) Architect and Other Design Professionals. Borrower shall deliver to Lender fully executed copies of the Architect’s Contract and Other Design Professional’s Agreements, which agreements shall be approved by Lender in its reasonable discretion for the design of the Project. Borrower’s Architect and Other Design Professionals shall have executed and delivered to Lender an original certificate, consenting to the assignment of the Architect’s Contract and the Other Design Professional’s Agreements, substantially in the form of Exhibit 2.17(i)(iii).

(iv) Standard Form of Trade Contract. Borrower shall deliver to Lender a copy of the standard form of contract and/or subcontract to be used by General Contractor, which standard form shall be approved by Lender in its reasonable discretion, which approval shall not be unreasonably withheld.

(v) Other Bids. If in the reasonable judgment of the Lender and the Construction Consultant all Trade Contracts, Major Trade Contracts, and the General Contractor’s Agreement do not cover all of the work necessary for Completion of the Improvements, Borrower shall cause to be furnished firm bids from responsible parties, or estimates and other information reasonably satisfactory to Lender, for the work not so covered, to enable Lender to ascertain the total estimated cost of all work done and to be done.

(vi) Construction Consultant Certificate. Each Advance Request relating to Hard Costs shall be accompanied by a certificate or report of the Construction Consultant to the Lender based upon a site observation of the Project made by the Construction Consultant not more than thirty (30) days prior to the date of such draw, in which the Construction Consultant shall in substance: (A) for the Initial Additional Advance only, indicate its review and acceptance of the Plans and Specifications; (B) verify that the portion of the Improvements completed as of the date of such site observation has been completed substantially in accordance with the Plans and Specifications; and (C) state its estimate of (1) the percentages of the construction of the Improvements completed as of the date of such site observation on the basis of work in place as part of the Improvements and the Project Budget, (2) the Hard Costs actually incurred for work in place as part of the Improvements as of the date of such site observation, (3) the sum necessary to complete construction of the Improvements in accordance with the Plans and Specifications; and (4) the amount of time from the date of such inspection that will be required to achieve Completion of the Improvements.

(vii) Payment and Performance Bonds. The Borrower shall cause Payment and Performance Bonds, in form and substance satisfactory to the Lender

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and the Construction Consultant and issued by sureties satisfactory to the Lender and the Construction Consultant (and with a rating of not less than A.M. Best Company, Inc. of A-:VIII), to be maintained with respect to the obligations of the General Contractor. The Payment and Performance Bonds shall be in an amount not less than the full contract price for the General Contractor’s Agreement.In the alternative, Borrower may provide to Lender and the Construction Consultant evidence of subguard insurance coverage covering the Project and no other projects (against defaults by the subcontractors and material suppliers of General Contractor in connection with the Project) in form and substance acceptable to Lender (and in the amount of not less than $30,000,000.00 on an aggregate basis and $15,000,000.00 on a per occurrence (per year) basis), and including a “Financial Interest Endorsement” for the benefit of Lender in form and substance reasonably acceptable to Lender and the Construction Consultant, fully paid for coverage throughout the term of the Loan (including as the term may be extended) (“Subguard Insurance”). In the event that the Lender and Construction Consultant approve such Subguard Insurance, any costs previously budgeted for the Payment and Performance Bond shall be re-allocated in the Project Budget to the Building Loan Contingency (Hard Costs).

(viii) Plans and Specifications. Borrower shall deliver to the Construction Consultant a set of the Plans and Specifications sufficient to enable Borrower to obtain a building permit and any and all modifications and amendments made thereto. Borrower shall deliver to the Lender a list identifying the Plans and Specifications and any and all modifications and amendments made thereto.

(ix) Architect’s Certificate. Borrower shall cause to be delivered to Lender certificates from the Borrower’s Architect (the “Architect’s Certificate”) substantially in the form attached hereto as Exhibit 2.17(i)(ix) (unless Borrower’s Architect signs the Application for Payment (AIA Form G702) for such Additional Advance).

(x) Intentionally Omitted.

(xi) Lien Waivers. Borrower shall deliver (A) duly executed unconditional Lien waivers, from all Trade Contractors for all work performed, and all labor or material supplied for which payment thereof has been made prior to the date of the Initial Additional Advance and (B) duly executed conditional Lien waivers, from all Trade Contractors for all work performed, and all labor or material supplied for which payment thereof will be made from proceeds of the Initial Additional Advance.

(j) Buyout Threshold. The Buyout Threshold Condition shall have been satisfied.

(k) Title Insurance Policy. The Building Loan Mortgage shall constitute a valid first Lien on the Property for the full amount of the Building Loan advanced to and

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including the date of the applicable Additional Advance, free and clear of all Liens except for Permitted Encumbrances. Lender shall have been furnished with a notice of title continuation or an endorsement to the Title Insurance Policy issued to Lender on the Closing Date, which continuation or endorsement shall increase the coverage of the Title Insurance Policy by the amount of the Initial Additional Advance through the pending disbursement clause (but not the overall policy amount which shall be for the full amount of the Building Loan), amend the effective date of the Title Insurance Policy to the date of the Initial Additional Advance, continue to insure the Lien of the Building Loan Mortgage subject to no Liens or encumbrances other than the Permitted Encumbrances and which shall state that since the last disbursement of the Loan there have been no changes in the state of title to the Property (other than Permitted Encumbrances) and that there are no additional survey exceptions not previously approved by Lender. If the foundations of the Improvements have been set as of the date of the Initial Additional Advance, the Borrower shall also cause to be delivered to Lender a boundary line Survey and inspection report of the Property dated within thirty (30) days after the foundations to the Improvements are set and prior to the date of the first advance of the Building Loan proceeds after the foundations are set, prepared in accordance with Lender’s survey requirements, certified by a land surveyor registered as such in the State in which the Property is located, which Survey shall be in form and substance satisfactory to Lender.

(l) Other Insurance. Borrower shall cause to be delivered to Lender Policies of all insurance required by Section 6.1 of this Agreement or any other Building Loan Document, and the same shall be in form and substance satisfactory to Lender.

(m) Evidence of Sufficiency of Funds. Lender shall have received evidence satisfactory to Lender that the proceeds of the Loan plus the Required Equity will be sufficient to cover all Total Project‑Related Costs reasonably anticipated to be incurred, to satisfy the obligations of Borrower to Lender and under this Agreement.

(n) Environmental Report. Borrower shall cause to be delivered to Lender an environmental assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by Lender in form, scope and substance satisfactory to Lender, which report or reports shall indicate a condition of the Property in all respects satisfactory to Lender in its sole discretion and upon which report or reports Lender are expressly entitled to rely.

(o) Geotechnical Report. Borrower shall cause to be delivered to Lender a geotechnical report of one or more qualified engineers approved by Lender and the Construction Consultant in form, scope and substance satisfactory to Lender and the Construction Consultant, which report shall indicate a condition of the soil at the Property in all respects satisfactory to Lender in its sole discretion and upon which report or reports Lender are expressly entitled to rely.

(p) Site Plan and Survey. Borrower shall deliver to Lender a site plan depicting the placement of the Improvements verifying that all of the Improvements will be within the lot lines of the Property and in compliance with all set‑back requirements and a Survey prepared in accordance with Lender’s survey requirements, certified by a land surveyor

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registered as such in the State, which Survey shall be in form and substance satisfactory to Lender.

(q) Government Approvals and Legal Requirements. Borrower shall deliver to Lender and the Construction Consultant satisfactory evidence that all Government Approvals necessary for the construction of the Improvements as contemplated by the Plans and Specifications (including, for the avoidance of doubt, for the specific use identified in the Plans and Specifications and for not less than the total number of units, together with the unit mix and the leaseable square footage of the commercial space identified in the Plans and Specifications, have been obtained, including, without limitation, a building permit, and that Borrower shall have complied with all Legal Requirements, including all land use, building, subdivision, zoning and similar ordinances and regulations promulgated by any Governmental Authority and applicable to the commencement of the construction of the Improvements and to permit the construction to continue to progress to the stage of completion at which work in then proceeding at the Project and in order to achieve Completion of the Improvements by not later than the Completion Date.

(r) C-PACE Loan. The C-PACE Loan shall have been funded to Wilmington Trust, as bond trustee.

(s) Evidence of Utilities. Borrower shall cause to be delivered to Lender letters from those local utility companies whose services are necessary to complete the Improvements in accordance with the Plans and Specifications and to operate the Improvements thereafter or the appropriate local Governmental Authority stating that sufficient electric, steam, gas, storm and sanitary sewer, telephone, cable and water facilities will be available to the Property upon the Completion of the Improvements.

(t) Legal Opinions. Lender shall have received opinions in form, substance and scope satisfactory to Lender and Lender’s counsel from counsel satisfactory to Lender as to such matters (including, without limitation, land use and zoning matters) as Lender shall reasonably request.

(u) Searches Regarding Personal Property. Lender shall have received a certification from the Title Company or other service satisfactory to Lender or counsel satisfactory to Lender (which shall be updated from time to time at Borrower’s expense upon request by Lender in connection with future Additional Advances) that a search of the public records disclosed no judgment, UCC or tax liens affecting Borrower or Guarantor, the Property or the Personal Property, and no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Personal Property.

(v) Notices. All notices required by any Governmental Authority or by any applicable Legal Requirement to be filed prior to commencement of construction of the Improvements shall have been filed.

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(w) Anticipated Cost Report. The Borrower shall submit to the Lender an Anticipated Cost Report in the form set forth in Exhibit 2.17(w) hereof provided by the General Contractor, which indicates the costs anticipated to complete the construction of the Improvements, after giving effect to costs incurred during the previous month and projected costs.

(x) Performance; No Default. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the Initial Additional Advance, and on the date of the Initial Additional Advance, there shall exist no Default or Event of Default.

(y) Representations and Warranties. The representations and warranties made by Borrower and Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects on the date on which made and shall continue to be true and correct in all material respects on the date of the Initial Additional Advance.

(z) No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Lender shall have received insurance proceeds or other monies sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the Completion of the Improvements prior to the Completion Date.

(aa) Other Documents. Borrower shall have delivered such other documents and certificates as Lender or its counsel may reasonably require.

Section 2.18 Conditions to Subsequent Advances.The obligations of the Lender to make any Additional Advance after the Initial Additional Advance shall be subject to the following:

(a) Prior Conditions Satisfied. All conditions precedent to the Initial Additional Advance set forth in Section 2.17 (in the same manner in which they were satisfied for the Initial Additional Advance and without reimposing any one‑time requirement) shall continue to be satisfied as of the date of such subsequent Additional Advance. For the avoidance of doubt, to the extent there have been any changes to the Trades List since the making of any prior Additional Advance, Borrower shall deliver an updated and certified Trades List in connection with any Advance Request.

(b) Balancing. Borrower is in compliance with the provisions of Section 2.14.

(c) Advance Request. Borrower shall submit an Advance Request in accordance with Section 2.17(d), provided that in no event shall Borrower submit an Advance Request more than once in any thirty (30) day period (and, for the avoidance of doubt, each Advance Request shall contain a request for all items requested by Borrower for such thirty (30) day period).

(d) Anticipated Cost Report. The Borrower shall submit to the Lender an updated Anticipated Cost Report.

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(e) Satisfactory Title; Survey Update. The Building Loan Mortgage shall constitute a valid first Lien on the Property for the full amount of the Building Loan advanced to and including the date of the applicable Additional Advance, free and clear of all Liens except for Permitted Encumbrances. Lender shall have been furnished with a notice of title continuation or an endorsement to the Title Insurance Policy issued to Lender in connection with the Initial Additional Advance of the Loan, which continuation or endorsement shall increase the coverage of the Title Insurance Policy by the amount of the Additional Advance through the pending disbursement clause (but not the overall policy amount which shall be for the full amount of the Building Loan), amend the effective date of the Title Insurance Policy to the date of such Additional Advance, continue to insure the Lien of the Building Loan Mortgage subject to no Liens or encumbrances other than the Permitted Encumbrances and which shall state that since the last disbursement of the Loan there have been no changes in the state of title to the Property (other than Permitted Encumbrances) and that there are no additional survey exceptions not previously approved by Lender. Borrower shall also cause to be delivered to Lender a boundary line Survey (if not previously delivered in connection with the Initial Additional Advance) and inspection report of the Property dated within thirty (30) days after the foundations to the Improvements are set and prior to the date of the first advance of the Building Loan proceeds after the foundations are set, prepared in accordance with Lender’s survey requirements, certified by a land surveyor registered as such in the State in which the Property is located, which Survey shall be in form and substance satisfactory to Lender.

(f) No Other Security Interests. Except as otherwise permitted herein, all materials and fixtures incorporated in the construction of the Improvements shall have been purchased so that their absolute ownership shall have vested in Borrower immediately upon delivery to the Land and Borrower shall have produced and furnished, if required by Lender, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

(g) Performance; No Default. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such Additional Advance, and on the date of such Additional Advance there shall exist no Default or Event of Default.

(h) Representations and Warranties. The representations and warranties made by Borrower and Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Additional Advance.

(i) No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Lender shall have received insurance proceeds or other monies sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the Completion of the Improvements prior to the Completion Date.

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(j) Subcontracts. No Additional Advance shall be made by Lender with regard to work done by or on behalf of any Major Trade Contractor unless Borrower shall have delivered to Lender originals of the following documents as to such Major Trade Contractor, each in form and substance reasonably satisfactory to Lender:

(i) a fully executed contract reasonably acceptable to Lender; and

(ii) if requested by Lender, a performance letter from each Major Trade Contractor substantially in the form attached hereto as Exhibit 2.18(j)(iii).

(k) Government Approvals and Legal Requirements. Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender and the Construction Consultant that all Government Approvals necessary for the construction of the Improvements as contemplated by the Plans and Specifications have been obtained and that Borrower shall have complied with all Legal Requirements, including all land use, building, subdivision, zoning and similar ordinances and regulations promulgated by any Governmental Authority and applicable to the construction of the Improvements and to permit construction to continue to progress to the stage of completion at which work is then proceeding at the Project and to permit the Completion of the Improvements prior to the Completion Date.

(l) Construction Consultant Approval. Lender has received advice from the Construction Consultant, satisfactory to Lender, as to Construction Consultant’s determination based on on‑site inspections of the Improvements and the data submitted to and reviewed by it as part of Borrower’s Advance Request of the value of the labor and materials in place, that the construction of the Improvements is proceeding satisfactorily and according to schedule and that the work on account of which the Additional Advance is sought has been completed in a good and workmanlike manner to such Construction Consultant’s satisfaction within cost estimates approved by Lender and substantially in accordance with the Plans and Specifications.

(m) Other Documents. Lender shall have received such other documents and certificates as Lender or its counsel may reasonably require.

(n) Lien Waivers. To the extent not previously delivered, Borrower shall deliver (A) duly executed unconditional Lien waivers from all Trade Contractors for all work performed, and all labor or material supplied for which payment thereof has been made prior to the date of the related Additional Advance and (B) duly executed conditional Lien waivers, from all Trade Contractors for all work performed, and all labor or material supplied for which payment thereof will be made from proceeds of the related Additional Advance.

(o) Buyout Log. Borrower shall deliver an updated copy of the Buyout Log to the Lender.

(p) Architect’s Certificates. Borrower shall cause to be delivered to Lender an Architect’s Certificate (unless Borrower’s Architect signs the Application for Payment

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(AIA Form G702) or Continuation Sheet (AIA Form G703) for the applicable Additional Advance).

Section 2.19 Conditions to Final Construction Advance. In addition to the conditions set forth in Section 2.18, the Lender’s obligation to make the final Additional Advance of proceeds of the Building Loan pursuant to this Agreement shall be subject to the following conditions precedent:

(a) Balancing. Borrower is in compliance with the provisions of Section 2.14.

(b) Advance Request. Borrower shall submit an Advance Request in accordance with Section 2.17(d).

(c) Completion of Improvements. Lender shall have received evidence satisfactory to Lender of the Completion of the Improvements.

(d) Approval by Construction Consultant. Lender shall have received notification from the Construction Consultant that Completion of the Improvements has occurred and that all utilities necessary to service the Property have been connected and are in operation.

(e) Certificates. Borrower shall have furnished to Lender a certificate of the Borrower’s Architect substantially in the form attached hereto as Exhibit 2.19(e) which is countersigned by the General Contractor with respect to the certification regarding the cost of the Punch List Items.

(f) Final Unconditional Lien Waivers. Borrower shall have furnished to Lender duly executed final, unconditional lien waivers, in the form acceptable to Lender from the General Contractor and all Trade Contractors who have performed work in connection with the Project, for the work so performed, and/or who have supplied labor and/or materials in connection with the Project, for the labor and/or materials so supplied.

(g) Final Survey. Borrower shall have furnished to Lender a Final Survey.

(h) Payment of Costs. Lender shall have received evidence satisfactory to Lender that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith.

(i) Construction Consultant Approval. Lender shall have received advice from the Construction Consultant, satisfactory to Lender, as to Construction Consultant’s determination based on on‑site inspections of the Improvements and the data submitted to and reviewed by it as part of Borrower’s Advance Request of the value of the labor and materials in place, that the construction of the Improvements is proceeding satisfactorily and according to schedule and that the work on account of which the Additional Advance is sought has been completed in a good and workmanlike manner to such Construction

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Consultant’s satisfaction within cost estimates approved by Lender and substantially in accordance with the Plans and Specifications.

(j) “As‑Built” Plans and Specifications. Borrower shall furnish to Lender a full and complete set of “as built” Plans and Specifications certified to by Borrower’s Architect.

(k) Notice of Completion. Lender shall have received evidence that Borrower has filed any notice of Completion of the Improvements necessary to establish commencement of the shortest statutory period for the filing of mechanic’s and materialmen’s liens, if any.

(l) Insurance Review. Lender shall have received evidence, reasonably satisfactory to Lender, that Borrower has obtained and is then maintaining the Policies required pursuant to Section 6.1, which Policies shall be subject to review by an independent insurance consultant chosen by Lender; provided, that the reasonable fees payable to such independent insurance consultant in connection therewith shall be payable by Borrower.

(m) Intentionally Omitted.

(n) Other Documents. Lender shall have received such documents, letters, affidavits, reports and assurances, as Lender, Lender’s counsel and the Construction Consultant may reasonably require, including, without limitation, completed AIA Form G704 (Certificate of Substantial Completion) and completed AIA Form G707 (Consent of Surety to Final Payments).

Section 2.20 Miscellaneous Advance Provisions.

(a) Advancing on the Completion Date. Notwithstanding anything to the contrary contained in this Agreement, except as provided in subparagraph (d) below, if the maximum amount of the Note has not been fully disbursed to Borrower in accordance with this Agreement by the Completion Date, on the Completion Date, Lender shall not be required to advance any further Additional Advances and Borrower shall not be entitled to and shall forfeit its rights to any further Additional Advances.

(b) Advances to Pay Interest, Fees, Expenses, Taxes and Insurance. Subject to the provisions of this Section 2.20(b), Borrower hereby requests that Lender make an advance on each Payment Date (or prior to the date that payment of the same shall become delinquent hereunder) of: (i) interest due at such time; (ii) fees under the Building Loan Documents that are then due to Lender, as applicable; (iii) to pay Taxes and Insurance Premiums that are then due and payable (provided that, Taxes shall not include any assessments for the C-PACE Loan until the Payment Date occurring in August, 2024), and (iv) expenses and other reimbursables under the Building Loan Documents that are then due and payable. Notwithstanding anything to the contrary contained in this Agreement, (A) all positive net cash flow from the Property, to the extent that Lender, in its sole judgment, determines that it is sufficient to pay for such interest, fees, expenses, Taxes and Insurance Premiums shall be used for the same before proceeds of the Building Loan are disbursed for such purposes, (B) the amounts otherwise to be funded by Lender pursuant

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to this Section 2.20(b) for interest on the Building Loan shall be reduced by any payments received under the Interest Rate Cap Agreement purchased with respect to the Building Loan, and (C) Lender shall have no obligation to make any such disbursement for interest, fees, expenses, Taxes or Insurance Premiums unless all conditions to an Additional Advance of the Loan pursuant to Section 2.18 have been satisfied. The provisions of this Section 2.20(b) are not intended to limit or derogate from Borrower’s and Guarantor’s absolute and unconditional obligation to pay such interest, fees, expenses, Taxes and Insurance Premiums regardless of whether Loan proceeds are available or advanced therefor to the extent (if any) provided in the applicable Guaranty.

(c) Direct Advances to Third Parties. At Lender’s option, but subject to the provisions of Section 4.1.22(c), Lender may make any or all Additional Advances directly or through the Title Company to (i) General Contractor or any Major Trade Contractor for construction expenses which shall theretofore have been approved by Lender and for which Borrower shall have failed to make payment, (ii) Borrower’s Architect to pay its fees to the extent funds are allocated thereto in the Project Budget, (iii) the Construction Consultant to pay its fees and disbursements, (iv) Lender’s counsel to pay its fees and disbursements, (v) to itself to pay (A) any installment of interest due under the Building Loan Note, (B) any expenses incurred by Lender which are reimbursable by Borrower under the Building Loan Documents (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and expenses and other fees and expenses incurred by such Lender), provided that Borrower shall theretofore have received notice from Lender that such expenses have been incurred and Borrower shall have failed to reimburse Lender for said expenses beyond any grace periods provided for said reimbursement under the Building Loan Note, this Agreement or any of the other Building Loan Documents, or (C) following an Event of Default, any other sums due to any Lender under the Building Loan Note, this Agreement or any of the other Building Loan Documents, all to the extent that the same are not paid by the respective due dates thereof, (vi) to pay Taxes and/or Insurance Premiums, and (vii) any other Person to whom Lender in good faith determines payment is due and any portion of the Building Loan so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Building Loan directly or through the Title Company to such Persons in accordance with this Section 2.20(c) as amounts become due and payable to them hereunder and any portion of the Building Loan so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such direct Additional Advances to such relevant Person, and all such Additional Advances shall satisfy the obligation of Lender hereunder and shall be secured by the Building Loan Mortgage and the other Building Loan Documents as fully as if made directly to Borrower.

(d) Advances After Completion Date. Notwithstanding anything contained herein to the contrary, Lender shall have no obligation to make any Additional Advance after the Completion Date (except for Retainage not yet disbursed, other Building Loan Costs associated with usual and customary Punch List Items and Soft Costs if funds

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allocated in the Project Budget remain available to be advanced under this Agreement for such purposes and subject to all the conditions to Additional Advances therefor).

(e) Interest Advance. A portion of the Loan specified in the Project Budget (the “Interest Advance”) has been reserved for payments of interest as it accrues and becomes due and payable on the Loan. The Interest Advance shall not be disbursed for any purpose other than the payment of interest on the Loan unless otherwise agreed to by Lender in its sole and absolute discretion. Subject to the provisions of Section 2.20(b), Lender shall advance portions of the Interest Advance directly to itself to satisfy obligations for the payment of interest under the Note from time to time as the same become due and payable.

(f) Loan In Balance. Notwithstanding anything else herein to the contrary, Lender shall not be required to make any Additional Advance if any Shortfall exists.

(g) The making of an Additional Advance by Lender shall not constitute Lender’s approval or acceptance of the construction theretofore completed. Lender’s inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on Lender, the sole obligation of Lender as the result of such inspection and approval being to make the Additional Advances if and to the extent, required by this Agreement.

(h) Developer Fees. Notwithstanding anything else herein to the contrary, fifty percent (50%) of the fees due to any developer of the Project in connection with each draw shall be deferred until Completion of the Project and, for the avoidance of doubt, in no event shall any Additional Advance be made available to fund (nor shall Borrower make any disbursement to pay), more than fifty percent (50%) of the fees due to any developer of the Project in connection with any draw until Completion has occurred.

(i) Additional Advances for Operating Expenses. During any calendar quarter during which Lender has made an Additional Advance to pay for, or reimburse Borrower for, Operating Expenses, Borrower will deliver a schedule (together with supporting detail reasonably satisfactory to Lender) reconciling (A) the aggregate amount of Additional Advances made to Borrower for Operating Expenses pursuant to the Project Budget during such calendar quarter and (B) the actual Operating Expenses incurred during such calendar quarter, and to the extent Lender determines in its reasonable discretion that Operating Expenses actually incurred in such quarter were less than the amount of Additional Advances made to Borrower for Operating Expenses pursuant to the Project Budget during such calendar quarter, then Lender may in its discretion either (x) decrease the amount to be disbursed for payment of Operating Expenses pursuant to the Project Budget for the following month (or, if necessary, months) in an amount necessary to reflect such difference or (y) require that Borrower, within ten (10) days following written request, deposit with Lender an amount equal to such difference. For the avoidance of doubt, Lender shall not make any Additional Advances for Taxes and Insurance Premiums pursuant to this Section 2.20(i) in duplication of any Additional Advance made pursuant to Section 2.20(b).

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III. REPRESENTATIONS AND WARRANTIES.

Section 3.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

3.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. If Borrower is not organized in the State in which the Land is located, Borrower is duly qualified to do business in such jurisdiction, and in each other jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. The ownership interests of Borrower as of the Closing Date are as set forth on the Organizational Chart attached hereto as Schedule III, and the direct and indirect ownership interests in Borrower or the Property do not include any Prohibited Entity/Ownership Structure.

3.1.2 Place of Business; Organizational Identification. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State set forth in such paragraph, as the type of entity set forth in such paragraph. Borrower’s taxpayer identification number (or employer identification number) is 88-1021615.

3.1.3 Authority. Borrower has the power and authority to execute and deliver this Agreement and the other Loan Documents, and to perform the obligations imposed on it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and has taken all necessary actions in furtherance thereof including, without limitation, that those partners or members of Borrower whose approval is required by the terms of Borrower’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

3.1.4 Execution and Delivery. This Agreement and all other Loan Documents to which Borrower is a party have been duly executed and delivered by or on behalf of Borrower, and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to Creditors’ Rights Laws generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.1.5 No Defenses. This Agreement, the Note, the Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of this Agreement, the Note, the Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Agreement, the Note, the Mortgage or any of the other Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury. Neither Borrower nor any Person claiming through Borrower has asserted any right of rescission, set-off, counterclaim or defense. Borrower knows of no facts that would support a claim of usury to defeat

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or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

3.1.6 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any SPE Party, or any member, partner or stockholder of Borrower or any SPE Party, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which any such Person is a party or by which any of its property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets. Any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

3.1.7 Litigation. There are no actions, suits or proceedings at law or in equity or as arbitration or mediation proceedings, whether by or before any Governmental Authority or other agency, now pending or (to Borrower’s knowledge) threatened in writing against or affecting Borrower, any Borrower Party or the Property, which actions, suits or proceedings, if determined against such Person or the Property, could reasonably be expected to materially adversely affect (a) Borrower’s title to the Property, (b) the validity or enforceability of the Loan Documents, (c) Borrower’s ability to perform under the Loan Documents, (d) Guarantor’s ability to perform under the Guaranty and Environmental Indemnity, (e) the principal benefit of the security intended to be provided by the Loan Documents, (f) the condition, operation, value, ownership or use of the Property, or (g) the current ability of the Property to generate net cash flow sufficient to service the Loan or (h) the condition (financial or otherwise) or business of Borrower or any Borrower Party.

3.1.8 Agreements. Except for Permitted Encumbrances, neither Borrower nor any Borrower Party is party to any agreement or instrument (including any Major Contract), or subject to any restriction, which could reasonably be expected to materially adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower has not entered into any Major Contract other than those disclosed to Lender in writing prior to the Closing Date. Borrower has delivered to Lender true, correct and complete copies of all Major Contracts. Each of the Major Contracts is in full force and effect. Neither Borrower nor any Borrower Party, nor (to Borrower’s knowledge, any prior owner of the Property) is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Major Contract or any other agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to Section 5.1 hereof, and (b) obligations under the Loan Documents. The Loan Documents contain provisions that render the rights and remedies of Lender adequate for the practical realization against the Property of the principal benefits of the security

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intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure.

3.1.9 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the IRS Code.

3.1.10 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.11 Embargoed Person; Patriot Act.

(a) At all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower Party constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in such Borrower Party (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party with the result that the investment in any Borrower Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of any Borrower Party have been derived from any unlawful activity with the result that the investment in any Borrower Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(b) Each Borrower Party and each and every Person Affiliated with any Borrower Party or that to Borrower’s knowledge has an economic interest in any Borrower Party or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a “blocked” Person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” Person on any lists maintained by the OFAC pursuant to the

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Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event any Borrower Party (or any of their respective beneficial owners, Affiliates or participants) becomes listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. Capitalized words and phrases used without definition in this Section shall have the meanings attributed thereto in the Patriot Act.

3.1.12 No Preferred Equity or Mezzanine Financing. Neither Borrower nor any partner, member or stockholder of Borrower (nor, if applicable, any SPE Party or any partner, member or stockholder of any SPE Party) has any Indebtedness in the form of mezzanine debt or preferred equity.

3.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation T, U or X, or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.14 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

3.1.15 Criminal Acts; Prior Litigation. Neither Borrower nor any Restricted Party has ever been convicted of a felony or misdemeanor (or crime of similar severity under other name), and is not currently the subject of any pending or to such party’s knowledge threatened criminal investigation or proceeding. Borrower has disclosed to Lender in writing any civil action (whether or not such action resulted in a judgment) and regulatory or enforcement proceeding to which Borrower and any Restricted Party was a defendant or respondent within the 20-year period prior to the date of this Agreement (i) that was under the Bankruptcy Code or other Creditors’ Rights Law, or (ii) in which it was alleged that Borrower or such Restricted Party engaged in fraud, deception or misrepresentation, or (iii) with respect to which Borrower or any Restricted Party was ordered or agreed not to engage in the banking or securities industry.

3.1.16 Third Party Representations. Each of the representations and the warranties made by Guarantor in the Environmental Indemnity, the Guaranty and (if applicable) any other Loan Documents to which Guarantor is a party are true, complete and correct in all material respects.

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3.1.17 Solvency. Borrower has (a) not entered into the Loan or executed this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor, and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower from ownership and operation of the Property, and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code, or similar action under any Creditors’ Rights Law, has been filed against Borrower or any Restricted Party. Neither Borrower nor any Restricted Party is contemplating either the filing of a petition by it under the Bankruptcy Code or similar action under any Creditors’ Rights Law, or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition or similar action against it or any Restricted Party. With respect to any loan or financing in which any Restricted Party or any Affiliate thereof has been directly or indirectly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety (including, without limitation and to the extent applicable, any loan which is being refinanced by the Loan), none of such loans or financings has ever been (i) more than thirty (30) days in default or (ii) transferred to special servicing. With respect to Lender’s rights in the Leases and Rents, Borrower acknowledges that this Agreement, the Mortgage and the Assignment of Leases, individually and collectively, are intended to give Lender the benefit of Section 214 of the Bankruptcy Reform Act of 1994 and the provisions of the Bankruptcy Code referenced therein, as the same may hereafter be amended from time to time.

3.1.18 No Plan Assets. Each of the following representations is true, correct and complete with respect to Borrower, any SPE Party and Guarantor: it does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan”, as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the IRS Code, and none of the assets of such Person constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) such Person is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with such Person are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the IRS Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents.

3.1.19 Title. Borrower has good, marketable and insurable fee simple title to the Land and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances and the Liens created by the Loan Documents. The Permitted

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Encumbrances in the aggregate do not materially affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan or the security intended to be provided by the Mortgage or with the current ability of the Property to generate net cash flow sufficient to service the Loan or Borrower’s ability to pay and perform the obligations under the Loan Documents when they become due. The Mortgage, when properly recorded in the appropriate records, together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and the Liens created by the Loan Documents.

3.1.20 Lien Claims. All parties furnishing labor and materials to Borrower (or any predecessor‑in‑title) or the Property have been paid in full. Except for such Liens expressly disclosed in, and insured against by the Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

3.1.21 Condemnation. No Condemnation or other similar proceeding has been commenced, are pending or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.22 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.23 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

3.1.24 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.25 Leases.

(a) The Property is not subject to any Leases other than the Leases listed on the Rent Roll attached hereto as Schedule I and made a part hereof (the “Rent Roll”), which Rent Roll is true, correct and complete in all respects as of the Closing Date. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory

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interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. There are no prior assignments of the Leases, or any portion of the Rents due and payable or to become due and payable, which are presently outstanding. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. All security deposits under Leases are held in accordance with all Legal Requirements applicable thereto.

(b) Intentionally omitted.

(c) (i) each Lease set forth on the Rent Roll is in full force and effect and constitutes the legal, valid and binding obligation of Borrower and the Tenant thereunder; (ii) there are no defaults by either party to any Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a default thereunder; (iii) no Rent has been paid more than one (1) month in advance of its due date; (iv) no Tenant has any offset or defense to the payment of rent under its Lease; and (v) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant.

(d) No Tenant listed on the Rent Roll has assigned its Lease or sublet all or any portion of the premises demised thereby (except as set forth thereon), no such Tenant holds its leased premises under assignment or sublease, nor does any Person (other than such Tenant and its employees and invitees) occupy such leased premises.

(e) No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

(f) No Tenant under any Lease is operating a Marijuana Business.

3.1.26 Use of Property. The Property is to be used exclusively as a student housing facility with parking, shared amenities and ancillary retail space and other appurtenant and related uses and such use and configuration shall not be changed without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment used in connection with the operation of the Property (other than Tenants’ property), free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Mortgage and the other Loan Documents.

3.1.27 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as set forth in Section 3.1.26 of this Agreement (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for such operation of the Property (including those issued upon Completion of the Project).

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3.1.28 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not (and Borrower has not received any notice that it is) in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. The land use and zoning regulations which are in effect for the Land permit the construction of the Improvements thereon on an as‑of‑right basis and no variance, conditional use permit, special use permit or other similar approval is required for such construction or (subject to obtaining a certificate of occupancy for the Improvements) the use of the Improvements as currently used and as described in the definition of “Improvements” and contemplated by the Plans and Specifications.

3.1.29 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property (or, if as to a Person, such Person) as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof for the purpose(s) set forth in Section 3.1.26 hereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

3.1.30 Insurance. Borrower has obtained and has delivered to Lender certificates or certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise, under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

3.1.31 Flood Zone. To the knowledge of Borrower, none of the Improvements on the Property are, or will be once constructed in accordance with the Plans and Specifications, located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(2)(vii) is in full force and effect with respect to the Property.

3.1.32 Seismic Exposure. To the knowledge of Borrower, the Land is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.”

3.1.33 Intentionally Omitted.

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3.1.34 Survey. To the knowledge of Borrower, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

3.1.35 Boundaries. To the knowledge of Borrower, except as shown on the Survey and insured against by the Title Insurance Policy, (a) all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, (b) no improvements on adjoining properties encroach upon the Property, and (c) no easements or other encumbrances upon the Property encroach upon any of the improvements, in each case so as to affect the value, current use or marketability of the Property.

3.1.36 Mortgage Taxes. Borrower has paid or will pay simultaneously with the execution hereof, all state, county and municipal mortgage recording taxes, intangibles taxes, and all other and similar taxes imposed upon the execution and recordation of the Mortgage and/or the Assignment of Leases, or the indebtedness secured thereby, or as a condition precedent to the enforcement thereof by judicial or non-judicial foreclosure.

3.1.37 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid.

3.1.38 Intentionally Omitted.

3.1.39 Collective Bargaining. Except for any incentive compensation systems designed to promote increased customer use of the Property, there are no: (i) collective bargaining agreements and/or other labor agreements to which Borrower or the Property, or any portion thereof, is a party or by which either is or may be bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower or the Property, or any portion thereof is a party, or by which either is or may be bound or (iii) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower or the Property, or any portion thereof. Borrower has not violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities.

3.1.40 Security Interest in Accounts.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Lockbox Account and Cash Management Account and each Reserve Account in favor of Lender, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents, Borrower has not sold or otherwise conveyed or granted any Lien or other security interest

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(or entered into any control agreement) in or with respect to the Lockbox Account or the Cash Management Account or any Reserve Account.

(b) Each of the Lockbox Account and Cash Management Account constitute “deposit accounts” within the meaning of the Uniform Commercial Code.

(c) Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(d) The Lockbox Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender. Borrower has not consented to the Lockbox Bank or the Cash Management Bank complying with (or directed either the Lockbox Bank and/or the Cash Management Bank to comply with) instructions from any Person other than Lender with respect to the Lockbox Account or the Cash Management Account.

(e) The Property is not subject to any cash management system other than as required by the Loan Documents. Any previous instructions to Tenants as to payment of Rent under Leases (including, without limitation, in connection with any previous financing of the Property) have been duly terminated not later than as of the Closing Date.

3.1.41 Homestead. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Land is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

3.1.42 Full and Accurate Disclosure; No Change in Facts or Circumstances. No statement of fact, or other representation or warranty, made by Borrower in this Agreement or in any of the other Loan Documents, or in any Provided Information, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. All information submitted by (or on behalf of) Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There is no material fact presently known to Borrower or any Restricted Party which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Restricted Party. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or could reasonably be expected to materially adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower.

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3.1.43 Property Document Representations. With respect to each Property Document: (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein) and Borrower’s interest therein has not been assigned pursuant to any assignment which survives the Closing Date, except the assignment to the Lender pursuant to the Loan Documents, (b) there are no defaults under any Property Document by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents, common maintenance charges and other sums due and payable under the Property Documents have been paid in full, (d) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document, and (e) the representations made in any estoppel or similar document delivered with respect to any Property Document in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

3.1.44 Student-Housing Representations. All dwelling units in the Property will be, upon completion of the Project in accordance with the Plans and Specifications, self-contained living units, each of which includes a kitchen and a bathroom.

3.1.45 General Contractor’s Agreement. The General Contractor’s Agreement is in full force and effect; (b) Borrower and General Contractor are in full compliance with their respective obligations under the General Contractor’s Agreement; (c) the work to be performed by the General Contractor under the General Contractor’s Agreement is the work called for by the Plans and Specifications; and (d) all work on the Improvements shall be completed in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects. Borrower shall from time to time, upon request by Lender, use reasonable efforts to cause General Contractor to provide Lender with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Lender.

3.1.46 Access. All curb cuts and driveway permits shown on the Plans and Specifications or otherwise necessary for access to the Property are existing or have been fully approved by the appropriate Governmental Authority.

3.1.47 Architect’s Contract. (a) The Architect’s Contract is in full force and effect; (b) both Borrower and Borrower’s Architect are in compliance in all material respects with their respective obligations under the Architect’s Contract; (c) the work to be performed by the Architect under the Architect’s Contract is the architectural services required to design the Improvements to be built in accordance with the Plans and Specifications and all architectural services required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Architect’s Contract; (d) each Other Design Professionals Agreement, if any, is in full force and effect; (e) both Borrower and the Other Design Professionals thereunder are in compliance in all material respects with their respective obligations under such Other Design Professionals Agreements, if any; (f) intentionally omitted; and (g) all work on the Improvements shall be completed in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects. Borrower shall from time to time, upon request by Lender, cause Borrower’s Architect to provide Lender with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Lender.

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3.1.48 Plans and Specifications. Borrower has furnished Lender true and complete sets of the Plans and Specifications which comply with all applicable Legal Requirements, all Governmental Approvals, and all restrictions, covenants and easements affecting the Property, and which have been approved by Lender, General Contractor, Guarantor, Borrower’s Architect and by each such Governmental Authority as is required for construction of the Improvements.

3.1.49 Budget. The Project Budget accurately reflects all Total Project Related Costs. Upon the making of the Additional Advances requested in Borrower’s Advance Request in the manner set forth therein, all materials and labor theretofore supplied or performed in connection with the Property will have been paid for in full (subject to the Retainage).

3.1.50 Lien Waivers. To the extent permitted by law, every contract or agreement providing for services, goods or materials entered into between Borrower and a third party in connection with the construction of the Improvements, contains a provision waiving and releasing any and all liens or rights of liens which may arise in any manner on the Property or any part thereof, and a provision which subordinates any liens or any rights of lien of such third party to the lien of the Building Loan Mortgage and the rights of Lender under the Mortgage.

3.1.51 Multi-Family Representations. All dwelling units in the Property are self-contained living units, each of which includes a kitchen and a bathroom. Borrower has substantially complied with all laws and regulations applicable to (1) each Tenant’s application for a Lease, (2) the advertising, making and servicing of each Lease, (3) the development, ownership and operation of the Property, including but not limited to the Equal Credit Opportunity Act and all rules and regulations promulgated thereunder; the Fair Housing Act and all rules and regulations promulgated thereunder; the Real Estate Settlement Procedure Act, and all other applicable federal, state and local laws, regulations, rules and ordinances relating thereto, as any of the foregoing from time to time may be amended.

Section 3.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 3.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

IV. BORROWER COVENANTS.

Section 4.1 Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

4.1.1 Compliance With Legal Requirements.

(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all certificates of occupancy (or similar authorizations) and other rights, licenses, permits, franchises and trade names now or hereafter in effect

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with respect to the Property. Borrower shall comply with all Legal Requirements applicable to Borrower and the Property, including, without limitation, Prescribed Laws. There shall never be committed by Borrower and Borrower shall use commercially reasonable efforts to not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture or seizure against the Property or any part thereof, or against any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower covenants and agrees, provided there is sufficient cash flow from the Property, not to commit, permit or suffer to exist any act or omission affording such right of forfeiture, it being understood that nothing in this Section 4.1.1(a) shall obligate members of Borrower to make a capital contribution to the Borrower.

(b) Borrower shall at all times keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, including, without limitation, as required by Article VII of this Agreement.

(c) After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default is continuing; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

(d) Borrower shall comply with all Legal Requirements relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities and the WARN Act, and provide all statutory notices required thereunder. For the avoidance of doubt, nothing in this Agreement shall be construed or interpreted to create an obligation for Lender to provide any notices under the WARN Act or to suggest that any individuals working at the Property are employees of Lender under the WARN Act or any other statute or regulation. Borrower agrees and

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acknowledges that to the extent that any WARN Act notice obligations arise during the term of this Agreement with respect to any individuals working at the Property, such obligations shall be the responsibility of Borrower as the employer of such individuals.

4.1.2 Taxes and Other Charges.

(a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Notwithstanding the foregoing, however, Borrower’s obligations pursuant to the foregoing provisions of this Section 4.1.2 shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.3 hereof.

(b) Subject to the terms and conditions of this Section 4.1.2(b), Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default is continuing; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

4.1.3 Leases.

(a) General Covenants. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the

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Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval and provided, further, that nothing herein shall require Borrower to commence litigation with respect to any Lease; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor, in each case except as permitted by this Section 4.1.3. Upon request, Borrower shall furnish Lender with executed copies of all Leases. For all purposes of the Loan Documents, it shall not constitute a renewal, amendment or modification of a Lease if a Tenant, through its unilateral action, exercises an option to renew or terminate such Lease (or reduce or expand the premises demised thereby), without requiring any discretionary act on the part of Borrower. Borrower shall promptly send copies to Lender of (1) all written notices of material default which Borrower shall receive under any commercial Lease, and (2) all written notices of default that Borrower shall give under any Lease. Borrower shall not permit any Tenant to operate a Marijuana Business at the Property.

(b) Security Deposits. All security deposits of Tenants, whether held in cash or any other form, (i) shall be held in compliance with all Legal Requirements, (ii) shall be held in a separate account than Borrower’s Operating Account and (iii) shall not be commingled with any other funds of Borrower. During the continuance of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be paid over to Lender, to be held (in a separate Account) subject to the terms of the Leases until no Event of Default is continuing. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower’s compliance with the foregoing.

(c) New Leases; Renewals and Modifications. Any Lease and any renewals, amendments or modification of a Lease (provided such Lease or Lease renewal, amendment or modification is not a Major Lease (or a renewal, amendment or modification to a Major Lease)) that meets the following requirements may be entered into by Borrower without Lender’s prior consent: (i) provides for economic terms, including rental rates, comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms, (ii) has a term (together with all extension and renewal options) of not less than (A) one (1) year for residential Leases and (B) three (3) years or more than ten (10) years for commercial Leases, (iii) provides that such Lease is

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subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (iv) is with a Tenant that is creditworthy, due regard being given to the nature of the Lease and the premises demised thereby, (v) is written substantially in accordance with the standard form of Lease (or, for a renewal, amendment or modification of a Lease, does not conflict with the terms and conditions of such standard form of Lease) which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (vi) is an arms-length transaction with a bona fide, independent third-party Tenant that is not an Affiliate of Borrower, for a purpose that is not a Prohibited Lease Use (and such Lease does not permit the Tenant to conduct its business in a manner that would violate a Prohibited Lease Use), and (vii) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except if such termination right is triggered by the destruction or condemnation of substantially all of the Property), or any other terms which could reasonably be expected to materially adversely affect Lender’s rights under the Loan Documents. All other Leases (including Major Leases) and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not unreasonably be withheld, conditioned or delayed. Any Lease with an Affiliate of Borrower shall be accompanied by (i) a guaranty from each Sponsor of such Lease acceptable to Lender and (ii) a subordination and attornment agreement acceptable to Lender.

(d) Assignment and Subletting. Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower), which approval shall not unreasonably be withheld, conditioned or delayed. With respect to any Lease other than a Major Lease, provided that no Trigger Period is continuing, Borrower may consent to any assignment or sublease without Lender’s prior written approval if such proposed assignee or sublessee is of comparable creditworthiness to the then-existing Tenant and such assignment or sublease is in good faith and would not materially adversely affect Lender’s rights under the Loan Documents.

(e) Remedies. Borrower shall have the right, without the consent or approval of Lender, to terminate or accept a surrender of any Lease that is not a Major Lease so long as such termination or surrender is (i) by reason of a legitimate default by the Tenant thereunder, and (ii) in a commercially reasonable manner to preserve and protect the Property.

(f) Future SNDAs. Lender, at Borrower’s sole cost and expense, shall execute and deliver its then-current standard form of subordination, non-disturbance and attornment agreement to the Tenant under any future Major Lease approved by Lender upon request, with such commercially reasonable changes as may be requested by such Tenants and which are acceptable to Lender.

(g) Copies of Leases. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. Within ten (10) days after the execution of a Lease, or any renewals, amendments or modification of a Lease, entered into without the prior

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written approval of Lender, Borrower shall deliver to Lender a copy thereof, together with an Officer’s Certificate that such Lease (or such renewal, amendment or modification) was entered into in accordance with the terms of this Agreement.

(h) Prepaid Rent. Upon commencement of leasing activities at the Property, Borrower shall (i) separately hold (or track by separate ledger entry) all Prepaid Rent in connection with the Property, (ii) maintain a disbursement schedule for all Prepaid Rent, which disbursement schedule shall list the Tenant(s) and calendar month(s) for which the Prepaid Rent applies (the “Prepaid Rent Schedule”), and (iii) deliver to Lender an Officer’s Certificate attaching the then current Prepaid Rent Schedule and certifying that the same is true, correct and complete in all material respects.

4.1.4 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or any Borrower Party, or with respect to the Property, which could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Party, or the Property.

4.1.5 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof (subject to rights of Tenants, if any) at reasonable hours upon reasonable advance notice.

4.1.6 Notice of Change or Default. Borrower shall promptly advise Lender of any material adverse change in the condition, financial or otherwise, or business of Borrower or any Borrower Party, and of the occurrence of any Default of which Borrower has knowledge.

4.1.7 Cooperate in Legal Proceedings. Borrower shall reasonably cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

4.1.8 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

4.1.9 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof, if the value of the Property is relevant to such Award or Insurance Proceeds) out of such Award or Insurance Proceeds.

4.1.10 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

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(a) pay all recording charges, mortgage taxes, intangibles taxes and other taxes imposed by any Governmental Authority on the making of the Loan, the execution and/or recordation of the Mortgage (or as a condition to the enforcement thereof), and/or the indebtedness of the Loan, as and when due;

(b) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements reasonably requested by Lender with respect to the Property, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith, provided, however, that Borrower shall not be required to pay the costs of any appraisal of the Property if no Event of Default is continuing hereunder;

(c) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(d) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

Lender may decline to make further Additional Advances hereunder until Lender has received such assurances.

4.1.11 Financial Reporting.

(a) Borrower shall furnish to Lender the following, in each case together with an Officer’s Certificate certifying that the materials delivered pursuant thereto are true, correct and complete in all material respects:

(i) From and after Completion, within twenty (20) days after the end of each calendar month or thirty (30) days after the end of each calendar quarter, as applicable, (A) monthly and quarterly operating statements of the Property detailing the income and expense items (including, without limitation, Debt Service and expenditures for capital improvements, but not including any contributions to the Replacement Reserve Account, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month or quarter, as applicable), a collections report for such month or quarter to the extent not already included in such operating statement, and a comparison of budgeted income and expenses and the actual income and expenses, together with a Rent Roll and, with respect to any commercial Leases, a supporting schedule therefor setting forth (x) whether, to Borrower’s knowledge, any portion of the Property subject to a commercial Lease has been sublet (and, if

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so, the name of the sublessee), and (y) whether, since the prior such periodic statement (or, as to the first such statement, since the date of this Agreement), any notice of default has been issued with respect to any commercial Lease which has not been cured (and, if so, the nature of such default and the response of the related Tenant, if any), (B) on a monthly basis until Stabilization occurs, bank account statements for the Borrower’s operating account, together with a certification from a Responsible Officer of Borrower that such operating account contains all excess cash flow from the Property and no distributions from such account have been made by Borrower in contravention of Section 4.1.41 hereof, and (C) on a quarterly basis, (1) a calculation reflecting the Debt Service Coverage Ratio for the immediately preceding three (3), six (6), and twelve (12) month periods as of the last day of such quarter and a calculation reflecting the Debt Yield as of the last day of such calendar quarter, in each event subject to Lender verification and (2) an Officer’s Certificate setting forth, with respect to each of the commercial Leases only, (x) aggregate sales by tenants under commercial Leases or other occupants of the Property, both on an actual (or to the extent such information is not provided by such tenants or occupants, Borrower’s good faith estimate) and on a comparable store basis, (y) rent per square foot payable by each such Tenant or occupant, and (z) a vacancy report for the Property;

(ii) From and after Completion, within thirty (30) days after the end of each calendar quarter during the continuance of a Trigger Period, a schedule (together with supporting detail reasonably satisfactory to Lender) reconciling (A) the aggregate amount of Operating Expense Monthly Disbursements during such calendar quarter and (B) the actual Operating Expenses incurred during such calendar quarter, and to the extent Lender determines in its reasonable discretion that Operating Expenses actually incurred in such quarter were less than the amount of Operating Expense Monthly Disbursements disbursed to Borrower for such quarter, then Lender may in its reasonable discretion either (x) decrease the amount to be disbursed for payment of Operating Expense Monthly Disbursements for the following month (or, if necessary, months) in an amount necessary to reflect such difference or (y) require that Borrower, within ten (10) days following written request, deposit into the Lockbox Account an amount equal to such difference;

(iii) a complete copy of Borrower’s annual financial statements, which shall include amounts representing annual net operating income, net cash flow, gross income and operating expenses, to be set forth on and include a balance sheet, profit and loss statement, statement of cash flow, statement of net worth and contingent liabilities, statement of change in financial position of Borrower and an annual operating statement of the Property (containing the items set forth in paragraph (i) above on a full year basis), in each case, within ninety (90) days after the close of each Fiscal Year of Borrower. Borrower’s annual financial statements shall be prepared and reviewed by an independent certified public accountant acceptable to Lender (provided, however, that at any time an Event of Default exists or Lender has a reasonable basis to believe any such financial statements are inaccurate in any material respect or do not fairly represent the financial condition

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of Borrower or the Property, the same shall, upon Lender’s written request, be audited by such independent certified public accountant). ;

(iv) for the partial year commencing on the date hereof and for each Fiscal Year thereafter, by no later than forty-five (45) days prior to the commencement of such period or Fiscal Year, an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for such Fiscal Year and all proposed capital replacements and improvements, which such budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein as the “Approved Annual Budget”). Until such time that Lender approves a proposed Annual Budget, the most recent Approved Annual Budget shall apply (or, if none, the prior year’s annual operating statement shall be deemed the Approved Annual Budget for up to 45 days, during which Borrower shall prepare a budget for Lender’s approval), adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses; and

(v) from and after Completion, by no later than ten (10) days after and as of the end of each calendar month during any Trigger Period, and by no later than thirty (30) days after and as of the end of each calendar quarter at all other times, all information required for the calculation of the then current Debt Service Coverage Ratio (for the trailing 12-month period), together with such back-up information as Lender shall require and, during the continuance of a Trigger Period, a calculation of the amount of Excess Cash Flow generated by the Property for such period together with such back-up information to support such calculation as Lender shall require.

(b) Upon request from Lender (which, absent due cause, may be made not more frequently than quarterly), Borrower shall furnish in a timely manner to Lender (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other related information requested by Lender; and (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c) Borrower shall, within ten (10) days of request, furnish Lender (and shall cause each Borrower Party to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender; provided, however, in no event shall Lender request or ACRES be required to furnish or

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cause to be furnished any audited financial statements or tax returns of ACRES. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine the books and records related to the Property, at the office of Borrower or other Person maintaining such books and records, and to make such copies or extracts thereof as Lender shall desire. During the existence of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records. Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any commercial Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by Borrower after request therefor).

(d) Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section 4.1.11 shall: (A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower, (2) in hardcopy and electronic formats and (3) in accordance with the Approved Accounting Method; and (E) upon request of Lender, be audited by an independent certified public accountant acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

(e) Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.1.11 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), the same shall, at Lender’s option, constitute an immediate Event of Default hereunder and, without limiting Lender’s other rights and remedies with respect to the occurrence of such an Event of Default, Borrower shall, if not cured within five (5) Business Days after receipt of written notice of same from Lender, pay to Lender the sum of $1,250.00 per occurrence for the first Reporting Failure and $2,500.00 for each subsequent Reporting Failure. It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

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4.1.12 Use of Property. The use of the Property as set forth in Section 3.1.26 of this Agreement shall not be changed without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion.

4.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any Losses incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

4.1.14 Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of a proceeding under the Bankruptcy Code or other Creditors’ Rights Law in respect of Borrower or any Restricted Party, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

4.1.15 Estoppel Statement.

(a) After written request by Lender, which request following a Securitization shall, provided no Event of Default then exists, not be made more than twice each calendar year, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt and/or any claims against Lender then known to Borrower, if any, (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (vii) whether, to Borrower’s knowledge, there is any Default or Event of Default then continuing.

(b) Upon request by Lender, Borrower shall promptly (and in any event within ten (10) days after such request), give notice under each Property Document exercising any right thereunder to obtain an estoppel certificate with respect to Borrower’s obligations under such Property Document, which certificate shall be in form and substance reasonably satisfactory to Lender given the terms of such Property Document, provided that Borrower shall not be required to demand such certificates more frequently than two (2) times in any calendar year so long as no Trigger Period is continuing.

(c) Upon request by Lender, Borrower shall promptly (and in any event within ten (10) days after such request), give notice to each commercial Tenant demanding that such Tenant execute and deliver an estoppel certificate in form and substance reasonably

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satisfactory to Lender (but in no event shall a Tenant be required to deliver an estoppel certificate in form not required by its Lease), provided that Borrower shall not be required to demand such certificates more frequently than two (2) times in any calendar year so long as no Trigger Period is continuing. Borrower shall deliver to Lender each such estoppel certificate promptly upon Borrower’s receipt thereof, and shall use commercially reasonable efforts promptly to obtain same.

4.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it hereunder for the purposes set forth in Section 2.1.4.

4.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender. Borrower may enter into any contract without Lender’s consent so long as such contract (a) contains terms that are commercially reasonable and comparable to existing local market terms for similar contractual agreements with respect to commercial properties similar to the Property as would be available from unaffiliated third parties and (b) does not contain any terms which would have a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting the Property (including any renewals or extensions thereof, or any amendments or modifications thereto), which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions to be performed and observed by it under each contract to which it is a party, and do all things necessary to preserve and keep unimpaired its rights thereunder, (ii) promptly notify Lender of any notice of default given by any party under any Major Contract and deliver to Lender a true copy of each such notice, and (iii) enforce the performance and observance of all of the material terms, covenants and conditions required to be performed and/or observed by the other party to each contract and to which Borrower is a party in a commercially reasonable manner.

4.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Secondary Market Transaction, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and SPE Party as of the date of the Secondary Market Transaction.

4.1.19 Property Document Covenants. Borrower shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Property Documents; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) cause the Property to be operated, in all

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material respects, in accordance with the Property Documents; and (vi) not, in each case if such action have, or be reasonably likely to have, a Material Adverse Effect, without the prior written consent of Lender, (A) enter into any new Property Document or execute modifications to any existing Property Documents, (B) surrender, terminate or cancel the Property Documents, (C) reduce or consent to the reduction of the term of the Property Documents, (D) increase or consent to the increase of the amount of any charges under the Property Documents, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents.

4.1.20 Alterations. Other than any alterations which constitute the Project, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that could reasonably be expected to have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, (c) that are structural in nature, which approval may be granted or withheld in Lender’s reasonable discretion, or (d) made during the continuance of an Event of Default (any of the foregoing, a “Material Alteration”). If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements from and after Completion of the Project shall at any time exceed the Alteration Threshold (unless the cost of such Material Alteration is eligible for disbursement from the Replacement Reserve Account, in which case Borrower shall be given a credit for amounts on deposit in the Replacement Reserve Account), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) a Letter of Credit acceptable to Lender, (iii) securities acceptable to Lender, or (iv) a completion bond acceptable to Lender. Such security shall be in an amount equal to one hundred twenty-five percent (125%) of the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold (such security, the “Alterations Security”). Upon substantial completion of any Material Alteration, (x) Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued and (y) provided no Event of Default is then continuing, any remaining Alterations Security shall be promptly returned to Borrower. Prior to substantial completion of any Material Alteration, to the extent the Alterations Security shall exceed one hundred twenty-five percent (125%) of the excess of the total unpaid amounts incurred and to be incurred with respect to any such Material Alteration, Borrower shall be entitled to a release of such excess Alterations Security (e.g., the amount by which such Alterations Security exceeds one hundred twenty-five percent (125%) of the excess of the total unpaid amounts incurred and to be incurred with respect to any such Material Alteration) in accordance with Section 7.4.2 hereof, applied mutatis mutandis.

4.1.21 Operation of Property.

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(a) No later than the date that is thirty (30) days prior to the anticipated Completion of the Project, Borrower shall deliver to Lender a fully executed Management Agreement with the Manager, together with the Assignment of Management Agreement. Borrower shall be responsible for all of the reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees and expenses) incurred by Lender in connection with Lender’s review of the Management Agreement and the Assignment of Management Agreement.

(b) From and after the date that Borrower enters into the Management Agreement, Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall, commensurately with such expiration or termination, enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. Borrower hereby agrees that the fee paid to Manager in compensation for Manager’s services conducted in connection with the management of the Property shall not exceed three percent (3.0%) of Operating Income.

(c) From and after the date that Borrower enters into the Management Agreement, Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

(d) From and after the date that Borrower enters into the Management Agreement, Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(e) From and after the date that Borrower enters into the Management Agreement, and following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion. If (i) a Trigger Period is continuing

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and the Manager is an Affiliate of the Borrower, (ii) an Event of Default occurs and is continuing, (iii) the Manager shall become bankrupt or insolvent (or seek similar status under any Creditors’ Rights Law), (iv) a material default by Manager occurs under the Management Agreement beyond any applicable grace and cure periods, or (v) Manager commits any action constituting gross negligence, malfeasance or willful misconduct, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement.

(f) Borrower shall not commit or suffer any intentional physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.22 Liens.

(a) Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for (i) Permitted Encumbrances; and (ii) Liens for Taxes or Other Charges, in each case not yet due and payable; and (iii) the Liens created by the Loan Documents.

(b) Subject to Section 4.1.22(c) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Labor and Materials Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Mortgage, except for the Permitted Encumbrances.

(c) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Labor and Materials Charge, the applicability of any Labor and Materials Charge to Borrower or to the Property or any alleged non-payment of any Labor and Materials Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof

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pay (or cause to be paid) any such contested Labor and Materials Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Labor and Materials Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Labor and Materials Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Labor and Materials Charge at any time when, in the reasonable judgment of Lender, the validity, applicability or non-payment of such Labor and Materials Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.

4.1.23 Entity Status; Dissolution. Borrower shall maintain its valid legal existence and (if Borrower is not organized in the State in which the Land is located) its qualification to do business in such jurisdiction. Furthermore, without limiting the provisions of Article V of this Agreement, Borrower shall not (a) engage in any division, dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause or permit the SPE Party to (i) divide into two (2) or more separate entities, dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPE Party would be divided, dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPE Party, in each case, without obtaining the prior consent of Lender.

4.1.24 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases, and then only to the extent permitted in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.1.25 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender. If the Property, or any portion thereof, is (or shall become) legal non-conforming in any respect at any time, Borrower shall not take or permit any action (including, without limitation, any change of use, alteration of structures or reconfiguration of parking and landscaping) that would cause any nonconformity with current Legal Requirements to cease to be permitted (or “grandfathered”) thereunder.

4.1.26 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which

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may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

4.1.27 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

4.1.28 Servicing Fee. Borrower shall pay to Lender a servicing fee (the “Servicing Fee”) in the amount of $18,000 per annum, payable monthly in advance and prorated for partial years. The first installment of the Servicing Fee shall be paid on the date hereof and subsequent installments shall be paid monthly in advance during each year of the term of the Loan.

4.1.29 General Contractor’s Agreement. (a) Borrower shall enforce the General Contractor’s Agreement in the best interests of Borrower consistent with the construction of the Improvements using sound business judgment, (b) waive none of the material obligations of any of the parties thereunder, (c) do no act which would relieve General Contractor from its material obligations to construct the Improvements according to the Plans and Specifications and (d) make no amendments to or change orders under the General Contractor’s Agreement, except as permitted under Section 4.1.40 hereof, without the prior approval of Lender.

4.1.30 Architect’s Contract. Borrower shall (a) enforce the Architect’s Contract in the best interests of Borrower consistent with the construction of the Improvements using sound business judgment, (b) waive none of the material obligations of Borrower’s Architect thereunder, (c) do no act which would relieve Borrower’s Architect from its material obligations under the Architect’s Contract and (d) make no amendments to the Architect’s Contract without the prior approval of Lender. Borrower shall, from time to time, upon request by Lender, cause Borrower’s

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Architect to provide Lender with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Lender.

4.1.31 Completion of Construction. Borrower shall diligently pursue the Completion of the Improvements and obtain a temporary or permanent certificate of occupancy (and to the extent the same are conditional or require performance by Borrower, satisfy all conditions to the issuance of and/or performed all obligations required for the continued validity of the same) for the Property on or prior to the Completion Date in accordance with the Plans and Specifications (except for changes in accordance with Section 4.1.40 hereof) and in compliance with all restrictions, covenants and easements affecting the Property, all applicable Legal Requirements, and all Governmental Approvals, and with all terms and conditions of the Building Loan Documents; to pay all sums and to perform such duties as may be necessary to complete such construction of the Improvements substantially in accordance with the Plans and Specifications (except for changes in accordance with Section 4.1.40 hereof) and in compliance with all restrictions, covenants and easements affecting the Property, all Legal Requirements and all Governmental Approvals, and with all terms and conditions of the Building Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith. Evidence of satisfactory compliance with the foregoing shall be furnished by Borrower to Lender on or before the Completion Date. In addition, if such certificate of occupancy or other Governmental Approvals are temporary in nature, Borrower shall diligently pursue procuring final Governmental Approvals. In addition, Borrower shall diligently pursue construction of the entire Improvements to Final Completion after the Completion Date.

4.1.32 Inspection of Property. Borrower shall permit Lender, the Construction Consultant and their respective representatives, to enter upon the Property, inspect the Improvements and all materials to be used in the construction thereof and to examine the Plans and Specifications which are or may be kept at the construction site at all reasonable times and with reasonable advance notice and will cooperate, and use reasonable efforts to cause the General Contractor and the Major Trade Contractors to cooperate with the Construction Consultant to enable him or her to perform his or her functions hereunder.

4.1.33 Construction Consultant. Borrower acknowledges that (a) the Construction Consultant has been retained by Lender to act as a consultant and only as a consultant to Lender in connection with the construction of the Improvements and has no duty to Borrower, (b) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon Lender, (c) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Lender under this Agreement and to accept or not accept any matter or thing required to be accepted by Lender under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (d) Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Lender or any other person or

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party, and (e) Lender reserves the right to replace the Construction Consultant with another construction consultant at any time and without prior notice to or approval by Borrower.

4.1.34 Construction Consultant/Duties and Access. Borrower shall permit Lender to retain the Construction Consultant at the reasonable cost of Borrower to perform the following services on behalf of Lender:

(i) To review and advise Lender whether, in the opinion of the Construction Consultant, the Plans and Specifications are satisfactory;

(ii) To review Advance Requests and change orders; and

(iii) To make periodic inspections (approximately at the date of each Advance Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve Borrower’s then current Advance Request as being consistent with Borrower’s obligations under this Agreement.

The fees of the Construction Consultant shall be paid by Borrower within twenty (20) days after billing therefor and expenses incurred by Lender on account thereof shall be reimbursed to Lender within twenty (20) days after request therefor, but neither Lender nor the Construction Consultant shall have any liability to Borrower on account of (i) the services performed by the Construction Consultant, (ii) any neglect or failure on the part of the Construction Consultant to properly perform its services or (iii) any approval by the Construction Consultant of construction of the Improvements. Neither Lender nor the Construction Consultant assumes any obligation to Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.

4.1.35 Bonds. Borrower shall furnish to Lender and maintain such Payment and Performance Bonds with respect to the obligations of General Contractor or Subguard Insurance to the extent required hereunder. In the event that any payments under any such Payment and Performance Bonds or Subguard Insurance are issued jointly to Borrower and Lender, Borrower shall endorse any such jointly issued payments to the order of Lender, promptly upon Lender’s demand.

4.1.36 Laborers, Subcontractors and Materialmen. Borrower shall notify Lender immediately, and in writing, if Borrower receives any default notice, notice of lien or demand for past due payment, written or oral, from any laborer, subcontractor or materialmen. Borrower will also furnish to Lender at any time and from time to time upon reasonable demand by Lender, Lien waivers in form reasonably satisfactory to Lender bearing a then current date from each Major Trade Contractor covering work performed which was the basis of the immediately prior Additional Advance.

4.1.37 Ownership of Personalty. Borrower shall furnish to Lender, if Lender so requests, photocopies of the fully executed contracts, bills of sale, receipted vouchers and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures and other Personal Property used or to be used in the construction or operation of the Improvements.

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4.1.38 Purchase of Material Under Conditional Sale Contract. Borrower shall not permit any materials, equipment, fixtures or any other part of the Improvements to be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Improvements, unless authorized by Lender in writing and in advance.

4.1.39 HVCRE. Borrower shall invest and thereafter maintain (and shall be contractually obligated to maintain during the entire term of the Loan) the 15% Capital Requirement (as defined below) at all times that Borrower is required to maintain such 15% Capital Requirement pursuant to the Basel Accord and/or any other Risk-Based Capital Guidelines, as applicable, in order to avoid the Loan being classified as a High Volatility Commercial Real Estate Loan. The “15% Capital Requirement” means capital equal to at least fifteen percent (15%) of the “as complete” appraised value of the Property and Improvements as determined by the appraisal obtained by Lender in connection with the closing of the Loan, the amount of which must be contributed (including on account of actual costs incurred in connection with the acquisition of land contributed as part of the Property as approved by Lender) before any disbursement is made under the Loan. Borrower expressly covenants and agrees that, notwithstanding any provision herein to the contrary, no distributions of any kind or nature (including, without limitation, with respect to (a) contributed capital, (b) internally generated capital, and/or (c) any other proceeds or amounts received on account of any sale or refinancing of the Property or any portion thereof) shall be made or otherwise paid by Borrower to any Person, including, without limitation, the respective members or direct or indirect owners thereof, if, after giving effect to any such distribution, such distribution would cause the Loan to be classified as a High Volatility Commercial Real Estate Loan, as reasonably determined by Lender at any time.

4.1.40 Change Orders.

(a) Borrower shall not directly or indirectly, without the prior written consent of Lender and all Governmental Authorities (to the extent required by law):

(i) modify or supplement the Plans and Specifications (except as provided in paragraph (iii) below) or any permits granted to construct the Improvements in any respect;

(ii) amend, supplement or otherwise modify the Architect’s Contract, or the General Contractor’s Agreement or any Major Trade Contract, except as provided in paragraph (iii) below, (A) to increase the amount payable by Borrower thereunder, (B) to lengthen the time for performance of any party thereto other than Borrower or (C) in any other way that could adversely affect Lender; or

(iii) direct or permit the performance of any work pursuant to any revision (of whatever nature or form) of the Plans and Specifications, or any change order or change bulletin or other instrument or understanding relating to the construction of the Improvements unless:

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(A) such change order will not materially change the gross square feet or the net rentable square feet of commercial space to be contained in the Improvements or the net rentable square feet of space to be contained in the Improvements, or the basic layout of the Improvements, or involve the use of materials, furniture, fixtures and equipment that will not be at least equal in quality to the materials, furniture, fixtures and equipment originally specified in or required by the approved Plans and Specifications; and

(B) such change order shall, in a single instance, result in an increase or decrease in the cost of Improvements of less than $200,000.00, however, if the aggregate cost of all such change orders (not previously approved by Lender and Construction Consultant) at any given time, result in an increase or decrease in the cost of the Improvements of more than $3,000,000.00 then any and all subsequent change orders, regardless of amount, must be previously approved by Lender and Construction Consultant; provided that, in the event that Borrower proposes a change order which in Borrower’s reasonable opinion results in an upgrade to the Project and Borrower shall deposit with Lender cash in the amount of the increase in cost from such change order to be disbursed by Lender in accordance with the provisions of Section 2.18, Lender shall approve such change order.

(b) Borrower shall submit to Lender and Construction Consultant copies of all change orders entered into with respect to the Improvements within fifteen (15) days after the same are entered into, irrespective of whether the same require the prior approval of Lender and Construction Consultant pursuant to this Agreement.

4.1.41 No Distributions. Other than distributions of Additional Advances made with respect to the developer’s fees in accordance with this Agreement, prior to the date after which the Property has achieved a Debt Service Coverage Ratio of not less than 1.20:1.00 for two (2) consecutive calendar quarters, Borrower will not make any distributions or other disbursements to its shareholders, partners or members or Persons owned by or related to any of its shareholders, partners or members (including any non-member managers of such Persons).

V. ENTITY COVENANTS.

Section 5.1 Special Purpose Entity.

(a) Borrower has not since the date of its formation and will not:

(i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property;

(iii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade

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creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the Outstanding Principal Balance; and/or (D) the C-PACE Loan. No Indebtedness other than the Debt and the C-PACE Loan may be secured (subordinate or pari passu) by the Property;

(iv) merge into or consolidate with any Person, or divide into two or more limited liability companies or other legal entities, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(v) fail to observe all material organizational formalities, or fail to preserve its existence as an entity duly formed or organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend or, modify the provisions of its organizational documents without the prior written consent of Lender, or terminate or fail to comply with the provisions of its organizational documents;

(vi) own any subsidiary, or make any investment in, any Person;

(vii) commingle its funds or assets with the funds or assets of any other Person;

(viii) fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates). Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may have been and may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (B) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix) except for capital contributions or capital distributions permitted under the terms of its organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, principal or Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

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(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

(xiii) fail to file its own tax returns (unless Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or unless Borrower is prohibited by applicable Legal Requirements from doing so);

(xiv) fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv) fail to intend to remain solvent or fail to intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided, however, that the foregoing shall not be deemed to require any member or partner to make any capital contribution to Borrower;

(xvi) take any Material Action and shall not cause or permit the members, partners or managers to take any Material Action with respect to Borrower unless (A) there is at least one (1) Independent Director then serving at Borrower (or, if Borrower is not an Acceptable LLC, then serving at the SPE Party) and (B) such Independent Director has consented in writing to such Material Action;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii) fail to pay its own liabilities (including, without limitation, salaries of its own employees (if any)) from its own funds or fail to maintain a sufficient number of employees (if any) in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so), provided, however, that the foregoing shall not be deemed to require any direct or indirect member, partner or stockholder to make any capital contribution or other equity investment;

(xix) acquire obligations or securities of its partners, members or other Affiliates, as applicable;

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(xx) identify its partners, members or other Affiliates, as applicable, as a division or part of it;

(xxi) have any direct or indirect ownership interests in Borrower or the Property that include any Prohibited Entity/Ownership Structure; or

(xxii) have any of its obligations guaranteed by any Affiliate, except as contemplated by the Loan Documents.

(b) The provisions of this Section 5.1(b) shall apply only if Borrower is a partnership or limited liability company (other than an Acceptable LLC). Each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be an Acceptable LLC constituting an SPE Party, the sole asset of which is its interest in Borrower. Each such SPE Party (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a) hereof (excluding paragraphs (i) - (iii) (inclusive) and paragraph (vi) thereof) and Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Party; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership or membership interest in Borrower; (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); (vi) will not own any subsidiary, or make any investment in, any Person, other than Borrower; and (vii) will cause Borrower to comply with the provisions of this Section 5.1.

(c) The provisions of this Section 5.1(c) and Section 5.1(d) below shall apply only if Borrower or any SPE Party is an Acceptable LLC. The limited liability company agreement of such company (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of such company (“Member”) to cease to be the member thereof (other than (A) upon an assignment by Member of all of its membership interest therein and the admission of the transferee as Member in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of such company in accordance with the terms of the Loan Documents and the LLC Agreement), a natural person who is then serving as Independent Director of such company shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such company automatically be admitted to such company as a member with a 0% economic interest (“Special Member”) and shall continue such company without dissolution and (ii) Special Member may not resign from such company or transfer its rights as Special Member unless a successor Special Member has been admitted to such company as a Special Member in accordance with requirements of Delaware law (as applicable) and the LLC Agreement, and after giving effect to such resignation or transfer, the requirements of Section 5.2 below (if any) are satisfied. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of such company upon the admission to such company of the first substitute member, (ii) Special Member shall be a member of such company that has no interest in the profits, losses and capital of such company and has no right to receive any distributions of the assets of such

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company, (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (as applicable, the “Act”), Special Member shall not be required to make any capital contributions to such company and shall not receive a limited liability company interest in such company, (iv) Special Member, in its capacity as Special Member, may not bind such company and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such company (including, without limitation, the division, merger, consolidation or conversion of such company) except as expressly required by Section 5.1(a)(xvi) and Section 5.2 hereof. Prior to its admission to such company as Special Member, Special Member shall not be a member of such company, but may serve as an Independent Director of such company.

(d) The provisions of Section 5.1(c) above and this Section 5.1(d) shall apply only if Borrower or any SPE Party is an Acceptable LLC. The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of such company, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such company agree in writing (A) to continue such company, and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such company effective as of the occurrence of the event that terminated the continued membership of Member in such company, (ii) any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws shall not cause Member or Special Member to cease to be a member of such company and upon the occurrence of such an event, the business of such company shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve such company upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors’ Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such company.

Section 5.2 Independent Director. The organizational documents of Borrower (to the extent Borrower is an Acceptable LLC) or SPE Party, as applicable, shall provide that at all times there shall be at least one (1) duly appointed independent director or manager of such entity (each, an “Independent Director”) who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, manager, director (other than in its capacity as Independent Director of the Borrower or SPE Party or an Affiliate of Borrower or SPE Party that does not own a direct or indirect ownership interest in Borrower or SPE Party and that is required by a creditor to be a “special purpose entity”; provided that the fees that such individual earns from serving as an Independent Director of Affiliates of Borrower or SPE Party in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year), partner, member or employee of, Borrower, SPE Party or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower, SPE Party or any of their respective shareholders, partners, members, subsidiaries or Affiliates (other than an Approved ID

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Provider), (iii) a Person who Controls or is under common Control with any such shareholder, officer, manager, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, manager, director, partner, member, employee, supplier, customer or other Person, and (II) be employed by, in good standing with and engaged by Borrower or SPE Party in connection with, in each case, an Approved ID Provider, and (III) shall have at the time of their appointment at least three (3) years’ experience in serving as an independent director or manager. The organizational documents of Borrower and SPE Party shall further provide that (I) the board of directors or managers of Borrower and SPE Party and the constituent equity owners of such entities (such constituent equity owners, the “Constituent Members”) shall not take any Material Action unless at the time of such action there shall be at least one (1) Independent Director engaged as provided by the terms hereof and each Independent Director affirmatively votes in favor of such Material Action; (II) an Independent Director may be removed only for Cause and any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Borrower and any SPE Party (including Borrower’s and any SPE Party’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Party’s organizational documents (IV) except for duties to the Company as set forth in the immediately preceding subsection (III) (including duties to Borrower’s and any SPE Party’s respective Constituent Members and creditors solely to the extent of their respective economic interests in Borrower or SPE Party (as applicable) exclusive of (x) all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and SPE Party and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or SPE Party is a part), the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Party or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Party, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

Section 5.3 Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or its SPE Party’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or, (d) if not an individual, Borrower’s or its SPE Party’s corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or its SPE Party’s structure, without first obtaining the prior written consent of Lender. Contemporaneously with the effective date of any such change, Borrower hereby authorizes Lender to file UCC Financing Statements, amendments and continuations thereof required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a

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certificate in form satisfactory to Lender listing the trade names under which Borrower or its SPE Party intends to operate the Property, and representing and warranting that Borrower or its SPE Party does business under no other trade name with respect to the Property. Without limitation of the foregoing, Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).

Section 5.4 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall not acquire any real property other than the Property.

Section 5.5 Representations for Underwriting Pre-Existing SPE Borrower. As of the Closing Date, Borrower hereby represents and warrants to Lender that, since Borrower’s formation and at all times thereafter:

(a) Borrower has not owned any real property other than the Property and personal property necessary or incidental to its ownership and operation of the Property;

(b) Borrower has not engaged in any business unrelated to the ownership and operation of the Property;

(c) except as expressly disclosed to Lender in connection with the closing of the Loan, Borrower has not amended, modified, supplemented, restated, replaced or terminated its organizational documents (or consented to any of the foregoing);

(d) Borrower is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(e) Borrower has not had any judgments or liens of any nature against it (except for tax liens not yet due and liens contested and resolved in good faith in accordance with applicable Legal Requirements);

(f) Borrower has not failed to be in compliance with in all material respects with all laws, regulations and orders applicable to it and Borrower has received all necessary permits for it to operate;

(g) Borrower has not been involved in any unresolved dispute with any taxing authority and has paid all taxes owed;

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(h) Borrower has not been party to any lawsuit, arbitration, summons or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(i) Borrower has not failed to provide Lender with complete financial statements that reflect a fair and accurate view of its financial condition;

(j) Borrower has not had any material contingent or actual obligation unrelated to the Property;

(k) Each representation set forth in Section 1 of the Environmental Indemnity is true, correct and complete in all material respects; and

(l) Borrower has not incurred any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than liabilities in the ordinary course of its business that are related to the ownership and operation of the Property and no other Indebtedness has been secured (senior, subordinate or pari passu) by the Property.

VI. INSURANCE; CASUALTY; CONDEMNATION.

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following (capitalized terms used in this Article VI without definition shall have the meanings commonly used in the insurance of commercial properties comparable to the Property as of the date hereof):

1) At all times after the commencement of construction and prior to Final Completion and at any time thereafter during which construction work is being performed at the Property:

(i) Builder’s Risk “All Risk” or “Special Form” insurance(which shall not exclude fire, lightning, windstorm (including named storms), hail, explosion, riot, civil commotion, aircraft, vehicles and smoke) in such amount as Lender shall require but in no event less than one hundred percent (100%) of the replacement cost of the existing building, plus one hundred percent (100%) of the recurring Hard Costs as identified in the current project budget on a replacement cost basis (but excluding foundations and any other improvements not subject to physical damage) and recurring Soft Costs as required by Lender (which may have a period of indemnity of not less than twelve (12) months), providing for no deductible in excess of $50,000, except as otherwise provided herein this Section 6.1 and, with respect to windstorm and earthquake, which may provide for no deductible in excess of 5% of the total insurable value of the Property. Such policy shall include Borrower as Named Insureds, with Lender as Mortgagee and as Loss Payee and be written on a Builder’s Risk Completed Value Form (100% non-reporting) or its equivalent, with agreed value waiving all co-insurance provisions (or written on a no co-insurance form), and shall include permission to occupy (notwithstanding the foregoing, Lender has agreed to accept 30 days occupancy limitation, per building, provided that Borrower does not put any part of the Property to its

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intended use until acceptable evidence of commercial property insurance as required in Section 6.1(a)(2)(i) has been reviewed and approved by Lender), coverage for loss by testing, collapse, theft, terrorism, earthquake, and, if any portion of the Improvements is at any time located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts through the National Flood Insurance Program and, if required by Lender, excess flood limits in amounts acceptable to Lender in its reasonable discretion, in each case having deductibles acceptable to Lender. Such insurance Policy shall also include coverage for:

(A) Loss suffered with respect to materials, equipment, heating and air conditioning machinery, machinery, and supplies, in each case owned by Borrower or required to be insured by Borrower, whether on‑site, in transit, or stored offsite and with respect to temporary structures, hoists, sidewalks, retaining walls and underground property in each case owned by Borrower or required to be insured by Borrower;

(B) Soft costs that are recurring costs, which shall include delayed opening loss of income/revenue coverage, real estate taxes, additional interest on the loan, insurance costs as well as costs to reproduce plans, specifications, blueprints and models in connection with any restoration following a casualty with coverage in an amount of no less than one hundred percent (100%) of such Soft Costs as identified in the most recent approved project budget, or as otherwise agreed to by Lender in its reasonable discretion;

(C) Demolition, debris removal and increased cost of construction, including increased costs arising out of changes in applicable Legal Requirements and codes; and

(D) Operation of building laws.

(ii) Borrower shall cause Architect and Engineer to obtain and maintain Architect’s or Professional Liability insurance, as well as General Liability, Umbrella/Excess Liability, Commercial Auto Liability, Worker’s Compensation/Employer’s Liability with limits, terms, conditions and limits acceptable to Lender.

(iii) Workers Compensation, Employer’s Liability coverage and Disability insurance as required by law covering employees, if any, of Borrower or any Affiliate and the General Contractor.

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(iv) Prior to or simultaneously with its entering into the General Contractor Agreement, Borrower shall cause General Contractor to obtain and maintain, and Borrower shall maintain, Commercial General Liability coverage, including products and completed operations and containing no “X”, “C”, “U” exclusion if excavation and/or demolition is to be provided (and, with regard to Borrower’s and General Contractor’s products and completed operations insurance, shall be without exclusion for construction defects), with no less than $20,000,000 in limits per occurrence and in the aggregate per project through primary and umbrella liability coverages, with extended completed operations “tail” coverage through the statute of repose in the local jurisdiction (which, for General Contractor “tail” coverage, may be maintained through annual renewals) and, if applicable, Automobile Liability insurance with a combined single limit of no less than $1,000,000. Such insurance shall include Borrower and General Contractor as Named Insureds and Lender as additional insured. All Persons engaged in work on the improvements at the Property shall maintain statutory Workers Compensation and Disability insurance in force for all workers on the job. Notwithstanding the foregoing, Borrower may use an Owner Controlled Insurance Program (“OCIP”) to satisfy the Borrower’s and General Contractor’s requirements herein, including General Liability and Umbrella/Excess Liability, provided the coverages are in form and substance acceptable to Lender, contain a deductible not to exceed $25,000, and otherwise meet the requirements as set forth herein. Certificates of insurance and endorsements reasonably acceptable to Lender must be provided prior to any work being performed on the Property.

(v) Borrower shall cause General Contractor to obtain and maintain Subcontractor Default Insurance (an “SDI Policy”) covering all subcontractors under trade contracts in excess of $2,000,000. Lender and Borrower shall each be named as a scheduled entity and a loss payee on a Financial Interest Endorsement (or equivalent) and otherwise be in form and substance reasonably acceptable to Lender.

2) At all times after Completion:

(i) commercial property insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification All Risk or Special Form (including, without limitation, fire, lightning, windstorm, hail, explosion, riot, civil commotion, vandalism, aircraft, vehicles and smoke), including damage caused by the acts of Terrorists, including nuclear, biological and/or chemical acts of Terrorists, including acts of foreign and domestic Terrorists, in each case (A) in an amount equal to 100% of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) in an amount sufficient so that no co-insurance penalties shall apply; (C) providing for no deductible in excess of $10,000, except as otherwise provided herein this Section 6.1 and, with respect to windstorm, which may provide for no deductible in excess of 5% of the total insurable value of the Property; (D) at all times insuring against

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at least those hazards that are commonly insured against under a “Special Causes of Loss” Form policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing Law & Ordinance coverage, including coverage for Loss to the Undamaged Portion of the Building, Demolition Costs and Increased Cost of Construction in amounts acceptable to Lender, in the event any of the Improvements constitute legal non-conforming structures. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii) commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000, with no deductible or self-insured retention unless otherwise agreed to by Lender; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article X hereof to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;

(iii) loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 6.1(a)(2)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected net operating income plus fixed expenses from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the net operating income plus fixed expenses for the Property for an eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. To the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is

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entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Section 2.7 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds, and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in an account at an institution acceptable to Lender (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such account into the Cash Management Account each month during the performance of such Restoration;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements but only if the existing applicable property or liability coverage forms do not otherwise apply (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 6.1(a)(2)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 6.1(a)(2)(i), and, as applicable, Subsections 6.1(a)(2)(iii), (vi), (vii) and (viii), (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost (or in such other amount as shall be reasonably required by Lender) and on terms otherwise consistent with the commercial property insurance policy required under subsection (i) above;

(vii) if any portion of the Improvements is at any time located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to Flood Insurance Acts, flood hazard insurance in an amount equal to the maximum limit of coverage available

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for the Property under the Flood Insurance Acts through the National Flood Insurance Program and, if required by Lender, excess flood limits in amounts acceptable to Lender in its reasonable discretion, in each case having deductibles acceptable to Lender;

(viii) earthquake, if required by Lender, in amounts equal to two hundred percent (200%) of the probable maximum loss (PML) or scenario expected loss (SEL) of the Property plus loss of rents and/or business interruption insurance, in all cases, as determined by Lender in its reasonable discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Subsection (viii) shall (A) provide for no deductible in excess of 5% of the total insurable value of the Property; and (B) be on terms consistent with the all risk insurance policy required under Section 6.1(a)(2)(i);

(ix) umbrella liability insurance in an amount not less than $25,000,000 per occurrence and on terms otherwise consistent with the commercial general liability insurance policy required under subsection (ii) above;

(x) intentionally omitted;

(xi) intentionally omitted;

(xii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000) if applicable; and

(xiii) such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents and (B) Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Subsection 6.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of “A+” or better by S&P or “A1” by Moody’s or a general policy rating of “A” or better and a financial class of “X” or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a “Qualified Insurer”); provided, however, that Borrower shall be permitted to maintain Palomar Excess and Surplus Insurance Company, rated “A-:IX” by A.M. Best Company, Inc., under the builder’s risk Policy during the construction. Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 6.1(a), Borrower shall furnish Lender with carrier-issued binders and Acord Form 28 Certificates, accompanied by evidence satisfactory to Lender

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of payment in full of the premiums due thereunder (the “Insurance Premiums”), therefor to be followed by the original Policies when issued. Prior to the Closing Date, Borrower shall deliver complete copies (or such other evidence as shall be acceptable to Lender in its sole discretion) of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment in full of the Insurance Premiums.

(c) Borrower shall not obtain (or permit to be obtained) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. Further, Borrower shall not obtain (or permit to be obtained) any blanket liability or property Policy unless, in each case, such Policy is approved in advance in writing by Lender, Lender’s interest is included therein as provided in this Agreement, such Policy is issued by a Qualified Insurer and such Policy includes such changes to the coverages and any and all requirements set forth herein as may be required by Lender (including, without limitation, increases to the amount of coverages required herein). In the event Lender approves a blanket Policy and Borrower obtains (or causes to be obtained) such blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy to be delivered as required in Subsection 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(1)(ii) and Section 6.1(a)(2)(xi) if applicable, shall name Borrower as the insured and, in the case of liability policies, except for the Policies referenced in Section 6.1(a)(1)(iii) and Section 6.1(a)(2)(v), (xi) and (xiii) if applicable, shall name Lender its successors and/or assigns, as an additional insured, as its interests may appear, and in the case of property damage, including but not limited to terrorism, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All property Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i) the following shall in no way affect the validity or enforceability of the Policy insofar as Lender is concerned: (A) any act or negligence of Borrower, of anyone acting for Borrower, or of any other Person named as an insured under such Policies, (B) or any foreclosure or other proceeding or notice of sale relating to the Property, and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof;

(ii) shall contain a waiver of subrogation against Lender;

(iii) the Policy shall not be cancelled without at least 30 days’ written notice to Lender (except 10 days’ written notice for non-payment of Insurance Premiums);

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(iv) the issuer(s) of the Policy shall give written notice to Lender if the issuer(s) of such Policy elects not to renew, not less than ten (10) days prior to its expiration;

(v) shall not contain any clause or endorsement that would make Lender liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder; and

(vi) Lender shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums.

(f) By no later than five (5) days following the expiration date of any Policies, Borrower shall furnish to Lender a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Without limitation of the foregoing, Borrower shall also comply with the foregoing within ten (10) days of written request of Lender.

(g) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(h) With respect to commercial property/builder’s risk, loss of rents and/or business interruption insurance, commercial general liability and umbrella liability insurance required under this Section 6.1(a) (including, if applicable, insurance required under Section 6.1(a)(2)(iv) above), insurance for loss resulting from acts of terrorism in amounts and with terms and conditions applicable to commercial property/builder’s risk, loss of rents and/or business interruption insurance, commercial general liability and umbrella liability insurance required under this Section 6.1(a), the policy or endorsement providing for such insurance shall be in form and substance satisfactory to Lender and shall satisfy Rating Agency criteria for securitized loans; provided that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as the same may have been or may further be modified, amended, or extended, “TRIPRA”) or subsequent statute, extension, or reauthorization is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA shall determine the acts of terrorism for which coverage shall be required; provided further, however, if TRIPRA (or such subsequent statute, extension or

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reauthorization) is not in effect, Borrower shall not be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the terrorism coverage (but Borrower shall be obligated to purchase the maximum amount of terrorism coverage available with funds equal to the TC Cap). As used above, “TC Cap” shall mean an amount equal to two (2) times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance required under this Agreement (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any Policy).

(i) In the event of a foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration (including, without limitation, payment of all deductibles under the Policies) whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. Borrower shall have the right to settle all claims under the Policies less than the Restoration Threshold so long as no Event of Default then exists. Any claims in excess of the Restoration Threshold shall be settled by Borrower jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Total Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled

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to receive out of the Award interest at the rate or rates provided herein or in the Building Loan Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Building Loan Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Total Debt.

Section 6.4 Restoration. Prior to Completion of the Improvements, disbursements of the Net Proceeds to Borrower hereunder shall be made from time to time as if such Net Proceeds constituted unadvanced Loan proceeds and shall be subject to all of the conditions precedent thereof set forth in Sections 2.10 through 2.20 hereof mutatis mutandis. If the Casualty occurs following the Completion of the Improvements, the following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds and the costs of completing the Restoration shall both be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4.

(i) The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its reasonable discretion that the following conditions are met or waived in writing by Lender:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) fair market value of the Property as reasonably determined by Lender, (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty, and Legal Requirements permit the Restoration of the damaged, destroyed or unusable Improvements at the Property to the same configuration and occupancy that existed immediately preceding such Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property is taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

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(C) Intentionally omitted.

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws and any applicable requirements of the Property Documents;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(2)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that (i) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient to cover the cost of the Restoration and (ii) the Property following Restoration will contain substantially the same number of dwelling units and same unit mix and same rentable square feet as immediately prior to the Casualty or Condemnation;

(G) Lender shall be satisfied that, upon the completion of the Restoration, the (1) fair market value and cash flow of the Property will not be less than the fair market value and cash flow of the Property as the same existed immediately prior to the applicable Casualty or Condemnation and (2) the as-stabilized Debt Service Coverage Ratio shall be not less than 1.20:1.00;

(H) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Scheduled Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements and Property Documents, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(2)(iii);

(I) Borrower and Guarantor shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower and Guarantor shall jointly and severally guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Section 6.4(b);

(J) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and Property Documents, and the Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

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(K) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and Property Documents;

(L) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(M) the Property Documents will remain in full force and effect during and after the Restoration and (if applicable) a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration.

(ii) The Net Proceeds shall be held by Lender in an account at an institution acceptable to Lender and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property (excluding Permitted Encumbrances) which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work

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in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the

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Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Debt (whether or not then due and payable) in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of the Mortgage shall be reduced only by the amount of such Net Proceeds actually applied by Lender in reduction of the principal amount of the Debt.

VII. RESERVE FUNDS.

Section 7.1 The Accounts Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 7.1 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees (including Servicer), subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and may be held in Lender’s name and commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior written consent of Lender (which consent Lender may grant or deny in Lender’s sole and absolute discretion), further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

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(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the continuance of an Event of Default (and without notice from Lender or Servicer): (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in investments acceptable to Lender pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other investments acceptable to Lender as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the other Loan Documents, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

(d) The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments for which the proceeds of such Account are to be applied, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever. If at any time Lender determines that the funds available in any Account will not be sufficient to pay for the cost or expense for which such funds have been required to be deposited with Lender hereunder by the date required therefor, or if Lender determines (based on the then-current Approved Annual Budget or on review of a physical conditions report for the Property, among other sources) to reassess its estimate of the amount necessary to be reserved for any such costs or expenses, then, at Lender’s option, Borrower shall increase its monthly payments to Lender with respect to the applicable Account(s) by the amount that Lender so notifies Borrower is required and/or deposit the shortfall amount reasonably determined by Lender into the applicable Account(s) within five (5) Business Days of notice from Lender.

(e) Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f) Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account with an institution acceptable to Lender. From time to time Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution satisfactory to Lender. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment

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of accounts with a successor institution, such power only to be exercisable by Lender during the continuance of an Event of Default.

(g) Lender or Servicer shall have the right to invest amounts on deposit in the Accounts in investments acceptable to Lender as and to the extent elected by Lender or Servicer, and any interest accrued thereon shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender.

(h) Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

Section 7.2 Shortfall Reserve Account.

7.2.1 Borrower shall, if required in connection with the exercise of the first Extension Option, make an initial deposit into the Shortfall Reserve Account (as defined below) in the amount required pursuant to Section 2.9(k) hereof, which amount is intended to cover potential shortfalls in Debt Service and Operating Expenses (amounts deposited pursuant to this Section 7.2.1 are referred to herein as “Shortfall Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Shortfall Reserve Account”). In the event Borrower elects to make such a deposit into the Shortfall Reserve Account pursuant to Section 2.9(k), then on a quarterly basis from and after the exercise of the first Extension Option, Lender shall calculate the Debt Service Coverage Ratio (First Extension) and the Debt Yield (Extension). In the event that the Debt Service Coverage Ratio (First Extension) is less than 1.10 to 1.00 or the Debt Yield (Extension) is less than nine percent (9.0%), after giving effect to funds on deposit in the Shortfall Reserve Account by adding them to the Underwritable Cash Flow (First Extension), Borrower must either (i) prepay a portion of the Outstanding Principal Balance in the amount of the First Extension Prepayment Amount, provided that any such prepayment shall be treated as a voluntary prepayment under Section 2.4.1 hereof or (ii) deposit cash in an amount equal to the greater of (A) the First Extension Prepayment Amount, (B) the amount by which the Underwritable Cash Flow (First Extension) would need to increase in order to achieve a Debt Service Coverage Ratio (First Extension) of 1.10 to 1.00, or (C) the amount by which the Underwritable Cash Flow (First Extension) would need to increase in order to achieve a Debt Yield (Extension) of nine percent (9.0%) into the Shortfall Reserve Account. Lender shall make disbursements of the Shortfall Reserve Funds from time to time in accordance with the provisions of Section 7.2.2 hereof. For the avoidance of doubt, to the extent Borrower elects to make a prepayment of the Loan to satisfy the conditions set forth in Section 2.9(k) hereof, then this Section 7.2 shall have no force or effect.

7.2.2 Lender shall, as long as no Event of Default has occurred and is continuing, upon written request from Borrower (a) withdraw funds from the Shortfall Reserve Account to pay the Monthly Debt Service Payment Amount on the date when due (if applicable pursuant to the terms of this Agreement), together with any late payment charges or interest accruing at the Default Rate

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and (b) on each Payment Date, disburse Shortfall Reserve Funds for the payment of Approved Operating Expenses and Approved Extraordinary Expenses.

Section 7.3 Tax and Insurance Escrow Funds. On each Payment Date from and after Stabilization, until the Loan is paid in full in accordance with this Agreement, Borrower shall pay to Lender (a) one-twelfth of the Taxes and Other Charges that Lender estimates (in its reasonable judgment) will be payable during the next ensuing twelve (12) months, in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (amounts deposited pursuant to this Section 7.3 are referred to herein as “Tax and Insurance Escrow Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Tax and Insurance Escrow Account”). Notwithstanding the foregoing, for purposes of the foregoing clause (a) the Taxes shall not include any assessments for the C-PACE Loan until the Payment Date occurring in August, 2024. Provided no Event of Default is continuing, Lender will apply the Tax and Insurance Escrow Funds to payments of Taxes and Other Charges and Insurance Premiums required to be made by Borrower pursuant to Section 4.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds in the Tax and Insurance Escrow Account shall exceed the amounts due for Taxes and Other Charges and Insurance Premiums, Lender shall credit such excess against future payments to be made to the Tax and Insurance Escrow Account and otherwise under this Agreement. Any amount remaining in the Tax and Insurance Escrow Account after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and within ten (10) days of such notice, Borrower shall make a True Up Payment with respect to such insufficiency into the Tax and Insurance Escrow Account and/or increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.4 Replacements and Replacement Reserve.

7.4.1 Replacement Reserve Funds. Commencing on the Payment Date occurring in February, 2026, and on each Payment Date occurring thereafter until the Loan is paid in full in accordance with this Agreement, Borrower shall pay to Lender an amount equal to the greater of (a) the amount recommended by Lender’s engineering consultant and (b) 1/12th of (x) $150 per bed plus (y) $0.20 per rentable square foot of commercial/retail space (the “Replacement Reserve Monthly Deposit”) (all said amounts, collectively being hereinafter called the “Replacement Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to

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as the “Replacement Reserve Account”). Moneys in the Replacement Reserve Account shall be used solely to pay the costs of replacements and repairs required to be made to the Property which, under the Approved Accounting Method, are categorized as capital expenses and not as operating expenses (collectively, the “Replacements”), as more fully set forth in this Section 7.4. Lender may reassess its estimate of the amount of Replacement Reserve Funds required from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Account upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

7.4.2 Disbursements from Replacement Reserve Account. Lender shall disburse to Borrower Replacement Reserve Funds (or any portion thereof) from the Replacement Reserve Account from time to time, but not more frequently than once in any thirty (30) day period, upon (i) satisfaction of the Disbursement Conditions for Capital Expenditures or Replacements, (ii) at Lender’s option, delivery to Lender of a title search or title endorsement, in each event at Borrower’s cost, indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (iii) at Lender’s option, if the cost of the Replacements exceeds $25,000.00, delivery to Lender of a report, at Borrower’s cost, satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Replacements. Borrower shall have paid all invoices with respect to which a disbursement is requested or, at the request of Borrower, if Borrower is requesting a payment rather than a reimbursement of all such costs, Lender shall issue joint checks, payable to Borrower and the contractor (or a direct payment directly to such contractor), supplier, materialman, mechanic, subcontractor or other party to whom payment is due. In the case of payments made by joint check or direct payment, Lender may require a conditional waiver of lien from each Person receiving payment prior to Lender’s disbursement. Any lien waiver (conditional or otherwise) delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, if payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request). During a Trigger Period, Lender may require that any disbursement for costs that have not been previously paid by Borrower (as demonstrated by evidence acceptable to Lender) be made either directly to the contractor, vendor or supplier (if any) or, at Lender’s option, by two-party check jointly to Borrower and such Person. Lender shall not be required to disburse Replacement Reserve Funds in an amount less than $5,000 (or a lesser amount if the total amount remaining in the Replacement Reserve Account is less than $5,000). Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $25,000.00 for which reimbursement is sought.

7.4.3 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to perform all Replacements reasonably required and to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.5 Prepaid Rent Reserve. Upon the commencement of the first Trigger Period (if any) hereunder, Borrower shall deposit with Lender all Rents that have been paid more than

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one (1) month in advance (“Prepaid Rent”). Thereafter, within three (3) business days of receipt of any additional Prepaid Rent, Borrower shall deposit such additional Prepaid Rent with Lender. All amounts deposited with Lender pursuant to this Section 7.5, collectively are referred to herein as the “Prepaid Rent Funds” and the account in which such funds are held is referred to as the “Prepaid Rent Reserve Account”. The initial deposit and each future deposit of Prepaid Rent Funds shall be accompanied by (i) a current copy of the Prepaid Rent Schedule that lists the Tenant(s) and calendar month(s) to which such deposit applies and (ii) an Officer’s Certificate stating that such Prepaid Rent Schedule is true, correct, accurate and complete in all respects. Provided no Event of Default exists, Prepaid Rent Funds shall be deposited by Lender into the Cash Management Account in accordance with the Prepaid Rent Schedule.

Section 7.6 Intentionally Omitted.

Section 7.7 Excess Cash Flow Funds. During any Trigger Period, Borrower shall deposit or cause to be deposited with Lender all Excess Cash Flow, to be held by Lender as additional security for the Loan (amounts so held shall be hereinafter referred to as the “Excess Cash Flow Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Account”). Upon the termination of each Trigger Period, all amounts (if any) then remaining on deposit in the Excess Cash Flow Account shall be disbursed to Borrower’s Operating Account.

VIII. DEFAULTS.

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) any Monthly Debt Service Payment Amount, or the deposit to any Reserve Account due on any Payment Date (provided that it shall not be an Event of Default if there are sufficient funds in the Cash Management Account to pay such amounts when due, and Lender or Servicer fails to make such deposit and Lender’s access to such sums is not restricted or constrained in any manner), or the full payment of the Debt due on the Maturity Date, is not paid when due, or (B) any other portion of the Debt is not paid when due and such non-payment (pursuant to this clause (B) only) continues for ten (10) days following notice to Borrower that the same is due and payable;

(ii) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner;

(iii) if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as required hereunder except to the extent sums sufficient to pay the cost of such Policies have been deposited with Lender in

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accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner;

(iv) if (1) any Borrower Party shall commence any case, proceeding or other action (A) under any Creditor’s Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower Party shall make a general assignment for the benefit of its creditors; (2) there shall be commenced against Borrower, Guarantor or any SPE Party any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (3) there shall be commenced against Borrower, Guarantor or any SPE Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (4) any Borrower Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), or (3) above; or (5) Borrower, any SPE Party or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(v) if any representation, warranty or other statement or information made or provided herein, in the other Loan Documents, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender by a Borrower Party in connection with the Loan shall have been false or misleading such that they have, or would reasonably expected to have, a Material Adverse Effect when made;

(vi) if there shall be any Transfer, other than a Permitted Transfer or as otherwise permitted by Article IX of this Agreement or approved by Lender in writing; provided, however, that if (i) such Transfer did not either (A) effectuate a change in Control of Borrower or Guarantor or (B) result in a Person acquiring in excess of a twenty percent (20%) interest (or, to the extent such Person is domiciled in a country other than the United States, a ten percent (10%) interest) in Borrower that did not own in excess of such amount prior to such Transfer, (ii) such Transfer as not an intentional breach of Article IX, and (iii) such Transfer is reversed within ten (10) days after the earlier to occur of (A) Borrower obtaining knowledge of such Transfer or (B) Borrower’s receipt of written notice thereof from Lender, then such Transfer shall not constitute an Event of Default;

(vii) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or

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junior in lien to the Mortgage (it being acknowledged that the foregoing shall not be deemed to constitute consent to any such mortgage, trust deed or security deed);

(viii) if the Property becomes subject to any mechanic’s, materialman’s or other Lien (other than a Lien for any Taxes or Other Charges not then due and payable) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(ix) subject to Borrower’s rights to contest as provided herein or in Section 3.6 of the Mortgage, if any federal tax lien is filed against Borrower, any SPE Party, Sponsor, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;

(x) if any portion of the Property shall be subject to intentional waste, or damaged by an act of gross negligence or willful misconduct of any Borrower Party, or if any portion of the Property shall be removed in violation of this Agreement, or except as permitted herein, the alteration, improvement, or demolition of any of the Property without the prior written consent of Lender;

(xi) if any default beyond the expiration of applicable notice and grace periods by Guarantor (including, without limitation, failure to meet requirements with respect to Net Worth and/or liquidity or distribution of assets) occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty);

(xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii) if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrendered, expiration or cessation, enters into a Replacement Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(xiv) if any of the representations set forth in Section 3.1.11 or otherwise related to Prescribed Laws set forth herein are not true, correct and complete at all times;

(xv) intentionally omitted;

(xvi) if Borrower shall fail to maintain at all times an Independent Director as required by Section 5.2 hereof;

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(xvii) if Borrower fails to comply with Section 2.8 hereof;

(xviii) if (A) Borrower shall fail to pay any sums payable under any Property Document as and when payable thereunder, which failure continues beyond any applicable notice or cure period set forth therein, or (B) either (1) Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (2) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, or (3) any Property Document and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof, and in the case of any matter set forth in this clause (B), Lender determines (in accordance with the Prudent Lender Standard) that the foregoing would have a Material Adverse Effect;

(xix) if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(xx) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified above in this Section 8.1(a), or under any of the terms, covenants or conditions of any other Loan Document, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days, unless otherwise extended by Lender in writing in its sole discretion;

(xxi) if any covenant or indemnification obligation of Borrower set forth in Sections 10.1 through 10.3, inclusive, of this Agreement are violated or breached;

(xxii) intentionally omitted;

(xxiii) if Borrower ceases to continuously operate the Property or any material portion thereof for the use specified in Section 3.1.26 hereof for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the prior written consent of Lender or as permitted by this Agreement);

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(xxiv) if the Improvements are not Completed in accordance with Section 4.1.31 on or prior to the Completion Date;

(xxv) if any voucher or invoice is fraudulently submitted by Borrower in connection with any Additional Advance for services performed or for materials used in or furnished for the Property;

(xxvi) if there is any cessation at any time in construction of the Improvements for more than thirty (30) consecutive Business Days except if due to a Force Majeure Event;

(xxvii) if Lender, the Construction Consultant or their representatives are not permitted at all reasonable times upon not less than two (2) Business Days’ notice to enter upon the Property, inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine all the Plans and Specifications, or if Borrower shall fail to furnish to Lender or its authorized representative, when requested upon not less than two (2) Business Days’ notice, copies of the Plans and Specifications;

(xxviii) (A) the neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of the Improvements that is not fully reinstated within thirty (30) days after the lapse of effectiveness of such material permit, license, consent or approval or (B) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after such curtailment of availability;

(xxix) a default by Borrower under the C-PACE Loan that continues beyond the date on which the lender pursuant to the C-PACE Loan has the right to exercise any remedies (beyond the expiration of all notice and cure periods) or has otherwise initiated any enforcement proceedings thereunder; or

(b) Upon either (i) the declaration of Lender at any time during the continuance of any Event of Default, or (ii) the existence of any Event of Default described in Section 8.1(a)(iv) above with respect to Borrower or any SPE Party (as to which no declaration or other action of Lender shall be required), then the Debt shall be immediately due and payable. Borrower hereby expressly waives any notice or demand (other than as expressly required pursuant to this Section 8.1) as a condition to such acceleration of the Debt, anything to the contrary herein or in any other Loan Document notwithstanding. The foregoing shall be in addition to any other rights or remedies available to Lender pursuant to this Agreement and the other Loan Documents or at law or in equity. During the continuance of any Event of Default, Lender may take each and any such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity.

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Section 8.2 Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its discretion in respect of the Debt. Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations and priorities as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; provided that notwithstanding anything in this Agreement to the contrary, (i) the aggregate outstanding principal balance of all components immediately after the effective date of any such severance equals the outstanding principal balance of all components immediately prior to such modification, and (ii) no such severance shall cause the weighted average interest rate of the notes and components of the Loan immediately after giving effect to such severance, or upon any subsequent

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prepayment of any note or component of the Loan (or portion of any of the foregoing (other than any payments made pursuant to Section 2.4.2 hereof or otherwise applied during the continuance of an Event of Default)) to be greater than the interest rate of the original Note. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Property or any other collateral for the Loan and/or paid to or received by Lender may, during the existence of an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. At any time (i) upon the occurrence and during the continuance of an Event of Default, (ii) upon reasonable prior notice or (iii) in cases of emergency (in which event no prior notice shall be required), Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such out-of-pocket costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

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(f) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies hereunder and under any such other Loan Documents may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

(g) Upon the occurrence and during the continuation of an Event of Default, Lender may declare its obligation to make Additional Advances hereunder to be terminated, whereupon the same shall terminate, and/or declare all unpaid principal of and accrued interest on the Building Loan Note, together with all other sums payable under the Building Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Building Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by Borrower; provided, however, that Lender may make Additional Advances or parts of Additional Advances thereafter without thereby waiving the right to demand payment of the Building Loan Note, without becoming liable to make any other or further Additional Advances, and without affecting the validity of or enforceability of the Building Loan Documents. Notwithstanding and without limiting the generality of the foregoing or anything else to the contrary contained in this Agreement, upon the occurrence and during the continuation of an Event of Default, Lender’s obligation to make Additional Advances hereunder shall automatically terminate and upon the occurrence and during the continuance of a Default, Lender shall not be obligated to make any further Additional Advance until such time as the same is remedied.

(h) Upon the occurrence and during the continuation of an Event of Default, Lender may cause the Improvements to be completed and may enter upon the Property and construct, equip and complete the Improvements in accordance with the Plans and Specifications, with such changes therein as Lender may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the improvements undertaken by Lender pursuant to the provisions of this subsection, Lender may:

(i) use any funds of Borrower, including any balance which may be held by Lender as security or in escrow, and any funds remaining unadvanced under the Building Loan;

(ii) employ existing contractors, subcontractors, including Major Trade Contractors, agents, architects, engineers, and the like, or terminate the same and employ others;

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(iii) employ security watchmen to protect the Property;

(iv) make such additions, changes and corrections in the Plans and Specifications as shall, in the reasonable judgment of Lender, be necessary or desirable to complete the Project in accordance with the Plans and Specifications, provided that such changes, additions and corrections shall not increase the cost of the Improvements;

(v) take over and use any and all Personal Property contracted for or purchased by Borrower, if appropriate, or dispose of the same as Lender sees fit;

(vi) execute all applications and certificates on behalf of Borrower which may be required by any Governmental Authority or Legal Requirement or contract documents or agreements;

(vii) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property, or may be necessary for the Completion of the Improvements or the clearance of title to the Property, including, without limitation, all Taxes and assessments;

(viii) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Property, the Improvements and take such action and require such performance as Lender deems necessary under the Payment and Performance Bonds and/or Subguard Insurance, as applicable; and

(ix) take such other action hereunder, or refrain from acting hereunder, as Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 8.2.

Borrower shall be liable to Lender for all costs paid or incurred for the construction, completion and equipping of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be deemed advances made to Borrower under this Agreement and shall be secured by the Building Loan Mortgage and the other Building Loan Documents.

To the extent that any costs so paid or incurred by Lender, together with all other Additional Advances made by Lender hereunder, exceed the Building Loan Amount, such excess costs shall be paid by Borrower to Lender on demand, with interest thereon at the Default Rate until paid; and Borrower shall execute such notes or amendments to the Building Loan Note as may be requested by Lender to evidence Borrower’s obligation to pay such excess costs and until such notes or amendments are so executed by Borrower, Borrower’s obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event Lender takes possession of the Property and assumes control of such construction as aforesaid, Lender shall not be obligated to continue such construction longer than Lender shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower whether or not the Property shall have been completed. For

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the purpose of this Section, the construction, equipping and completion of the Property shall be deemed to include any action necessary to cure any Event of Default by Borrower under any of the terms and provisions of any of the Building Loan Documents.

IX. NO SALE OR ENCUMBRANCE.

Section 9.1 Due on Sale and Encumbrance.

(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) trustees and beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property.

(b) It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein occurs, a Sale or Pledge of any direct or indirect interest in Borrower or any other Restricted Party occurs and/or Borrower shall acquire any real property in addition to the real property encumbered by the Mortgage as of the Closing Date or any Lease (each of the foregoing, individually and collectively, a “Transfer”), other than (i) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions hereof, and (ii) as permitted pursuant to the express terms of this Article IX.

(c) Without limiting Section 9.1(b) above, a Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any division, merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any division, merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any division, merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any division, merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) any action for partition of the Property (or any portion thereof

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or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law).

(d) Without Lender’s prior written consent thereto, in its sole discretion, any Transfer resulting in any direct or indirect ownership interests in Borrower or the Property being held in any Prohibited Entity/Ownership Structure is prohibited.

(e) For the avoidance of doubt, a Transfer shall not include any assignments, transfers, Sales or Pledges by ACRES of debt originated by ACRES in connection with any repurchase or warehouse facility.

Section 9.2 Intentionally Omitted.

Section 9.3 Permitted Transfers.

Notwithstanding anything to the contrary contained in Section 9.1, the following Transfers (herein, “Permitted Transfers”) shall be permitted hereunder:

(a) A Lease entered into in accordance with this Agreement;

(b) A Permitted Encumbrance;

(c) Provided no Event of Default shall then exist, a Transfer of any direct or indirect interest in Borrower (other than a Transfer of an SPE Party’s interest in Borrower, if applicable) related to or in connection with the estate planning of such transferor to (1) an immediate family member (i.e., a sibling, parent, spouse, child (or step-child), grandchild or other lineal descendant of the related Person) of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(i) Borrower shall provide to Lender thirty (30) days prior written notice thereof;

(ii) such Transfer shall not otherwise result in a change of Control of Borrower or change of the day-to-day management and operations of the Property;

(iii) each of Borrower and any SPE Party, if applicable, shall continue to be a Special Purpose Entity;

(iv) if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)), such transferee shall be a Qualified Transferee;

(v) intentionally omitted; and

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(vi) the conditions of Section 9.4 shall have been satisfied;

(d) A Transfer of any direct or indirect interest in Borrower (other than the Transfer by an SPE Party of its interest in Borrower, if applicable) that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest, provided that:

(i) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than thirty (30) days after the date of such Transfer;

(ii) each of Borrower and any SPE Party, if applicable, shall continue to be a Special Purpose Entity;

(iii) the Property shall continue to be managed by a Qualified Manager;

(iv) if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)), such transferee shall be a Qualified Transferee;

(v) if such Transfer results in a change of Control of Borrower to a Person other than (A) Guarantor or Sponsor (directly or indirectly), or (B) the estate of any Guarantor (during the pendency of the settlement by the estate of such Guarantor and if such Transfer occurs as a result of the death of Guarantor), then such Transfer must be approved by Lender, in accordance with the Prudent Lender Standard;

(vi) intentionally omitted; and

(vii) the conditions of Section 9.4 shall have been satisfied;

(e) Provided that no Event of Default shall then exist, a Transfer of a direct or indirect limited partnership or non-managing member interests in Borrower (other than a Transfer of an SPE Party’s interest in Borrower, if applicable) shall be permitted without Lender’s consent provided that:

(i) such Transfer shall not (x) cause the transferee (other than Guarantor or Sponsor), together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which equals or exceeds forty-nine percent (49%), (y) result in a change in Control of Borrower or any SPE Party; or (z) result in ACRES, together with other ACRES Affiliates and the REIT, owning in the aggregate less than a fifty-one percent (51%) indirect interest in Borrower;

(ii) each of Borrower and any SPE Party, if applicable shall continue to be a Special Purpose Entity;

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(iii) if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)), (x) such transferee is a Qualified Transferee and (y) Borrower shall provide to Lender thirty (30) days prior written notice thereof;

(iv) after giving effect to such Transfer, Guarantor or Sponsor shall continue to control the day to day operations of Borrower and any SPE Party, if applicable, and shall continue to own at least fifty one percent (51%) of all equity interests (direct or indirect) of Borrower;

(v) the Property shall continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to Lender; and

(vi) the conditions of Section 9.4 shall have been satisfied;

(f) a Transfer of direct membership interests in Charles Street – ACRES FSU Student Venture, LLC (the “Joint Venture”) among the existing members of the Joint Venture as of the Closing Date, provided that (i) Lender shall receive prior written notice of such Transfer, (ii) such Transfer does not result in ACRES, together with other ACRES Affiliates and the REIT, owning in the aggregate less than a fifty-one percent (51%) indirect interest in Borrower and (iii) such Transfer shall not result in a change in Control of Borrower;

(g) the removal of CSDC FSU, LLC, a Delaware limited liability company, as managing member of the Joint Venture in accordance with Section 5.2 of the Joint Venture’s operating agreement, provided that (i) the ACRES Change of Control Conditions have been satisfied in connection therewith; and (ii) the conditions of Section 9.4 have otherwise been satisfied in connection therewith;

(h) the sale, transfer or issuance of shares of stock in any Restricted Party that is a publicly traded entity, provided such shares of stock are listed on the New York Stock Exchange or another nationally recognized stock exchange;

(i) Transfers among ACRES, other ACRES Affiliates and the REIT, so long as (i) such Transfer does not result in ACRES, together with other ACRES Affiliates and the REIT, owning in the aggregate less than a fifty-one percent (51%) indirect interest in Borrower and (ii) the conditions of Section 9.4 have been satisfied in connection therewith; and

(j) any Sale or Pledge of an Excluded Entity, provided that (i) (A) other than in connection with any transfers pursuant to Section 9.3(h) above, to the extent such Sale or Pledge results in any Person owning twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) of the direct or

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indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver customary searches reasonably requested by Lender in writing (including, but not limited to, credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such Person) and (B) in connection with any transfers pursuant to Section 9.3(h) above that results in any Person owning twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver (1) written notice of same to Lender within ten (10) days of such Sale or Pledge and (2) an updated organizational chart of Borrower reflecting such ownership change and (ii) such Sale or Pledge does not result in the Guarantor no longer satisfying the Net Worth and Unencumbered Liquid Assets (as defined in the Recourse Guaranty) requirements of Section 3.6 of the Recourse Guaranty.

Section 9.4 Additional Requirements as to Transfers.

(a) If, as a result of any Permitted Transfer, Guarantor no longer either Controls Borrower or owns any direct or indirect interest in Borrower, Lender may require that one or more Approved Replacement Guarantors execute and deliver to Lender replacement guaranties (each in the same form as the applicable Guaranty delivered to Lender by Guarantor as of the Closing Date) and an environmental indemnity agreement, jointly and severally with Borrower (in the same form as the Environmental Indemnity delivered to Lender by Guarantor and Borrower as of the Closing Date) on or prior to the date of such Permitted Transfer (or, in the case of a Permitted Transfer described in clause (f), within thirty (30) days after the date of such Permitted Transfer), pursuant to which, in each case, the Approved Replacement Guarantor agrees to be liable under each such guaranty and environmental indemnity agreement from and after the date of such Permitted Transfer.

(b) Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer, together with a revised Organizational Chart reflecting such Transfer. Borrower shall also deliver to Lender such other additional documentation, all of which shall be reasonably satisfactory to Lender, as to matters related to such Transfer that may be requested by Lender based on the deliveries required by this Agreement and the inquiries and due diligence of Lender into such proposed Transfer.

(c) Borrower and Guarantor and any transferee in such Transfer, shall deliver to Lender an Officer’s Certificate dated as of such Transfer certifying that such Transfer (and the ownership in Borrower following such Transfer) is in compliance with the ERISA Provisions, and that all representations in such ERISA Provisions are true, correct and complete in all material respects after giving effect to such Transfer.

(d) In connection with any Permitted Transfer, Lender shall be provided with (i) satisfactory documentation reasonably required by Lender in order to fulfill its then-current compliance guidelines with respect to the Patriot Act and other Prescribed Laws, and (ii) to the extent a transferee shall own twenty percent (20%) (or, to the extent such Person is

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domiciled in a country other than the United States, ten percent (10%)) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than twenty percent (20%) (or, to the extent such Person is domiciled in a country other than the United States, ten percent (10%)) of the direct or indirect ownership interests in Borrower as of the Closing Date), customary searches reasonably requested by Lender in writing (including, but not limited to, credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such transferee).

(e) As a condition to evaluating any requested consent to a Transfer (whether or not a fee is payable to Lender pursuant to Section 9.3 as a condition thereto), Lender may require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated out-of-pocket costs and expenses in evaluating any such request for consent.

(f) No Transfer shall result in, give effect to, or permit the imposition, creation, attachment or levy of a pledge of or Lien on any of the direct or indirect interests in Borrower.

(g) Without Lender’s prior written consent thereto, in its sole discretion, any Transfer or Permitted Transfer resulting in any direct or indirect ownership interests in Borrower or the Property being held in any Prohibited Entity/Ownership Structure is prohibited, even if the same would be otherwise allowed pursuant to Section 9.3, the definition of a Permitted Transfer or any other provision of any Loan Document.

(h) If required by Lender, any transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding.

Section 9.5 Legal Requirements as to Transfers. Borrower shall (and shall cause its direct and indirect constituent owners and Affiliates to) (a) at all times comply with the representations and covenants contained in Section 3.1.11 and 3.1.12, and with those relating to Prescribed Laws such that the same remain true, correct and not violated or breached and (b) not permit a Transfer to occur if, upon such transfer, any representation or covenant contained in Section 3.1.11 or 3.1.12 would be breached. Borrower shall cause the ownership requirements specified in this Article IX (including, without limitation, those stipulated in Section 9.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of (i) the Property or any part thereof or any legal or beneficial interest therein, or (ii) any interest in any Restricted Party.

Section 9.6 Death or Incapacity of Guarantor. To the extent that any Guarantor is a natural person, upon the death or incapacity of such Guarantor each of Borrower and the remaining Guarantor shall affirm each of their respective obligations under the Loan Documents within fifteen (15) days after such death or incapacity. No such death of a Guarantor shall hinder, impair,

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limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents.

X. SPECIAL PROVISIONS.

Section 10.1 Securitization.

10.1.1 Lender’s Rights Not Limited. In addition to all other rights of Lender as owner and holder of the Loan, Lender shall have the right (i) to pledge, sell or otherwise transfer or grant a security interest in the Loan (or any portion thereof and/or interest therein), (ii) to syndicate, or sell participation or co-lender interests in, the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization or by transfer to a CDO, CLO, CMO or other securitization vehicle(s). The transaction referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.

10.1.2 Cooperation. If requested by Lender, Borrower shall (and shall cause each Borrower Party to) assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(a) provide (A) updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Sponsor, SPE Party and Manager, (B) updated budgets relating to the Property, and (C) updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property, all as may reasonably be requested by the holder of the Note or the Rating Agencies or as may reasonably be necessary or appropriate in connection with a Securitization (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(b) provide new and/or updated opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies, true sale and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower and Borrower’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(c) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional Tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters,

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subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require;

(e) execute such amendments to the Loan Documents and Borrower’s or any SPE Party’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect any Secondary Market Transaction, including, without limitation, (A) to amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components and/or additional separate notes and/or creating additional senior/subordinate note structure(s) (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would change the interest rate, the stated maturity (except as provided in subclause (C) above) or the amortization of principal set forth herein, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note;

(f) if requested by Lender, review any information regarding the Property, Borrower, SPE Party, the Manager and the Loan which is contained in a Disclosure Document to be used by Lender or any affiliate thereof; and

(g) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

10.1.3 Regulation AB Compliance. Upon request, Borrower shall furnish to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any applicable Legal Requirements (including those applicable to Lender or any Servicer or any Investor (including, without limitation and to the extent applicable, Regulation AB)) by reason of their ownership of (or servicing of) the Loan or any interest therein, in each case within the timeframes necessary, advisable or appropriate in order to comply with such legal requirements.

10.1.4 Secondary Market Fees and Costs. All costs and expenses incurred by Borrower and Guarantors and Lender in connection with Section 10.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower; provided, however, in no event shall the costs and expenses incurred by Borrower in connection with its performance under this Section 10.1 exceed $10,000.00.

10.1.5 Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of Section 10.1, and without the need to

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comply with any of the formal or procedural requirements of this Section 10.1, notwithstanding any other provision set forth in this Agreement or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement and any other Loan Document in favor of (i) any Federal Reserve Bank, any Federal Home Loan Bank or the central reserve bank or similar authority of any other country to secure any obligation of Lender to such bank or similar authority (a “Central Bank Pledge”). In the event that the interest of Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledgee thereof, Lender shall have no further liability hereunder with respect to the interest that was the subject of such transfer and the assignee shall be Lender with respect to such interest. Lender shall not be required to notify Borrower of any Central Bank Pledge.

Section 10.2 Intentionally Omitted..

Section 10.3 Disclosure.

10.3.1 Borrower (on its own behalf and on behalf of each of Guarantor and Sponsor) understands that information provided to Lender by Borrower, any of Guarantor or Sponsor and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.

10.3.2 Borrower shall indemnify each Indemnified Person against any actual out-of-pocket losses, claims, damages or liabilities (collectively, the “Liabilities”) to which any Indemnified Person may become subject in connection with any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

10.3.3 Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 10.3 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 10.3. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense

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thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

10.3.4 Without the prior consent of Oceanview Life and Annuity Company (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Oceanview Life and Annuity Company reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

10.3.5 The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 10.3 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 10.3), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 10.3, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

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10.3.6 The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 10.3 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 10.3.

10.3.7 The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 10.3 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 10.4 Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies and/or the Servicing Agreement governing each such Securitization in which the Loan (or any portion thereof) is included.

Section 10.5 Conversion to Registered Form . At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent reasonably acceptable to Lender (the “Registrar”) which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be, or to ensure the Note is, considered to be in registered form for purposes of Section 163(f) of the IRS Code. The status of the Note in registered form may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 10.6 General Indemnification.

10.6.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnified Person from and against any and all actual out-of-pocket losses incurred by Lender in respect of or as a result of any and all claims, suits, liabilities (including strict liabilities), actions, demands, proceedings, obligations, debts, damages (excluding special, speculative, exemplary, punitive and consequential damages to the extent not asserted against or actually incurred by an Indemnified Person to a third party and claims for diminution of property value), (including, but not limited, to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Person and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of the Loan and/or the Loan Documents, the Property, or receipt of any Rents (or any interest in any of the foregoing); (b) any amendment to, or restructuring of, the Debt, the Note, this Agreement or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal

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or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to, or death of, persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Mortgage is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Person of the provisions of this Section 10.6.1; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Borrower in this Agreement or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 10.6.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. Notwithstanding anything to the contrary contained herein, in no event shall Borrower be obligated to indemnify Lender from any loss or expense arising from Lender’s or Lender’s agents willful misconduct or gross negligence.

10.6.2 Mortgage and Intangible Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnified Person from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Person and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents.

10.6.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnified Person from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under the ERISA Provisions.

10.6.4 Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Person, Borrower shall defend such Indemnified Person (if requested by any Indemnified Person, in the name of the Indemnified Person) by attorneys and other professionals reasonably approved by each Indemnified Person. Notwithstanding the foregoing, any Indemnified Person may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of each Indemnified Person, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of each Indemnified Person, reimburse, each Indemnified Person, for

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the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

10.6.5 Survival. The indemnifications made pursuant to Sections 10.6.2, 10.6.3 and 10.6.6 of this Agreement shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of the Mortgage, any assignment or other transfer of all or any portion of the Mortgage or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Persons and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to this Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Section 10.7 Exculpation.

(a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any direct or indirect principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, manager or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency or other monetary judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth herein, in the Guaranty and the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Section 10.7); (4) impair the right of Lender to obtain the

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appointment of a receiver; (5) impair the enforcement of the Assignment of Leases; (6) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (7) impair the right of Lender to obtain a deficiency judgment (or other judgment on the Note) against Borrower (but not against any Guarantor), if (and only to the extent) necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of the Loan Documents, it being agreed that Lender shall only enforce any deficiency judgment (or other such judgment) pursuant to this clause (7) to the extent of such Insurance Proceeds or Awards, as applicable; or (8) impair the right of Lender to enforce Section 7.1 hereof or the other Cash Management Provisions. Further, the provisions of this Section 10.7 shall in no event constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of, and Borrower shall be and at all times remain fully and personally liable to Lender for (and shall and does hereby agree to indemnify and hold harmless Lender from and against), any and all actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred by Lender in connection with exercising its rights and remedies) arising out of or in connection with the following first arising before Lender or Lender’s agents, including a receiver appointed at the request of Lender takes possession or control of the Property, whether by foreclosure, deed in lieu or other transfer of the Property:

(i) fraud, willful misrepresentation, or willful failure to disclose a material fact, in each case, by (or at the direction of) Borrower or any Borrower Party in connection with the Loan or Property; or

(ii) conversion, misapplication or misappropriation of Rents, security deposits, Awards or insurance payments by (or at the direction of) Borrower or any Borrower Party; or

(iii) gross negligence or willful misconduct of (or at the direction of) Borrower or any Borrower Party in connection with the Loan or Property; or

(iv) intentional material physical waste to the Property by (or at the direction of) any Borrower Party, or damage to the Property caused by the intentional acts or intentional omissions of any Borrower Party, and/or (during the continuance of an Event of Default) the removal or disposal of any portion of the Property which is not replaced by Property of equivalent use or value; or

(v) subject to applicable contest rights as set forth herein, failure to pay Taxes or Other Charges, in each case to the full extent of revenues received from ownership and operation of the Property except to the extent the funds to pay such Taxes were in possession of Lender and Lender’s access to such funds were not restricted or constrained in any manner; or

(vi) failure to pay Insurance Premiums, to the full extent of revenues received from ownership and operation of the Property, or to maintain the Policies

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in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided herein, in each case except to the extent the funds to pay the Insurance Premiums were in possession of Lender and Lender’s access to such funds were not restricted or constrained in any manner; or

(vii) any breach or misrepresentation of the SPE Provisions, other than one described in Section 10.7(b)(iii) below; or

(viii) any litigation or other legal proceeding related to the Debt filed by, or any other act or omission by, any Borrower Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein or in any other Loan Document or to realize on any collateral for the Loan, including, without limitation, the assertion by any Borrower Party of any defenses (other than defenses raised in good faith) or counterclaims against Lender; or

(ix) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property, to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents or otherwise approved by Lender; or

(x) any indemnification obligation arising under any of Section 10.6.2 and/or Section 10.6.3 of this Agreement; or

(xi) seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing by any Borrower Party; or

(xii) any breach of the Cash Management Provisions other than those covered by Section 10.7(b)(v) below; or

(xiii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Mortgage or any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document; or

(xiv) Borrower fails to (A) permit on-site inspections of the Property, as and when required herein, and such failure continues for a period of more than three (3) Business Days after delivery of written notice of such failure to Borrower, provided, however, if any Tenant at the Property shall refuse to provide Lender with access to such Tenant’s leased space at the Property, then no Borrower Party shall have any liability under this subsection (xiv) for any Loss incurred by Lender as a direct result of Lender’s inability to access such Tenant’s leased space at the Property, (B) provide financial information, or (C) obtain Lender’s approval prior to termination or replacement of the property manager or timely appoint a new property manager at the request of Lender, each as required by, and in accordance with, the terms and provisions of, the Loan Documents; or

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(xv) the failure to purchase or replace (as applicable) any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, in each case, as and when required by the terms of Section 2.8 hereof.

(b) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents. Furthermore, and notwithstanding the provisions of Section 10.7(a) above, the Debt shall be fully recourse to Borrower (but not to any partner, member, manager or stockholder of Borrower, other than any party to the Guaranty from time to time), and Borrower (but not any partner, member, manager or stockholder of Borrower, other than any party to the Guaranty from time to time) shall be and remain fully and personally liable to Lender for the full amount of the Debt, in the event of any of the following:

(i) a Bankruptcy Recourse Event occurs; or

(ii) the Transfer Provisions are breached; or

(iii) any breach of the SPE Provisions, but only to the extent that such breach is cited as a factor in a judicial decision resulting in the substantive consolidation of Borrower with any other Person; or

(iv) if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgage or any other Loan Document, seeks a defense (other than defenses raised in good faith), judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan; or

(v) any material breach of the Cash Management Provisions resulting in the failure to (A) open the Lockbox Account, (B) deliver the Lockbox Agreement, (C) open the Cash Management Account, (D) deliver the Cash Management Agreement or (E) deposit Rents into the Lockbox Account.

(c) Notwithstanding anything to the contrary in the Note, this Loan Agreement or any of the other Loan Documents, and in addition to the other provisions set forth in this Section 10.7, upon a failure of Borrower to make a Trigger Period True Up Deposit, Borrower shall be and remain fully and personally liable to Lender for the payment of the amount of the Trigger Period True Up Deposit.

(d) Notwithstanding anything to the contrary in the Note, this Loan Agreement or any of the other Loan Documents, and in addition to the other provisions set forth in this Section 10.7, Borrower shall be personally liable for the Debt, not to exceed and in an

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amount equal to the amount of any Rents that are not deposited with Lender (or into the Lockbox Account) in violation of the Loan Documents.

Section 10.8 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

XI. MISCELLANEOUS.

Section 11.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender’s Discretion; Approval. Except as otherwise provided herein, whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to consent, approve or disapprove, or any arrangement, term or condition is to be approved by, or acceptable or satisfactory to, Lender, or subject to Lender’s discretion, the decision of Lender to approve or disapprove or to decide whether arrangements, terms or conditions are approved, acceptable or satisfactory, as applicable, shall (except as is otherwise specifically provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except as otherwise provided herein, in the context of Lender’s “discretion”, “discretion” means Lender’s “sole and absolute” discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender’s consent, approval, waiver or other action or response is required, except as expressly provided in this Agreement or other applicable Loan Document, such consent, approval, waiver or other action or response will not be binding upon Lender unless it is in writing.

Section 11.3 Governing Law; Jurisdiction.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW .YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS,

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INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

UNITED CORPORATE SERVICES, INC.
10 BANK STREET, SUITE 560
WHITE PLAINS, NEW YORK 10606

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW

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YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 11.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 11.6):

If to Lender: Oceanview Life and Annuity Company
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor

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New York, New York 10019
Attention: Matthew Philip

And to: Oceanview Life and Annuity Company
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor
New York, New York 10019
Attention: Marnie Adams

And to: Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Christopher J. Dickson

If to Borrower: c/o Charles Street Development Company
1331 17th Street, Suite M-100
Denver, Colorado 80202
Attention: Jason Pollack

and to: ACRES Capital
390 RXR Plaza
Uniondale, NY 11556
Attention: Jaclyn Jesberger, Esq.

With a copy to: Greenberg Traurig LLP
One International Place
Boston, MA02110
Attention: Dina Conlin, Esq.

With a copy to: Murland Dainoff LLC
651 E. Township Line Road, #1055
Blue Bell, PA 19422
Attention: A. Eric Levine, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery or refusal of delivery; in the case of certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

Section 11.7 Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER

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AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 11.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 11.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses. Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and

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compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance (through third party service providers or otherwise) with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or Guarantor; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; or (viii) enforcing any obligations of, or collecting any payments due from, Borrower under this Agreement, the other Loan Documents or with respect to the Property, whether incurred prior to or during the continuance of an Event of Default. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account and/or Cash Management Account. Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with (i) any Rating Agency Confirmation required by the Loan Documents, and/or (ii) other Rating Agency review required in connection with any action requiring the consent or approval of Lender, if such review is required pursuant to the Servicing Agreement following a Securitization of the Loan. Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 11.14 Schedules and Exhibits Incorporated; Counterparts. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof. This Agreement may be executed in one or more counterparts, all of which taken together shall (upon execution and delivery by each party) constitute a single instrument. This Agreement will become effective only when all parties to this Agreement have executed a counterpart hereof. A photocopied, scanned, telecopied, or other electronic signature of any party to this Agreement shall have the same force and effect as an original signature for all purposes.

Section 11.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower. Upon assignment of the Loan and Loan Documents by Lender and delivery (or crediting) of any funds in the Account to the assignee, any responsibility of Lender, as assignor, with respect thereto shall terminate.

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Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender (and, as set forth herein, certain Affiliates, employees and agents of the party originally named as Lender herein) and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any Affiliate shall be subject to the prior approval of Lender.

Section 11.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 11.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of

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construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, except for a broker whose commission is being paid in full as set forth on the Closing Statement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. Lender may pay additional compensation, fees, commissions or other payments to any broker relating to the origination, sale and/or securitization of the Loan, in addition to any other compensation, fees, commissions or other payments which may be paid by Borrower or any other party directly to any broker. Borrower hereby acknowledges and agrees that (i) the payment of any such compensation, fees, commissions or other payments are in addition to any other compensation, fees, commissions or other payments which may be paid by Borrower or any other party directly to any broker, (ii) the payment of any such compensation, fees, commissions or other payments may create a potential conflict of interest for any broker in its relationship with Borrower, and Lender is not responsible for any recommendation, services or advice given to Borrower by any broker, and (iii) no fiduciary or other special relationship exists or will exist between Borrower and Lender other than as lender and borrower. Borrower (A) acknowledges that (1) such compensation, fees, commissions or other payments may include a direct, one-time payment of an origination or similar fee, certain payments based on volume and/or size of referrals, profit-sharing payments and/or an ongoing financial interest in the Loan (including by acting as sub-servicer for the Loan) and (2) Borrower has had an opportunity to discuss the specifics of any compensation, fees, commissions or other payments with any broker to the extent Borrower deemed necessary and Borrower has independently determined to proceed with the Loan and (B) consents to any such arrangement and the payment by Lender to any broker of any such compensation, fees, commissions or other payments. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22 Prior Agreements. This Agreement and the other Loan Documents embody the final and entire agreement of Borrower and Lender with respect to the Loan, and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof, including any loan application, term sheet or commitment letter between Borrower (or any Affiliate) and Lender. This

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Agreement and the other Loan Documents are intended by Borrower and Lender as the final and complete expression of the terms of the Loan and the security therefor, and no course of dealing between Borrower (or any other party) and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Agreement or any other Loan Document. There are no oral agreements between Borrower and Lender.

Section 11.23 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances or other matters related to Environmental Laws. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

(e) the rights described above in this Section 11.23 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.

[No Further Text on This Page; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

Chapel Drive East, LLC a Delaware limited liability company

By: /s/ Jason Pollack
Name: Jason Pollack
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation

By: /s/ Marnie Adams
Name: Marnie Adams
Title: Authorized Signatory

EXHIBIT A

FORM OF TENANT DIRECTION NOTICE

[DATE]

[TENANT]
[Address]
[_______________]

Re: Payment Direction Letter for [_______________] (the “Property”)

Ladies and Gentlemen:

[_______________________], a [______________], the owner of the Property (“Owner”), has granted a first mortgage on the Property to [____________________] (together with its successors and assigns, “Lender”) and has agreed that all rents due for the Property will be paid directly to a bank selected by Owner and approved by Lender. Therefore, all rent to be paid by you under the Lease between Owner and you (the “Lease”) from and after [___________ -- FOR CLOSING INSERT FIRST RENT PAYMENT DATE AFTER LOCKBOX WILL BE READY; FOR FUTURE LEASES, “the date hereof”] (and all payments of any past-due rents after that date) should be sent directly to the following account or address:

Via ACH/Wire:

{INSERT INSTRUCTIONS PROVIDED BY LOCKBOX BANK}

Via U.S. Mail:

{INSERT INSTRUCTIONS PROVIDED BY LOCKBOX BANK}

Via Overnight Delivery:

{INSERT INSTRUCTIONS PROVIDED BY LOCKBOX BANK}

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its loan servicing agent (“Servicer”), or pursuant to a joint written instruction from Owner and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all rent payments due under the Lease as set forth above. All rent payments must be delivered as set forth above no later than the day on which such amounts are due under the Lease.

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If you have any questions concerning this letter, please contact Linda Conwell of Community Loan Servicing, Lender’s servicer, by emailing LindaConwell@communityloanservicing.com. Please be sure to include the loan number ([____]) on all correspondence.

Sincerely yours,

[BORROWER SIGNATURE BLOCK]

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SCHEDULE I

(Rent Roll)

SCHEDULE II

Intentionally Omitted

SCHEDULE III

(Organizational Chart)

SCHEDULE III

SCHEDULE IV

(Construction Schedule)

SCHEDULE IV

SCHEDULE 2.8

(Notional Schedule for Rate Cap)

SCHEDULE 2.8

Schedule 2.10

Project Budget

SCHEDULE 2.10